Exhibit 10.1

LOAN AND SECURITY AGREEMENT
dated as of May 28, 2024
by and among
MICROVAST HOLDINGS, INC.,
as Holdings,
MICROVAST, INC.,
as Borrower,
the Subsidiaries party hereto as Guarantors,
YANG WU,
as Initial Lender,
and
ACQUIOM AGENCY SERVICES LLC,
as Agent

TABLE OF CONTENTS
Page

Annexes
Annex I    Commitments and Pro Rata Shares
Annex II    Addresses
Exhibits
Exhibit A    Form of Assignment Agreement
Exhibit B    Form of Compliance Certificate
Exhibit C    Form of Joinder Agreement
Exhibit D    [Reserved]
Exhibit E    Form of Notice of Borrowing
Exhibit F    Form of Conversion/Continuation Notice
Exhibit G    Form of Notice of Conversion
Exhibit H    Form of Solvency Certificate
Exhibit I-1    Form of Closing Date Certificate
Exhibit I-2    Form of Delayed Draw Borrowing Date Certificate
Exhibit J    Form of Intellectual Property Security Agreement
Exhibit K    [Reserved]
Exhibit L-1    Form of U.S. Tax Compliance Certificate (for Non-U.S. Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2    Form of U.S. Tax Compliance Certificate (for Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3    Form of U.S. Tax Compliance Certificate (for Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4    Form of U.S. Tax Compliance Certificate (for Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Schedules
Schedule 5.1    Loan Parties
Schedule 5.6    Litigation
Schedule 5.8    Capitalization
Schedule 5.9    Pension Plans
Schedule 5.16    Insurance
Schedule 5.18    Intellectual Property
Schedule 5.20A    Collective Bargaining Agreements
Schedule 5.20B    Labor Disputes
Schedule 5.23(a)    Financing Statements
Schedule 5.23(b)    Mortgages
Schedule 5.23(c)    Certain Locations
Schedule 5.24    Investment Property
Schedule 5.27    Deposit Accounts and Other Accounts
Schedule 5.29    Name and Address
Schedule 6.11    Post-Closing Obligations
Schedule 6.13    Milestones
Schedule 7.1    Existing Debt
Schedule 7.2    Existing Liens
Schedule 7.7    Affiliate Transactions
Schedule 7.10    Existing Investments
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DM_US 205552691-19.123514.0011

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT, dated as of May 28, 2024, by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of Holdings listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” hereunder, together with Holdings, collectively, the “Guarantors”; and, together with the Borrower, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”), and ACQUIOM AGENCY SERVICES LLC, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).
WHEREAS, Borrower has requested that Lenders make available to Borrower the extensions of credit referenced herein on the terms and conditions contained herein; and
WHEREAS, Lenders have agreed severally to make available to Borrower the extensions of credit referenced herein on the terms and conditions contained herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
Section 1.Definitions; Interpretation.
1.1Definitions.
When used herein the following terms shall have the following meanings:
“2021 Long Term Incentive Plan” means the long-term incentive plan established in 2021 and maintained by Holdings, as in effect on the Closing Date.
“Acceleration Event” means the occurrence and continuance of any of the following: (a) an Event of Default under Section 8.1.1 as a result of the failure to pay in full the Initial Term Loan and/or the Delayed Draw Term Loan on the Maturity Date; (b) an Event of Default under Section 8.1.3(b); or (c) any other Event of Default under Section 8.1 and the declaration by Agent (acting at the direction of the Required Lenders) or the Required Lenders that the Obligations are due and payable and the Delayed Draw Term Loan Commitments are terminated.
“Account” means each Loan Parties’ now existing or hereafter arising or acquired accounts, accounts receivable, and any other rights to payment, however created including, without limitation, any right to payment for goods sold or leased, or for services rendered, whether arising out of the sale of inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, general intangibles and other obligations arising out of or representing a right to payment thereunder, however created.
“Account Debtor” means any person and/or entity obligated on an Account.
“Acquisition” means any transaction or series of related transactions for the purpose of resulting, directly or indirectly, in the acquisition of all or substantially all of (a) the assets of a Person, or of all or substantially all of property or fixed assets of any other Person or any division or line of business or division or other business unit of any other Person (including “tuck in” acquisitions), (b) the Equity

Interests of any Person (by means of stock purchase or merger), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means (a) any other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with such Person or (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. Notwithstanding the foregoing, neither the Agent nor any Lender shall be deemed an Affiliate of any Loan Party or any Subsidiary.
“Agent” means Acquiom Agency Services LLC, in its capacities as administrative agent and collateral agent for the Lenders and any successors and permitted assigns thereto in such capacities.
“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” has the meaning set forth in Section 5.22(b).
“Anti-Terrorism Laws” means any and all laws, regulations, rules, orders, etc. in effect from time to time relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (of September 23, 2001) and the USA Patriot Act (Pub. L. No. 107-56 (Oct. 12, 2001)), in each case as amended.
“Applicable Margin” means 9.75% per annum.
“Applicable Prepayment Premium” means, as of any date of determination, with respect to and in the event of any prepayment of the Term Loans and any payment made pursuant to Section 2.9.3), (a) from and after the Closing Date to and including the day immediately preceding the Maturity Date, an amount equal to present value of the amount of interest that would have accrued on such prepaid amount of the Term Loans pursuant to the terms hereof from the period commencing on the applicable prepayment date and ending on the Maturity Date.
“Approved Fund” means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.
“Assignee” has the meaning set forth in Section 10.8.1(a).
“Assignment Agreement” means an agreement substantially in the form of Exhibit A or such other form approved by the Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this

Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13.4.
“Averaging Period” has the meaning set forth on Section 2.12.3(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13.1.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be a rate per annum equal to the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(d)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as may be amended.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such corporation, (b) in the case of any limited liability company, the board of managers, board of governors, managing members or other applicable governing body of such limited liability company, (c) in the case of any partnership, the general partners of such partnership (or the board of directors of the general partner of such partnership, if any) and (d) in any other case, the functional equivalent of the foregoing.
“Borrower” has the meaning set forth in the Preamble.
“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of a SOFR Loans, as to which a single Interest Period is in effect.
“BSA” has the meaning set forth in Section 4.1.2(p).

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday or any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Term SOFR Rate Loans, any day that is a U.S. Government Securities Business Day.
“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP (subject to Section 10.3 hereof), is accounted for as a capital lease on the balance sheet of such Person.
“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalent Investment” means, at any time, (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after such time, or any overnight federal funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000) or (d) any other short term liquid investments approved in writing by Agent (at the written direction of the Required Lenders).
“Casualty/Condemnation Event” means (a) any casualty, loss, destruction, damage or taking of any property (or any part thereof), (b) any condemnation, loss of title, seizure, or taking, by exercise of the power of eminent domain or otherwise, of any property (or any part thereof), or confiscation of any property (or any part thereof) or the requisition of the use of such property, (c) any covered loss under an insurance policy that covers or purports to cover the asset subject thereto, or (d) any other event that results in the receipt of casualty insurance proceeds (other than, in each case, proceeds of business interruption insurance, including cyber insurance and/or network/interruption insurance).
“Change of Control” means an event or series of events by which:
(a)any Person or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended) acquires, directly or indirectly, 50% or more of the aggregate outstanding voting or economic power of the Equity Interests issued by Holdings;
(e)Holdings ceases to own and control, directly or indirectly, 100% of each class of Equity Interests issued by the Borrower on a fully-diluted basis (taking into account all such securities that any Person has the right to acquire pursuant to any option, convertible security or other right); or
(f)Borrower ceases to own and control, directly or indirectly, 100% of each class of Equity Interests issued by each Loan Party (other than Holdings and Borrower) on a fully-diluted basis (taking into account all such securities that any Person has the right to acquire pursuant to any option, convertible security or other right), except in connection with a disposition, merger, consolidation or other transaction otherwise permitted by this Agreement.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is an Initial Term Loan or a Delayed Draw Term Loan, (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. For purposes of this definition, any separate series or tranche shall be treated as a separate “Class” regardless of whether such series or tranche is specifically designated as a separate “Class”.
“Close of Business” means 5:00 p.m., Eastern time.
“Closing Date” means the date on which the conditions precedent set forth in Section 4.1 are satisfied and the Closing Date Transactions are consummated.
“Closing Date Perfection Certificate” means a Perfection Certificate dated as of the Closing Date with respect to the Loan Parties as of the Closing Date.
“Closing Date Transaction Expenses” means all fees, costs, expenses, charges and accruals (including legal, tax, structuring and other fees, costs and expenses and non-operating or non-recurring professional fees, costs and expenses related thereto), or any amortization thereof, incurred or paid by the Loan Parties in connection with the Closing Date Transactions.
“Closing Date Transactions” means, collectively, (a) the execution and delivery of the Loan Documents entered into on the Closing Date and the funding of the Initial Term Loan hereunder on the Closing Date and (b) the payment of Closing Date Transaction Expenses.
“Collateral” has the meaning set forth in Section 11.1.
“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to Agent and Required Lenders pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Agent and waives (or, if approved by Required Lenders, subordinates) any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to any Collateral stored or otherwise located thereon.
“Collateral Documents” means, collectively, this Loan and Security Agreement, the Guarantee Agreement, the Intellectual Property Security Agreements, the Pledge Agreement, each Mortgage, each Perfection Certificate, each Collateral Access Agreement, each Control Agreement and each other agreement or instrument pursuant to or in connection with which any Loan Party grants a security interest in any Collateral to Agent, each as amended, restated, supplemented or otherwise modified from time to time.

“Commitment” means, as to any Lender, such Lender’s Pro Rata Initial Term Loan Share of the Initial Term Loan Commitment and such Lender’s Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan Commitment.
“Common Stock” means the common stock of Holdings, par value $0.0001 per share, or any other shares of Capital Stock of Holdings into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving Holdings that is otherwise permitted hereunder in which Holdings is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
“Compliance Certificate” means a certificate substantially in the form of Exhibit B or such other form approved by the Agent (acting at the direction of the Required Lenders).
“Computation Period” means, as of any date of determination, the period of four (4) consecutive Fiscal Quarters ending on such date.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby, or, if not a fixed and determined amount, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person providing the guarantee or support.
“Control” means the possession, directly or indirectly, of the power either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a tri-party deposit account control agreement by and among the applicable Loan Party, Agent and the depository intermediary in form and substance reasonably satisfactory to Agent and the Required Lenders and in any event providing (a) to Agent “control” of such deposit account, securities account or commodities account within the meaning of Article 9 of the Uniform Commercial Code and (b) for “springing” dominion upon the occurrence and during the continuation of an Event of Default.
“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with a Loan Party, are treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

“Conversion/Continuation Notice” means a written notice in substantially the form of Exhibit F or such other form approved by the Agent.
“Conversion Price” means at any time an amount equal to $1.00 divided by the applicable Conversion Rate at such time.
“Copyright Licenses” means all written agreements naming any Loan Party as licensor or licensee, including those listed on Schedule 5.18, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” means (a) all works of authorship, software, copyrights, database rights and design rights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5.18, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world in any and all media, whether now existing or hereafter developed.
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts or other accounts payable in the ordinary course of such Person’s business that are not more than one hundred twenty (120) days past due), (e) all indebtedness secured by a Lien on the property of such Person and for which recourse is expressly limited to a specific asset, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the lesser of (i) the fair market value of such property and (ii) the aggregate outstanding principal amount of such indebtedness), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all Contingent Obligations of such Person to the extent the underlying primary obligation would otherwise constitute “Debt” under this definition, (h) all non-compete payment obligations, earn-outs and similar obligations, (i) all indebtedness of any partnership of which such Person is a general partner unless non-recourse to such Person, and (j) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP; provided that, as of any date of determination, the amount of any earn-out or other similar obligation for all purposes hereunder shall be valued at the maximum reasonably anticipated liability in respect thereof, determined as of such date in accordance with GAAP.
“Default” means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 2.6.1.

“Defaulting Lender” means any Lender that (a) for so long as such failure shall exist, has failed to make any Loan or other credit extension or payment that such Lender is required to make pursuant to the terms of this Agreement, or (b) (i) has admitted in writing that it is insolvent or (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (unless, in the case of any Lender referred to in this clause (b), Borrower and Agent are reasonably satisfied that such Lender intends, and has the financial wherewithal and all approvals required to enable it, to continue to perform its obligations hereunder as a Lender).
“Delayed Draw Borrowing Date” means the date on which the conditions set forth in Section 4.2 of this Agreement are satisfied or waived by the Delayed Draw Term Lenders, the Delayed Draw Term Loan is borrowed in accordance with the terms hereof and all Delayed Draw Term Loan Commitments are permanently reduced to $0, which, for the avoidance of doubt, shall occur prior to the Delayed Draw Commitment Termination Date.
“Delayed Draw Commitment Termination Date” means the date that is the earlier of (a) July 8, 2024, (b) the Delayed Draw Borrowing Date and (c) the date upon which all Delayed Draw Term Loan Commitments of each Delayed Draw Term Lender have been permanently terminated or reduced to $0.
“Delayed Draw Term Lender” means (a) on the Closing Date, the Initial Lender and (b) thereafter, any Lender holding a Delayed Draw Term Loan Commitment and/or holding any outstanding Delayed Draw Term Loan.
“Delayed Draw Term Loan Commitment” means the commitment of each Delayed Draw Term Lender to make the Delayed Draw Term Loan on the Delayed Draw Borrowing Date in an aggregate amount not to exceed the amount set forth opposite such Delayed Draw Term Lender’s name on Annex I, as the same may be amended from time to time prior to the Delayed Draw Borrowing Date pursuant to the terms hereof. The aggregate principal amount of the Delayed Draw Term Loan Commitments on the Closing Date is $13,000,000.
“Delayed Draw Term Loan” has the meaning given to such term in Section 2.1.2(b).
“Disposition” means, as to any asset or right of any Loan Party, (a) any sale, lease, assignment or other transfer (other than to another Loan Party), (b) any loss, destruction or damage thereof or (c) any condemnation, confiscation, requisition, seizure or taking thereof, in each case, excluding (i) the sale or other transfer of Inventory in the ordinary course of business, (ii) property that is the subject of a Capital Lease or purchase money financing if the terms of such Capital Lease or purchase money financing require the making of a mandatory prepayment of the underlying Debt upon such disposition (solely to the extent of the amount required to be made as a mandatory prepayment of the underlying Debt upon such disposition, but not any other amount), and (iii) dispositions under clauses (i), (iii), (iv), (v), (vii), (viii), (x) and (xi) of Section 7.4(b).
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of the Loans and all other Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash (other than tax distributions), or (d) is convertible into or exchangeable for (i) Debt or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is one (1) year after the Maturity Date.
“Dollar” and $ mean lawful money of the United States of America.
“Domain Names” means all domain names registered with the Internet Corporation for Assigned Names and Numbers, including those listed on Schedule 5.18 and any sub-domains of and the right to obtain all renewals of any the foregoing.
“Domestic Subsidiary” means any Subsidiary of the Borrower incorporated or organized under the laws of the United States, any state thereof, any territory thereof or the District of Columbia.
“E-System” means any electronic system, including Intralinks, SyndTrak Online and any other internet or extranet based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) that is sponsored, maintained or contributed to by Borrower or any Loan Party.
“Energy” has the meaning set forth in Section 4.2.6.
“Environmental Attributes” means (a) greenhouse gas emission reductions, recognized in any form, including, without limitation, verified emission reductions, voluntary emission reductions, offsets, and any other voluntary or compliance credits or allowances, credits, avoided compliance costs, emission rights and authorizations under any Applicable Law, or any emission reduction or tracking registry, trading system, reduction or reporting program for greenhouse gas emissions that is established, certified, maintained or recognized by any Governmental Authority or non-governmental agency, and (b) any and all credits, certificates, claims, benefits, reporting or marketing rights, identifiers, and transferable, tradable, and/or monetizable environmental instruments or commodities and/or any other indicia of environmental protection or improvement, howsoever entitled, in the case of each of the foregoing clauses (a) and (b), attributable directly, indirectly, and/or in connection with the production and/or delivery of any products or other output from any project, plant or lines of business. Environmental Attributes may be generated, originated, issued, allocated, distributed, granted, approved, recognized, created or arise generally in the present or future through international, federal, state, regional or local Law, program, or agreement or through voluntary standard, protocol, certification, methodology or attestation, and include without limitation, renewable energy certificates, renewable energy credits, renewable thermal certificates, clean energy certificates, clean energy credits, green tags, western renewable energy generation information system certificates, low-carbon fuel standard credits, renewable identification numbers, as well as:
(i)any direct, indirect, and/or avoided emissions reductions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants;
(ii)direct, indirect, and/or avoided emissions reductions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases that have been determined by the United Nations Intergovernmental Panel on Climate Change or otherwise by Applicable Law, to contribute to the actual or potential threat of altering climate by trapping heat in the atmosphere; and
(iii)the reporting rights to emissions reductions and/or renewable or clean energy usage, such as Green Tag Reporting Rights.
“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment or any Person or property resulting from the release of or exposure to Hazardous Substances.
“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to health and safety (as it relates to exposure to or the presence of Hazardous Substances, or pollution or protection of the environment or, as it relates to the presence of Hazardous Substances, workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance).
“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA (unless the notice requirement has been duly waived under the applicable regulations) with respect to a Pension Plan; (b) the withdrawal by Borrower or any member of the Controlled Group from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal by Borrower or any member of the Controlled Group from any Multiemployer Pension Plan; (d) with respect to any Multiemployer Pension Plan, the filing of a notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Pension Plan or Multiemployer Pension Plan by the PBGC; (g) the failure of Borrower or any member of the Controlled Group to make any required contribution to any Pension Plan or Multiemployer Pension Plan when due; (h) the taking of any action with respect to a Pension Plan which would reasonably be expected result in the requirement that Borrower or any other Loan Party furnish a bond or other security to the PBGC or such Pension Plan; (i) any material increase in the liability of Borrower or any other Loan Party with respect to any retiree medical benefits; (j) any notice that increased contributions to any Multiemployer Pension Plan may be required to avoid a reduction in plan benefits or the imposition of an excise tax or that any Multiemployer Pension Plan is or has been funded at a rate less than that required under Sections 412 or 431 of the IRC; (k) the imposition of a lien under Section 412 or 430(k) of the IRC or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of Borrower or any other Loan Party; (l) a Pension Plan is in “at risk” status within the meaning of IRC Section 430(i); (m) a Multiemployer Pension Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the IRC; and (n) any other event or condition that would reasonably be expected to constitute grounds for the imposition of any material liability upon Borrower or any member of the Controlled Group under Title IV of ERISA other than for PBGC premiums due but not delinquent.
“Erroneous Payments” has the meaning set forth in Section 9.15.
“Event of Default” means any of the events described in Section 8.1.
“Excluded Accounts” means, collectively (and, in each case, used specially and exclusively as), (a) trust accounts (to the extent of amounts held therein in trust in the ordinary course of business on behalf of third parties who are not Loan Parties), (b) payroll and tax accounts and (c) accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any of the Loan Parties and their Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date” means, with respect to any issuance of or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.
“Excluded Property” means (a) any “intent-to-use” application trademark application prior to the acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (b) [reserved]; (c) any leasehold interest in real property; (d) [reserved]; (e) motor vehicles and all other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement); (f) pledges and security interests prohibited or restricted by applicable requirements of law (including any requirement to obtain the consent of any Governmental Authority or third party), except to the extent such prohibition is rendered ineffective under the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, provided that such security interest in favor of Agent under the Collateral Documents shall attach immediately and automatically at such time as the condition causing such prohibition, violation or unenforceability in this clause (f) shall be remedied; (g) Excluded Accounts; (h) any assets to the extent that the Required Lenders reasonably determine that granting a security interest in such assets in favor of the Agent could reasonably be expected to result in material adverse tax consequences to Holdings, the Borrower, any Subsidiary or any Parent Company that outweigh the benefits to the Lenders; (i) any lease, contract, permit, license, agreement, instrument or other document that validly prohibits the creation by Borrower of a security interest therein, except to the extent such prohibition is rendered ineffective under the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, provided that such security interest in favor of Agent under the Collateral Documents shall attach immediately and automatically at such time as the condition causing such prohibition, violation or unenforceability in this clause (i) shall be remedied; (j) Letter-of-Credit Rights with a face amount less than or equal to $50,000; (k) Commercial Tort Claims seeking damages in an amount reasonably estimated in good faith by the Borrower to be less than $50,000; (l) any IRA 45X Credits, (m) Environmental Attributes and (n) any other asset for which Required Lenders and Borrower reasonably agree that the burden, cost, difficulty or consequence of obtaining a security interest or perfection thereof is excessive in relation to the benefit to the Lenders afforded thereby; provided that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless any such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.7(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e), and (d) any withholding Taxes imposed under FATCA.
“Extraordinary Receipt” means any cash received by or paid to any Loan Party or any Subsidiary to the extent constituting (a) purchase price and other monetary adjustments made in connection with any Acquisition, any Investment or any Disposition, (b) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (c) indemnity payments and (d) insurance proceeds (excluding business interruption insurance, network interruption insurance and cyber insurance, but including proceeds of any representation and warranty policy, any key man life insurance policy or any other insurance policy maintained by, or payable to, any Loan Party or any Subsidiary).
“FATCA” means Sections 1471 through 1474 of the IRC (as of the date of this Agreement or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreement implementing the foregoing, any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any applicable intergovernmental agreement, treaty or convention among Governmental Authorities with respect thereto, and any applicable agreement entered into pursuant to Section 1471(b)(1) of the IRC.
“Federal Funds Rate” means, for any day, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the greater of (a) rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) 0.00%.
“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, by and between the Borrower and Agent, as may be amended, restated, supplemented or otherwise modified from time to time.
“Financial Covenant” means the financial covenant set forth in Section 7.13.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year of Holdings, Borrower and their respective Subsidiaries.
“Fiscal Year” means the fiscal year of Holdings, Borrower and their respective Subsidiaries, which period shall be the twelve (12) month period ending on December 31 of each year.
“Floor” means a rate of interest equal to 3.00% per annum.
“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.
“GAAP” means generally accepted accounting principles in effect in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governing Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization or deed of incorporation, and the operating agreement or articles of association; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, branch of government, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Closing Date, by and among the Loan Parties and the Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Guarantor” has the meaning set forth in the Preamble.
“Hazardous Substances” means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.
“Holdings” has the meaning set forth in the Preamble.
“Indemnified Liabilities” has the meaning set forth in Section 10.5.
“Indemnified Person” has the meaning set forth in Section 10.5.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Term Lender” means (a) on the Closing Date, Initial Lender and (b) thereafter, Initial Lender and any other Lender with an Initial Term Loan Commitment or holding an Initial Term Loan.
“Initial Term Loan” has the meaning set forth in Section 2.1.2(a).
“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Initial Term Lender’s name on Annex I, as the same may be reduced or increased from time to time pursuant to assignments by or to such Initial Term Lender pursuant to Section 10.8. The aggregate principal amount of the Initial Term Loan Commitments on the Closing Date is $12,000,000.
“Initial Lender” has the meaning set forth in the Preamble.
“Intellectual Property” means all (a) Copyrights, (b) Patents, (c) Trademarks, (d) all inventions (whether patentable or not), invention disclosures, discoveries, improvements, ideas, developments, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, algorithms, source code, devices, methods, techniques, processes, formulae, research and development, compilations, compositions, manufacturing and production processes, devices, technical data, specifications, reports, analyses, data analytics, know-how, proprietary information, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals, technical information, confidential information, databases, data collections and any other information that derives value from not being generally known; (e) Trade Secrets, and (f) any rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world.
“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement in substantially the form of Exhibit J or such other form approved by the Agent (acting at the direction of the Required Lenders), executed and delivered to Agent by each applicable Loan Party.

“Intercompany Note” means an intercompany note with respect to certain intercompany debt, which shall contain subordination terms in form and substance reasonably acceptable to Required Lenders.
“Interest Period” means, as to any SOFR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a SOFR Loan and ending on the date that is one (1), three (3) or, with the consent of each applicable Lender, six (6) months thereafter, as selected by Borrower pursuant to Section 2.2.2 or Section 2.2.3, as the case may be; provided that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event, such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Loan which would extend beyond the Maturity Date; and (d) Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.
“Investment” means, with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person (other than travel and similar advances to employees and independent contractors in the ordinary course of business) or (d) the making of an Acquisition. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any Returns.
“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC of any Loan Party, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC of any Loan Party, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.
“IRA 45X Credit” means the advanced manufacturing production credit set forth in Section 45X(a)(1) of the Code, enacted pursuant to Public Law 117-169, 136 Stat. 1818 (August 16, 2022), commonly referred to as the Inflation Reduction Act of 2022 generated from the production and sale of eligible components (as defined in Section 45X(c)(1) of the Code) that (a) constitute a qualifying battery component (as defined in Section 45X(c)(5)(A) of the Code) consisting of either (i) battery cells (as defined in Section 45X(c)(5)(B)(ii) of the Code) or (ii) battery modules (as such terms are defined in Section 45X(c)(5)(B)(iii) of the Code), in each case that are sold or deemed sold to an unrelated third party and (b) arise from the production of the items referred to in the immediately preceding clause (a) at the manufacturing plant where the battery cells are produced.
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the United States Internal Revenue Service.
“Issuers” means the collective reference to each issuer of any Investment Property.

“Joinder Agreement” means an agreement substantially in the form of Exhibit C or such other form approved by the Agent.
“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any Trading Day, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the OTC Markets Group Inc. or a similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three (3) nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected from time to time by the Borrower for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Borrower and shall be conclusive absent manifest error.
“Legal Costs” means, with respect to the Agent and all Lenders, (a) all reasonable fees, costs, disbursements, expenses and charges of one primary outside legal counsel for Agent, one primary legal counsel for Initial Lender and one primary outside legal counsel for all other Lenders (taken as a whole), if any, and one additional counsel for Agent and all Lenders (taken as a whole) in each relevant jurisdiction (provided that, if Agent or any Lender reasonably determines an actual or potential conflict of interest exists, Legal Costs shall include the reasonable fees, costs, disbursements, expenses and charges of one additional counsel on behalf of each group of similarly affected parties) and (b) all court costs and similar legal fees, costs, disbursements, expenses and charges.
“Lenders” has the meaning set forth in the Preamble.
“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
“Liquidity Testing Date” has the meaning set forth in Section 7.13.1.
“Liquidity” shall mean, at any time, an amount equal to the sum of the aggregate amount of Borrower’s unrestricted and unencumbered cash (other than by the Lien in favor of Agent in accordance with this Agreement) and Cash Equivalent Investments owned or held by the Domestic Subsidiaries that are Loan Parties.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Fee Letter, any Joinder Agreement, the Warrant, any intercreditor agreement and all other documents, instruments and agreements executed by a Loan Party in connection with the foregoing and identified or designated as a “Loan Document”, in each case, as may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Loan Party” has the meaning set forth in the Preamble.
“Loans” means Initial Term Loan and the Delayed Draw Term Loan.
“Margin Stock” means any “margin stock” as defined in Regulation T, U or X of the FRB.
“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the thirty (30) minutes prior to the scheduled close of trading on such Scheduled Trading Day.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business or properties of Holdings and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Loan Parties taken as a whole to perform any of their Obligations under any Loan Document, (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document, (d) a material adverse effect upon the rights and remedies of Agent or any Lender under any Loan Document, or (e) a material adverse effect on the validity, perfection or priority of any Lien in favor of Agent on any material Collateral.
“Material Contract” means any contract, agreement, instrument or arrangement (a) that provides for aggregate payments of $500,000 or more per Fiscal Year to or from Holdings or any Subsidiary or (b) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the earliest to occur of (a) November 28, 2025, and (b) the date on which the Obligations are accelerated or terminated pursuant to the terms of this Agreement; provided that, if such date is not a Business Day, the Maturity Date shall be deemed to be the immediately preceding Business Day.
“Milestones” has the meaning set forth in Section 6.13.
“Mortgage” means a mortgage, deed of trust or similar instrument granting a Lien to Agent on a real property interest of any Loan Party.
“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group has any liability (contingent or otherwise).
“Net Cash Proceeds” means:
(a)with respect to any Disposition (other than a Casualty/Condemnation Event), the aggregate cash proceeds (including cash proceeds by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party or any Subsidiary pursuant to such Disposition, net of (i) the reasonable and documented direct fees, costs, and expenses relating to such Disposition (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) taxes paid by Holdings, Borrower or such Subsidiary and Tax Distributions made pursuant to Section 7.3 as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien that has priority over the Lien of Agent on the asset subject to such Disposition, (iv) the amount of any reserves established in accordance with GAAP to fund purchase price adjustments, indemnification and similar contingent liabilities (other than any earn-out obligations) and any other liabilities retained by Holdings, Borrower or its Subsidiaries associated with any asset that is the subject of such Disposition (as determined by the Borrower in good faith), (v) any other amounts that are required to be paid to any third party having a superior interest in the properties that are the subject of such Disposition, solely to the extent such superior interest is permitted by this Agreement, and (vi) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to such Loan Party or such Subsidiary);
(g)with respect to any issuance of Debt or Equity Interests, the aggregate cash proceeds received by Holdings, Borrower or any of their Subsidiaries pursuant to such issuance, net of (i) the reasonable and documented direct fees, costs, and expenses relating to such issuance (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) taxes paid by Holdings, Borrower or such Subsidiary and Tax Distributions made pursuant to Section 7.3 as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such issuance (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to such Loan Party or such Subsidiary);
(h)with respect to any Extraordinary Receipts, the aggregate cash proceeds received by Holdings, Borrower or any of their Subsidiaries, net of (i) the reasonable and documented direct fees, costs, and expenses relating to such Extraordinary Receipt (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) taxes paid by Holdings, Borrower or such Subsidiary and Tax Distributions made pursuant to Section 7.3 as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) any portion of such proceeds that are payable to a Person that is not Holdings or any of its Subsidiaries in accordance with applicable law or with contractual obligations entered into in the ordinary course of business; and
(i)with respect to any Casualty/Condemnation Event, the aggregate amount of all cash payments (including any cash received by way of release from escrow or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Casualty/Condemnation Event, net of (i) the reasonable and documented direct fees, costs, and expenses relating to such Casualty/Condemnation Event (including costs and expenses in connection with any insurance claim or settlement, sales commissions and legal, accounting and investment banking fees), (ii) taxes paid by Holdings, Borrower or such Subsidiary and Tax Distributions made pursuant to Section 7.3 as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien that has priority over the Lien of Agent on the asset affected by such Casualty/Condemnation Event, (iv) the amount of any reserves established in accordance with GAAP to fund purchase price adjustments, indemnification and similar contingent liabilities (other than any earn-out obligations) and any other liabilities retained by Holdings, Borrower or its Subsidiaries associated with any asset that is the subject of such Casualty/Condemnation Event (as determined by the Borrower in good faith), (v) any other amounts that are required to be paid to any third party having a superior interest in the properties that are the subject of such Casualty/

Condemnation Event, solely to the extent such superior interest is permitted by this Agreement, and (vi) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Casualty/Condemnation Event (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to such Loan Party or such Subsidiary).
“Non-U.S. Lender” means any Lender that is not a U.S. Lender.
“Note” means a promissory note in such form approved by the applicable requesting Lender.
“Notice of Borrowing” means a written notice in substantially the form of Exhibit E or such other form approved by the Agent, which shall include the following information:
(a)the Class of such Borrowing;
(j)the aggregate principal amount of the requested Borrowing;
(k)the date of such Borrowing, which shall be a Business Day; and
(l)the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed.
“Obligations” means all liabilities, indebtedness and obligations (monetary (including principal, interest (including PIK Interest), premium (including the Applicable Prepayment Premium), post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of any Loan Party under this Agreement, any other Loan Document, any other Collateral Document or any other document or instrument executed in connection herewith or therewith, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
“OFAC” has the meaning set forth in Section 5.22(a).
“Open of Business” means 9:00 a.m., Eastern time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7(b)).
“Owned Intellectual Property” means the Intellectual Property owned or purported to be owned by any Loan Party.

“Paid in Full,” “Pay in Full”, “Payable in Full” or “Payment in Full” means, with respect to any Obligations, the payment in full in cash of all such Obligations (other than with respect to contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and the termination of all commitments to lend or other obligations of Agent or the Lenders to provide any additional credit or extensions of credit hereunder.
“Parent Company” means Holdings and any other Person of which the Holdings is an indirect wholly-owned subsidiary.
“Participant” has the meaning set forth in Section 10.8.2.
“Participant Register” has the meaning set forth in Section 10.8.2.
“Patent Licenses” means all written agreements naming any Loan Party as licensor or licensee, including those listed on Schedule 5.18, granting any right to manufacture, use or sell any invention covered in whole or in part by a Patent.
“Patents” means (a) all issued patents, industrial designs, utility models, and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations, and extensions thereof of the United States, any other country or any political subdivision thereof, including any of the foregoing referred to in Schedule 5.18; (b) all rights to obtain any reissues or extensions of the foregoing; and (c) the right to sue for past, present and future infringements thereof.
“PATRIOT Act” has the meaning set forth in Section 4.1.2(p).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group has any liability (contingent or otherwise), including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Perfection Certificate” means a certificate provided by the Loan Parties in form and substance reasonably satisfactory to the Lenders that provides information with respect to the Loan Parties.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Liens” means Liens permitted by Section 7.2.
“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
“PIK Interest” has the meaning set forth in Section 2.6.1.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, by and among the Loan Parties and Agent (for the benefit of the Lenders), as may be amended, restated, supplemented or otherwise modified from time to time.
“Pledged Collateral” means the Pledged Equity and Pledged Notes.
“Pledged Equity” means the Equity Interests listed on Schedule 5.24, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party; provided that, solely with respect to Holdings, its Pledged Equity shall only consist of the Equity Interests of the Borrower.
“Pledged Notes” means all promissory notes listed on Schedule 5.24, all Intercompany Notes at any time issued to the Borrower or any Subsidiary Guarantor and all other promissory notes issued to or held by the Borrower or any Subsidiary Guarantor (other than (a) promissory notes issued in connection with extensions of trade credit by the Borrower or any Subsidiary Guarantor in the ordinary course of business and (b) promissory notes which have an outstanding principal amount less than $10,000 in the aggregate for all Loan Parties (other than Holdings)).
“Pro Rata Delayed Draw Term Loan Share” means, with respect to any Lender, the percentage equal to such Lender’s share of the Delayed Draw Term Loan Commitment, or if the Delayed Draw Term Loan Commitment has terminated, its share of the aggregate unpaid principal amount of the Delayed Draw Term Loan.
“Pro Rata Initial Term Loan Share” means, with respect to any Lender, the percentage equal to such Lender’s share of the Initial Term Loan Commitment, or if the Initial Term Loan Commitment has terminated, its share of the aggregate unpaid principal amount of the Initial Term Loan.
“Pro Rata Share” means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) obtained by dividing (a) the sum of (i) such Lender’s Pro Rata Initial Term Loan Share of the Initial Term Loan Commitment (or if the Initial Term Loan Commitment has terminated, such Lender’s Pro Rata Initial Term Loan Share of the Initial Term Loan) and (ii) such Lender’s Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan Commitment (or if the Delayed Draw Term Loan Commitment has terminated, such Lender’s Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan) and to the extent applicable, by (b) the Total Loan Commitment.
“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.
“Real Estate Asset” means an interest (fee, leasehold or otherwise) in any real property, other than Excluded Property.
“Recipient” means (a) Agent or (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 10.8.1(c).
“Relevant Governmental Body” means the Federal Reserve Bank of New York.
“Replacement Lender” has the meaning set forth in Section 3.7(b).

“Required Lenders” means, at any time, Lenders having Pro Rata Shares the aggregate Dollar equivalent amount of which exceeds 50% of the total Pro Rata Shares of all Lenders at such time; provided that the Pro Rata Share of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payments” has the meaning set forth in Section 7.3.
“Returns” means, with respect to any Investment, the amount of all dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment, including any such amounts received in cash or Cash Equivalent Investments and/or the fair market value of any property or assets.
“Sale and Leaseback Transaction” means, with respect to Holdings or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby Holdings or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for a similar purpose or purposes as the property being sold or transferred.
“Sanctions” has the meaning set forth in Section 5.22(a).
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SDN List” has the meaning set forth in Section 5.22(a).
“Senior Secured Credit Facilities” means the Initial Term Loan and the Delayed Draw Term Loan Commitments or the Delayed Draw Term Loan, as applicable.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“Spin-Off” has the meaning set forth in Section 2.12.3(d).
“Subordinated Debt” means the unsecured Debt of Holdings, Borrower or any of their Subsidiaries which is expressly subordinated in right of payment to the Obligations and listed on Schedule 7.1 hereto.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower; provided, however, that any Subsidiary of the Borrower organized in the People’s Republic of China (or any of such Subsidiary’s Subsidiaries) for the purposes of the following covenants shall be deemed not to be a Subsidiary of the Borrower under this Agreement until such time as such entity becomes a Loan Party:  Sections 5.7, 7.1. 7.2, 7.3 (insofar as any such entity may make Restricted Payments to a PRC organized entity in order to upstream cash to the Borrower, in the reasonable business judgment of the Borrower), 7.4(c) (to the extent that a lien, pledge or any other type of security interest is considered a transfer), 7.6, 7.10, 7.26, and 7.28.
“Subsidiary Guarantor” means each Subsidiary of Borrower that is a Guarantor.
“Tax Distributions” means in the event that any Borrower, any Guarantor and/or any of their Subsidiaries files a consolidated, combined, unitary or similar type U.S. federal or state income tax return with any Parent Company, such Borrower, Guarantor or Subsidiary may make distributions to such Parent Company to permit such Parent Company to pay U.S. federal and state income taxes attributable to its allocable share of the net taxable income of such Borrower, Guarantor or Subsidiary, as the case may be, for such taxable year (or portion thereof) then due and payable by the Parent Company of such consolidated, combined or unitary group, including any estimated payments; provided that the amount of such payments in any taxable year (or portion thereof) does not exceed the lesser of (x) the amount that such Borrower, Guarantor or Subsidiary would be required to pay in respect of such U.S. federal and applicable state income taxes for such taxable year (or portion thereof) were such Borrower or Guarantor and/or their Subsidiaries to file as a separate consolidated, combined or unitary group for the relevant income tax purposes or (y) the amount U.S. federal and applicable state income taxes actually due and payable by such Parent Company for such taxable year (or portion thereof).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loans” means, individually or collectively, as the context may require, the Initial Term Loan and/or the Delayed Draw Term Loan.
“Term Sheet” means that certain Term Sheet, dated as of May 14, 2024, by and among Borrower, Holdings and Initial Lender.
“Term SOFR” means: for any calculation with respect to a SOFR Loan, the rate determined by Agent to be the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the SOFR Administrator and as reported by the Term SOFR Administrator and obtained by Agent; provided that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term

SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Loan Commitment” means at any date of determination, the sum of (a) the unfunded Delayed Draw Term Loan Commitments at such date, plus (b) the outstanding principal balance of the Initial Term Loan and the Delayed Draw Term Loan at such date.
“Trade Secret” means all trade secrets as defined in the Uniform Trade Secrets Act or similar applicable law, together with any and all (a) rights and privileges arising under applicable law with respect to the foregoing, (b) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (c) rights corresponding thereto throughout the world and (d) rights to sue for past, present and future misappropriations or violations thereof.
“Trade Secret License” mean any written agreement providing for the grant by or to any Loan Party of any right to use any Trade Secrets.
“Trademark Licenses” means all written agreements naming any Loan Party as licensor or licensee, including those listed on Schedule 5.18, granting any right to use any Trademark.
“Trademarks” means (a) all trademarks, trade names, service marks, certification marks, brand names, trade dress, slogans, logos, Domain Names, uniform resource locators, social media accounts, and other source or business identifiers, and all common law rights, and goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5.18, (b) the right to obtain all renewals thereof, and (c) the right to sue for past, present or future infringement or dilutions thereof.
“Trading Day” means a day during which (a) trading in the Common Stock generally occurs on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading and (b) there is no Market Disruption Event.

“Type”, when used in reference to any Loan or Borrowing, refers to that the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.1(f)(ii)(2)(C).
“UCC” means the Uniform Commercial Code as in effect on the Closing Date and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the Closing Date in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Valuation Period” has the meaning set forth in Section 2.12.3(d).
“Warrant” means that certain Common Stock Purchase Warrant, dated as of the Closing Date, executed by Holdings in favor of Initial Lender.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Terms Defined in UCC.
All other capitalized words and phrases used and not otherwise specifically defined herein (including, without limitation, “Accessions”, “Cash Proceeds”, “Certificate of Title”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Equipment”, “Electronic Chattel Paper”, “Financial Asset”, “Fixtures”, “General Intangibles”, “Goods”, “Inventory”, “Instrument”, “Letter-of-Credit Right”, “Non-Cash Proceeds”, “Payment Intangibles”, “Proceeds”, “Securities”, “Securities Account”, “Supporting Obligations”) shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.3Interpretation.
1.3.1General Provisions.
In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to such Loan Document unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, Borrower, the Lenders and the other parties hereto and thereto and are the products of all parties; accordingly, they shall not be construed against Agent or the Lenders merely because of Agent’s or the Lenders’ involvement in their preparation. A breach of the Financial Covenant contained in this Agreement shall be deemed to have occurred as of the last day of any specified measurement period regardless of when the financial statements or the related Compliance Certificate reflecting such breach are delivered to Agent. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. It is understood and agreed that any Debt (other than the Obligations), Liens (other than the Liens securing the Obligations), Restricted Payment, Investment, disposition, Affiliate transaction or other transaction need not be permitted solely by reference to one category of permissive exception, threshold, basket or provision under this Agreement, but may instead be permitted in part under any combination thereof, in each case, subject to compliance with each and all applicable permissive exceptions, thresholds, baskets or provisions utilized at such time.
1.3.2Divisions.
Notwithstanding anything to the contrary in this Agreement, (a) any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, a Guarantor, a Loan Party, a joint venture or any other like term shall remain a Subsidiary, a Guarantor, a Loan Party, a joint venture, or other like term, respectively, after giving effect to such division, to the extent required under this Agreement, and any resulting divisions of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-division predecessor of such divisions, (b) in no event shall Borrower be permitted to effectuate a division and (c) if any Subsidiary shall consummate a division permitted under this Agreement in accordance with the foregoing, such Subsidiary shall be required to immediately (effective simultaneously with the effectiveness of such division) comply with the requirements set forth in Section 6.8 to the extent applicable.

1.3.3Business Days.
Subject to Section 2.11.3, unless otherwise specified herein or in any applicable Loan Document, when the performance of any covenant, duty or obligation under any Loan Document is required to be performed on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.
1.3.4Reserved.
1.3.5Time of Day.
Except as otherwise expressly stated herein, all references to times of day in this Agreement shall be references to New York City time (daylight or standard, as applicable).
1.4German Parallel Debt and Agent Language.
1.4.1Parallel Debt (Covenant to Pay the Agent).
(a)Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Agent, as creditor in its own right and not as representative of the Lenders, sums equal to and in the currency of each amount payable by such Loan Party to the Agent and the Lenders under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Loan Party to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount.
(b)The Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 1.4.1, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the Lenders resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.
(c)Any amount due and payable by a Loan Party to the Agent under this Section 1.4.1 shall be decreased to the extent that any of the Lenders have received (and are able to retain) payment of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Loan Parties under those provisions shall be decreased to the extent that the Agent has received (and is able to retain) payment of the corresponding amount under this Section 1.4.1.
(d)The rights of the Lenders to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Agent to receive payment under this Section 1.4.1. Each Loan Party’s parallel obligation under this Section 1.4.1 towards the Agent constitutes a single and separate obligation from any other debt of each Loan Party under the Loan Documents.
1.4.2German Transaction Security.
(a)The Agent shall:

(i)hold and administer any security interest in the Collateral governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Agent and the Lenders; and
(ii)administer any security interest in the Collateral governed by German law which is pledged (Verpfändung) or otherwise transferred to the Agent or any Lender under an accessory security right (akzessorische Sicherheit) as Agent.
(b)Each Lender hereby authorizes the Agent (whether or not by or through employees or agents):
(i)to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Agent under the Collateral Documents together with such powers and discretions as are reasonably incidental thereto;
(ii)to take such action on its behalf as may from time to time be authorized under or in accordance with the Collateral Documents; and
(iii)to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Agent in connection with the Loan Documents under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any Collateral Document governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security interest in the Collateral.
(c)Each of the Lenders hereby exempts the Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), in each case to the extent legally possible to such Lender, to make use of any authorization granted under this Agreement and to perform its duties and obligations as Agent hereunder and under the Collateral Documents. A Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.
(d)Each Lender hereby ratifies and approves all acts and declarations previously done by the Agent on such Lender’s behalf (including for the avoidance of doubt the declarations made by the Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Lender as future pledgee or otherwise).
Section 2.Credit Facilities.
2.1Commitments.
On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees as follows:
2.1.1Reserved.
2.1.2Initial Term Loan Commitment; Delayed Draw Term Loan Commitments.

(a)Subject to the terms of this Agreement and the satisfaction (or waiver by Agent and the Initial Lender) of the conditions set forth in Section 4.1, the Initial Lender severally agrees to make a loan (the “Initial Term Loan”) to Borrower on the Closing Date in an aggregate principal amount equal to the Initial Term Loan Commitment. The Commitment of the Initial Lender to make the Initial Term Loans shall terminate concurrently with the making of the Initial Term Loan on the Closing Date. Initial Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.
(b)Subject to the terms of this Agreement and the satisfaction (or waiver by Agent and the Lenders) of the terms and subject to the conditions set forth in Section 4.2, each Delayed Draw Term Lender severally agrees to make one delayed draw term loan (the “Delayed Draw Term Loan”) to Borrower on the Delayed Draw Borrowing Date, in an aggregate principal amount equal to the Delayed Draw Term Loan Commitments and, with respect to each Delayed Draw Term Lender, such Lender’s applicable Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan Commitments at such time. The Commitments of the Delayed Draw Term Lender to make the Delayed Draw Term Loan shall terminate concurrently with the making of the Delayed Draw Term Loan on the Delayed Draw Borrowing Date. Delayed Draw Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.
2.2Loan Procedures.
2.2.1Loans.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Pro Rata Shares.
(b)Each Loan shall be a SOFR Loan. Multiple SOFR Loans may be outstanding at the same time; provided that, not more than four (4) different Interest Periods shall exist among outstanding SOFR Loans at any one time (or such greater number of Interest Periods as the Agent may agree).
2.2.2Borrowings.
(a)Borrower shall give written notice to Agent of the proposed Borrowing of (i) the Initial Term Loan not later than 11:00 a.m. at least one (1) Business Day prior to the proposed date of such Borrowing and (ii) the Delayed Draw Term Loan not later than 11:00 a.m. at least three (3) Business Days prior to the proposed date of such Borrowing, or, in each case, such shorter period as Agent (acting at the direction of the Delayed Draw Term Lenders) may agree. Such notice shall be effective upon receipt by Agent, shall be irrevocable, and shall specify, in the form of a Notice of Borrowing, the date, amount and type of Borrowing and the initial Interest Period therefor. Promptly upon receipt of such notice, Agent shall advise each Lender with a Delayed Draw Term Loan Commitment thereof in writing (via facsimile, electronic mail or E-System). Each Borrowing shall be on a Business Day.
(b)Not later than 12:00 p.m. on the date of a proposed Borrowing, each Lender with a Commitment shall provide Agent at the office specified by Agent with immediately available funds covering such Lender’s applicable Pro Rata Share of such Borrowing and, so long as Agent has not received written notice that the applicable conditions precedent set forth in Section 4 with respect to such Borrowing have not been satisfied, then, upon the Agent’s receipt of all requested funds from the applicable Lenders, Agent shall pay over the funds received by Agent to Borrower on the requested borrowing date. The failure of a Defaulting Lender to fund its Pro Rata Initial Term Loan Share of an Initial Term Loan or Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan required hereunder shall not relieve any other Lender of its obligation to fund its respective Pro Rata Initial Term Loan Share of such Initial Term Loan or Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulting Lender to fund such Defaulting Lender’s Pro Rata Initial Term Loan Share of an Initial Term Loan or Pro Rata Delayed Draw Term Loan Share of the Delayed Draw Term Loan. The proceeds of each requested Borrowing will be made available to the Borrower by Agent by wire transfer of such amount to the account specified in the applicable Notice of Borrowing.
2.2.3Conversion/Continuation.
(a)Subject to Section 2.2.1, Borrower may, upon irrevocable written notice to Agent in accordance with clause (b) below, elect as of the last day of the applicable Interest Period for any SOFR Loans, to continue any SOFR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate principal amount of at least $1,000,000 and an integral multiple of $500,000 in excess thereof) for a new Interest Period; provided that any conversion of a SOFR Loan on a day other than the last day of the Interest Period therefor then in effect shall be subject to Section 3.5.
(b)Borrower shall give written notice (via facsimile, electronic mail or E-System) to Agent of each proposed conversion or continuation not later than 11:00 a.m. at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case in the form of a Conversion/Continuation Notice: (i) the proposed date of conversion or continuation, which shall be a Business Day; (ii) the aggregate principal amount of Loans to be converted or continued; (iii) the Type of Loans resulting from the proposed conversion or continuation; and (iv) the duration of the requested Interest Period therefor.
(c)If, upon the expiration of any Interest Period applicable to SOFR Loans, Borrower has failed to timely select a new Interest Period to be applicable to such SOFR Loans, Borrower shall be deemed to have elected to continue such SOFR Loans with a new Interest Period of one (1) month effective on the last day of the Interest Period then in effect. If no Interest Period is elected for any SOFR Loan, Borrower shall be deemed to have elected an Interest Period of one (1) month.
(d)Agent will promptly notify each applicable Lender of its receipt of a Conversion/Continuation Notice pursuant to this Section 2.2.3 or, if no timely notice is provided by Borrower, of the details of any automatic conversion.
2.3Commitments Several.
The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.
2.4Certain Conditions.
Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan if a Default or Event of Default exists or would exist immediately after the making of such Loan.
2.5Loan Accounting.

2.5.1Recordkeeping.
Agent, on behalf of each Lender, shall record in its records the date and amount of each Loan made by each Lender and each repayment thereof. The aggregate unpaid principal amount so recorded shall be conclusive and binding evidence of the principal amount of the Loans owing and unpaid, absent manifest error. The interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability and the accrued and unpaid fees payable pursuant to Section 2.7 hereof, including, without limitation, the fees set forth in the Fee Letter and the Applicable Prepayment Premium, if any, shall also at all times be ascertained from the records of Agent, which shall be conclusive and binding evidence of amounts owing hereunder in respect of such interest and fees absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest, fees, and any Applicable Prepayment Premium accruing thereon.
2.5.2Notes.
At the request of any Lender, the Loans of such Lender shall be evidenced by a Note, with appropriate insertions, payable to such Lender in a principal amount equal to the sum of such Lender’s Pro Rata Share of the Total Loan Commitment and payable in such amounts and on such dates as are set forth herein.
2.6Interest.
2.6.1Interest Rates.
The Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full at a rate per annum equal to the sum of Term SOFR for the applicable Interest Period then in effect plus the Applicable Margin from time to time in effect; provided that, the Borrower shall pay 3.75% of the interest due on each Loan on each interest payment date in-kind rather than in cash. On each interest payment date, the Loans shall automatically be increased by such 3.75% accrued interest that was paid-in-kind and the amount so added shall be treated as unpaid principal for all purposes hereunder (such amount, the “PIK Interest”).
Notwithstanding the foregoing, at any time an Event of Default has occurred and is continuing, the Applicable Margin corresponding to each Loan and each other Obligation under the Loan Documents shall be increased by three percentage points (3.00%) per annum (the resulting rate, the “Default Rate”), effective as of the date upon which such Event of Default first occurred.  In no event shall interest payable by Borrower to Agent and the Lenders hereunder exceed the maximum rate permitted under applicable law, and, if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.
2.6.2Interest Payment Dates.
Accrued interest on each SOFR Loan shall be payable in arrears (a) on the last day of each Interest Period relating to such Loan (and, in the case of a SOFR Loan with an Interest Period in excess of three (3) months, on the last day of each three (3) month interval of such Interest Period), (b) concurrently with any prepayment hereunder in accordance with Section 2.9 and (c) at maturity (whether upon demand, by acceleration or otherwise).  Interest at the Default Rate shall be payable on demand. After maturity and, at the request of Agent (acting at the direction of the Required Lenders) or Required

Lenders at any time an Event of Default exists, all accrued interest on all Loans shall be payable in cash on demand at the rates specified in Section 2.6.1.
2.6.3Setting and Notice of Term SOFR.
The applicable Term SOFR for each Interest Period shall be determined by Agent and notice thereof shall be given by Agent as soon as practicable to Borrower and each Lender. Each determination of the applicable Term SOFR by Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Agent shall, as soon as practicable upon written request of Borrower or any Lender, deliver to Borrower or such Lender a statement showing the computations used by Agent in determining any applicable Term SOFR hereunder.
2.6.4Term SOFR Conforming Changes.
In connection with the use or administration of Term SOFR, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.
2.6.5Computation of Interest.
Interest shall be computed for the actual number of days elapsed (including the first day but excluding the last day) on the basis of a year of three hundred sixty (360) days.
2.6.6Rates.
The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any other Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.7Fees.

2.7.1General.
Borrower agrees to pay to Agent fees in the amounts agreed to between Borrower and Agent pursuant to the Fee Letter, on the dates and times set forth therein, and as otherwise agreed to from time to time by Borrower and Agent.
2.7.2Applicable Prepayment Premium.
(a)In the event of the termination of this Agreement and repayment of the Term Loans at any time on or prior to the Maturity Date, for any reason, including (i) termination upon the election of the Required Lenders after the occurrence and during the continuation of an Event of Default (or, in the case of the occurrence of any Event of Default described in Section 8.1.3 with respect to any Loan Party, automatically upon the occurrence thereof), (ii) foreclosure and sale of Collateral, (iii) sale of any Collateral in any bankruptcy or other insolvency proceeding involving any Loan Party, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any bankruptcy or other insolvency proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Agent and the Lenders or profits lost by Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Agent and the Lenders, Borrower shall pay to Agent, for the account of the Lenders in accordance with written agreements amongst Agent and the Lenders, the Applicable Prepayment Premium, if any, measured as of the date of such termination.
(b)Upon the occurrence of any prepayment of the Term Loans pursuant to Section 2.9.1 or Section 2.9.2, Borrower shall pay to Agent, for the account of the applicable Term Lenders in accordance with their Pro Rata Shares, the Applicable Prepayment Premium.
(c)The Loan Parties expressly agree that: (i) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium; (iv) the Loan Parties’ agreement to pay the Applicable Prepayment Premium is a material inducement to Lenders to provide the Initial Term Loan Commitment and make the Initial Term Loans hereunder; and (v) the Applicable Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of Agent and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to Agent and the Lenders or profits lost by Agent and the Lenders as a result of such acceleration. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION.
2.8Reserved.
2.9Prepayment.
2.9.1Voluntary Prepayment.

Borrower may from time to time, on at least fifteen (15) Business Days’ written notice to Agent (which shall promptly advise each Lender thereof) not later than 12:00 p.m. on such day, prepay the Term Loans in whole. Such notice to Agent shall specify the Loans to be prepaid and the date and amount of prepayment, and the application of such prepayment shall be subject to Section 2.9.3. All Delayed Draw Term Loan Commitments, if any, existing immediately prior to the time of such voluntary prepayment shall be automatically terminated concurrently with any voluntary prepayment hereunder.
2.9.2Mandatory Prepayment.
(a)Borrower shall prepay the Term Loans (which prepayment shall be subject to Section 2.9.3), in each case, at the following times and in the following amounts:
(i)[reserved];
(ii)[reserved];
(iii)concurrently with the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from any issuances, offerings, placements of debt obligations of Borrower or its Subsidiaries or any other incurrence of Debt (other than Debt permitted pursuant to Section 7.1), an amount equal to 100% of such Net Cash Proceeds;
(iv)no later than five (5) Business Days following the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds resulting from a Disposition (other than a Casualty/Condemnation Event, but including any sale or issuance of any Equity Interests of any Subsidiary to a Person that is not a Loan Party (to the extent such sale or issuance is permitted hereunder)), an amount equal to 100% of such Net Cash Proceeds;
(v)immediately upon a Change of Control, an amount equal to 100% of the principal amount of the Loans and all other Obligations then outstanding;
(vi)[reserved];
(vii)no later than five (5) Business Days following the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds resulting from a Casualty/Condemnation Event, an amount equal to 100% of such Net Cash Proceeds; and
(viii)no later than five (5) Business Days following the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds resulting from an Extraordinary Receipt, an amount equal to 100% of such Net Cash Proceeds.
(b)[Reserved].
(c)Borrower shall notify Agent in writing of any mandatory prepayment under this Section 2.9.2 no later than three (3) Business Days prior to the date on which such prepayment is required to be made hereunder (or such later date as may be acceptable to Agent (acting at the direction of the Required Lenders)), which notice shall include a reasonably detailed calculation of the amount of such prepayment so required to be made. Agent shall promptly notify each Lender of its receipt of such notice. Each Lender may elect, by written notice to Agent no later than one (1) Business Day prior to the date on which such prepayment is required to be made hereunder, to decline all (but not less than all) of its Pro Rata Share of such prepayment (the amount of any such prepayment that is so declined, the

“Declined Proceeds”). To the extent any Lender fails to notify Agent within the time frame set forth above, such Lender shall be deemed to have elected to accept such prepayment in full. Declined Proceeds shall first be offered to any Lender that has not elected to decline its Pro Rata Share of such prepayment in accordance with its Pro Rata Share of such Declined Proceeds, and, thereafter, any remaining Declined Proceeds may be retained by Borrower and used for any purpose permitted by this Agreement (other than to make Restricted Payments).
2.9.3All Prepayments.
(a)All prepayments hereunder shall be accompanied by (i) accrued and unpaid interest (including PIK Interest) on the principal amount being prepaid to but excluding the date of prepayment, (ii) all amounts due under Section 3.5, (iii) to the extent required pursuant to Section 2.7.2, the Applicable Prepayment Premium payable in connection with such prepayment of Term Loans and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.7.
(b)All prepayments of the Term Loans shall be applied to all remaining scheduled principal installments of the Term Loans (including the final principal payment due at maturity) in inverse order of maturity (in each case on a pro rata basis to the Lenders holding the Term Loans and on a pro rata basis between the Initial Term Loan and the Delayed Draw Term Loan) until the Term Loans have been paid in full.
2.10Repayment.
The outstanding principal balance of the Initial Term Loan and the Delayed Draw Term Loan shall be paid in full on the Maturity Date. Any principal amount of the Term Loans that is repaid or prepaid may not be reborrowed.
2.11Payment.
2.11.1Making and Settlement of Payments.
All payments of principal of or interest (including PIK Interest) on the Loans, and of all fees and other Obligations, shall be made by Borrower to Agent without setoff, recoupment or counterclaim and in immediately available funds at the office specified by Agent not later than 1:00 p.m. on the date due, and funds received after such time shall be deemed to have been received by Agent on the following Business Day. Agent shall promptly remit to each Lender its share of all principal payments received in collected funds by Agent for the account of such Lender. Provided that such Lender is not a Defaulting Lender, Agent, upon receipt of each payment by Borrower, will (a) pay to such Lender, by wire transfer to such Lender’s account, of such Lender’s Pro Rata Initial Term Loan Share and Pro Rata Delayed Draw Term Loan Share, as applicable, of interest and fees, in each instance, received by Agent for the immediately preceding month and (b) send each Lender an accompanying calculation statement for such payment. It is agreed and understood that, in the case of a Defaulting Lender, Agent shall be entitled to set off the funding shortfall of such Defaulting Lender against such Defaulting Lender’s respective share of any payments received from Borrower. All payments under Section 3.2 shall be made by Borrower directly to each Lender entitled thereto. The obligation of Borrower and the other Loan Parties to make any payment in respect of the Obligations under the Loan Documents is a joint and several obligation.
2.11.2Application of Payments and Proceeds.

(a)Subject to the provisions of Section 2.11.2(b) and 2.11.2(c) below, each payment of principal shall be applied to such Loans as Borrower shall direct by notice to be received by Agent on or before the date of such payment or, in the absence of such notice, pro rata between the Initial Term Loan and the Delayed Draw Term Loan. Concurrently with the remittance to any Lender of its share of any such payment, Agent shall advise such Lender as to the application of such payment.
(b)If an Acceleration Event shall have occurred and be continuing, notwithstanding anything herein or in any other Loan Document to the contrary, Agent shall apply all or any part of payments in respect of the Obligations and proceeds of Collateral, in each case as received by Agent, to the payment of the Obligations in the following order:
(i)FIRST, to the payment of all fees, costs, expenses and indemnities due and owing to Agent under this Agreement or any other Loan Document, and any other Obligations owing to Agent in respect of sums advanced by Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral, until Paid in Full;
(ii)SECOND, to the payment of all fees, costs, expenses and indemnities due and owing to the Lenders in respect of the Loans and Commitments, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
(iii)THIRD, to the payment of all accrued and unpaid interest (including PIK Interest) due and owing to the Lenders in respect of the Loans and Commitments, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full;
(iv)FOURTH, pro rata to the payment of all principal of the Initial Term Loan and the Delayed Draw Term Loan due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until Paid in Full; and
(v)FIFTH, to the payment of all other Obligations owing to each Lender until Paid in Full.
(c)If an Event of Default shall have occurred and be continuing but an Acceleration Event shall not exist, notwithstanding anything herein or in any other Loan Document to the contrary, Agent shall apply all or any part of payments in respect of the Obligations and proceeds of Collateral, in each case as received by Agent, to the payment of the Obligations in such order as Required Lenders may elect. In the absence of a specific determination by Required Lenders, payments in respect of the Obligations and proceeds of Collateral received by Agent shall be applied in accordance with Section 2.11.2(b) hereof.
2.11.3Payment Dates.
Subject to the provisions set forth in the definition of “Interest Period”, if any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day, and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
2.11.4Set-off.
Borrower agrees that Agent and each Lender and its Affiliates have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower agrees that at any time an

Event of Default has occurred and is continuing, Agent and each Lender may apply to the payment of any Obligations of Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent or such Lender. Notwithstanding the foregoing, no Lender shall exercise any rights described in the preceding sentence without the prior written consent of Agent.
2.11.5Proration of Payments.
If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise, on account of principal of or interest on an Loan, but excluding any payment pursuant to Section 3.1, 3.2, 3.7 or 10.8) in excess of its applicable Pro Rata Initial Term Loan Share or Pro Rata Delayed Draw Term Loan Share, respectively, of payments and other recoveries obtained by all the Lenders on account of principal of and interest on such Initial Term Loan or Delayed Draw Term Loan (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
2.12Conversion.
Upon compliance with the provisions of this Section 2.12, a Lender will have the right, at such Lender’s option, to convert all or any portion (if the portion to be converted is $100,000 principal amount, or an integral multiple of $100,000 in excess thereof) of its Loans at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) of two (2) shares of Common Stock (subject to adjustment by the Borrower as provided in Section 2.12.4) per $1.00 principal amount of the Loans (the “Conversion Obligation”).

2.12.1Settlement Method.
(a) Any conversion of the Loans will be deemed to have been effected on the Conversion Date for such Loans and, for any shares of Common Stock that Holdings issues upon such conversion, the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the Conversion Date.

(b) On and after the Conversion Date, with respect to a conversion of all or a portion of a Lender’s Loans, all rights of the Lender with respect to the Loans being converted will terminate, other than the right to receive the consideration deliverable upon conversion of such Loans as provided herein.

(c) For each $1.00 principal amount of Loans to be converted, on the third Business Day following the Conversion Date, Holdings will deliver to the converting Lender (i) a number of shares of Common Stock equal to the applicable Conversion Rate on the Conversion Date plus (ii) cash in lieu of fractional shares, if any, as described in Section 2.12.2.

(d) Before any Lender shall be entitled to convert all or a portion of such Lender’s Loans as set forth above, such Lender will complete and manually sign and deliver an irrevocable written notice to the Agent in the form attached hereto as Exhibit G (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Agent and shall state in writing therein the principal amount of Loans to be converted and the name or names (with addresses) in which such Lender wishes the certificate or certificates for any shares of Common Stock, to be delivered upon settlement of the Conversion Obligation to be registered, and, if required, pay all taxes or duties required pursuant to Section 2.12.5, if any. A copy of the duly completed and executed Notice of Conversion shall also be delivered to Holdings at the address set forth on Annex II. The Loans shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Lender has complied with the requirements set forth in this Section 2.12.

(e) Delivery of the shares of Common Stock owing in satisfaction of the Conversion Obligation will be made by Holdings in no event later than the date specified in this Section 2.12.1. Holdings will make such delivery by issuing, or causing to be issued, and delivering to such Lender, or such Lender’s nominee or nominees, certificates or a book-entry transfer for the number of full shares of Common Stock to which such Lender shall be entitled as part of such Conversion Obligation (together with cash in lieu of any fractional shares as described in Section 2.12.2).

(f) Except as provided in Section 2.12.3, no adjustment will be made for dividends on any shares of Common Stock issued upon the conversion of any Loans as provided in this Section 2.12.

(g) The Loan Parties shall notify the Agent in writing of any conversion of Loans effected through any entity other than the Agent.

(h) In connection with, and within sixty (60) calendar days of, any conversion of Loans, the Borrower shall pay in cash to the Lender of such Loans all accrued and unpaid interest on such Loans to, but not including the date of settlement for such conversion. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, no Applicable Prepayment Premium shall be due or payable in connection with any conversion of Loans pursuant to this Section 2.12.

    2.12.2 Fractions of Shares.

No fractional shares of Common Stock will be issued upon conversion. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Loans, the Borrower will calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest cent) in an amount based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

    2.12.3 Adjustment of Conversion Rate.

(a) The Conversion Rate will be adjusted from time to time by the Borrower as set forth in this Section 2.12.3; provided that the Borrower will not make any adjustments to the relevant Conversion Rate if Lenders participate (as a result of holding the Loans, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Lenders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Loans held by such Lenders, without having to convert their Loans:

(b) In case Holdings shall, from and after the date hereof, exclusively issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or shall effect a share split or share combination (including any reverse stock split), the Conversion Rate shall be adjusted based on the following formula:

CR´ = CRO x	OS´
OSO

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be; and

OS´ = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment to the Conversion Rate made under the foregoing formula in this clause (b) will become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 2.12.3(b) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c) In case Holdings shall, from and after the date hereof, issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period ending not more than forty five (45) calendar days after the Ex-Date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such issuance, the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	OSO + X
OSO + Y

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such issuance;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such issuance.

Any increase made under this Section 2.12.3(c) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such issuance had not occurred.

(d) In case Holdings shall, from and after the date hereof, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of Holdings, evidences of its indebtedness, other assets or property of Holdings, or rights, options or warrants entitling them to acquire Capital Stock of Holdings or other securities (excluding: (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 2.12.3(b) or (c); (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 2.12.3(c); and (iii) any dividend and distributions described below in this Section 2.12.3(d) with respect to Spin-Offs) (any such shares of Capital Stock, evidences of indebtedness or other assets or property of Holdings, or rights, options or warrants entitling them to acquire shares of Capital Stock or other securities, subject to clauses (i) — (iii) of the immediately preceding parenthetical, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	SPO
SPO - FMV

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value, as reasonably determined by the Board of Directors in good faith, of the Distributed Property to be distributed with respect to each outstanding share of Common Stock as of the Ex-Date for such distribution.

Any increase made under this Section 2.12.3(d) will become effective immediately after the Open of Business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Lender converting any Loans shall receive, in respect of each $1.00 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of Holdings, evidences of its indebtedness, other assets or property of Holdings or rights, options or warrants to acquire Capital Stock of Holdings or other securities that such Lender would have received if such Lender owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this Section 2.12.3(d) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of Holdings of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Holdings, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	FMVO + MPO
MPO
where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the Ex-Date of such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the Ex-Date of such Spin-Off;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the Last Reported Sale Price set forth above as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such increase under the immediately preceding formula will be determined as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date of the Spin-Off.

(e) In case Holdings or any of its Subsidiaries makes, from and after the date hereof, a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	AC + (SP´ x OS´)
OSO - SP´

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Trading Day immediately following the Expiration Date;

AC = the aggregate value of all cash and any other consideration, as reasonably determined by the Board of Directors of Holdings in good faith, paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and
SP´ = the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day immediately following the Expiration Date.

Such increase in the Conversion Rate under this Section 2.12.3(e) shall be determined as of the Close of Business on the 10th Trading Day from, and including, the Trading Day immediately following the Expiration Date but will be given effect as of the Open of Business on the Trading Day immediately following the Expiration Date.

(f) In addition to those required by Section 2.12.3(a) through (e), and to the extent permitted by applicable law, the Borrower from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Borrower’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Borrower shall deliver to the Lenders and the Agent a written notice of such increase at least ten (10) calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Borrower may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Except as stated in this Agreement, the Borrower will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
(h) Without limiting the foregoing Section 2.12.3(g), no adjustment to the Conversion Rate shall be made:
(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Holdings and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Holdings or any of its Subsidiaries;
(iii)upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Agreement;
(iv)for a change in the par value of the Common Stock; or
(v)for accrued and unpaid interest, if any.
(i) All calculations and other determinations under this Section 2.12 shall be made by the Borrower and shall be made to the nearest cent or to the nearest whole share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time.
(j) In any case in which this Section 2.12.3 provides that an adjustment will become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 2.12.3(e) (each, an “Adjustment Determination Date”), the Borrower may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Lender of any Loans converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and/or shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Lender any amount in cash in lieu of any fraction of a share of

Common Stock pursuant to Section 2.12.2. For purposes of this Section 2.12.3(j), the term “Adjustment Event” means
(i)in any case referred to in clause (1), the date any dividend or distribution of Common Stock, Distributed Property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any options, rights or warrants, and
(ii)in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
(k) For purposes of this Section 2.12.3(k), subject to Section 2.12.3(d) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but will not include shares of Common Stock held in the treasury of Holdings.
(l) Whenever any provision of this Agreement requires the Borrower to calculate the Last Reported Sale Price over a span of multiple days, the Borrower will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Last Reported Sale Price is to be calculated.
    2.12.4 Notice of Adjustments of Conversion Rate.

(a) Whenever the Conversion Rate is adjusted as herein provided:

(i) the Borrower will compute the adjusted Conversion Rate in accordance with Section 2.12.3 and prepare an Officers’ Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and promptly deliver such certificate to the Agent;

(ii) in the event that Holdings has insufficient authorized share capital to issue the full amount of shares issuable upon a conversion of Loans, Holdings will use commercially reasonable efforts to cause its certificate of incorporation to be amended to increase Holdings’ authorized share capital so that shares of Common Stock can be issued in the full amount as required under any conversion of the Loans; and

(iii) upon each such adjustment, the Borrower will provide a written notice to all Lenders and the Agent stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

(b) The Agent will not be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Lender desiring inspection thereof at its office during normal business hours.

    2.12.5 Taxes on Conversions.

Except as provided in the next sentence, Holdings will pay any and all documentary, stamp and other similar issue or transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Loans pursuant hereto. Holdings will not, however, be required to pay any tax or duty that may be payable in respect of (a) income of a Lender, or (b) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Lender seeking conversion of the Loans, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to Holdings the amount of any such tax or duty, or has established to the satisfaction of Holdings that such tax or duty has been paid.

    2.12.6 Certain Covenants.

(a) Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Loans, Holdings will take all corporate action which it reasonably determines may be necessary in order that Holdings may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

(b) Holdings covenants that, upon issuance of shares of Common Stock upon a conversion of Loans, all shares of Common Stock so issued will be validly issued, fully paid and non-assessable by Holdings and free from all taxes, liens and changes with respect to the issue thereof, except for any liens arising pursuant to applicable securities laws or the organizational documents or stockholder agreements of Holdings.
(c) Holdings further covenants that, if at any time the Common Stock will be listed for trading on any other national securities exchange, Holdings shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Loans.

2.12.7 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

(a) In the event of any:
(i) recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision, or combination for which an adjustment is made pursuant to Section 2.12.3;
(ii) consolidation, merger or combination involving Holdings;
(iii) sale, conveyance, transfer or lease to another Person of all or substantially all of the consolidated assets of Holdings and its Subsidiaries; or
(iv) any statutory share exchange,
in each case as a result of which holders of the outstanding shares of Common Stock would be entitled to receive cash, securities or other property or assets (including cash or any combination thereof) (the type, amount and kind (and in the same proportions) of such cash, securities or other property or assets, the “Reference Property”, and the amount of Reference Property that a holder of one share of Common Stock is (or is deemed to be) entitled to receive in the applicable Merger Event, a “Unit of Reference Property”) for their shares of Common Stock (each such event, a “Merger Event”), then, at the effective time of such

Merger Event, the right to convert each $1.00 principal amount of Loans based on a number of shares of Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1.00 principal amount of Loans based on the Reference Property that the Lenders would have been entitled to receive if such Lenders had held a number of shares of Common Stock equal to the Conversion Rate then in effect immediately prior to such Merger Event. However, at and after the effective time of the Merger Event, any shares of Common Stock that Holdings would have been required to deliver upon conversion of the Loans as set forth in Section 2.12.1 will instead be deliverable in Units of Reference Property.

(b) For purposes of this Section 2.12.7, in the case of a Merger Event that causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property that a holder of one or more shares of Common Stock would have been entitled to receive in such Merger Event (and based on which the Loans will be convertible) will be deemed to be based on (i) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders, in each case, per share of Common Stock. The Borrower shall notify Holders of the weighted average as soon as practicable after such determination is made. Holdings shall not become a party to any such Merger Event unless its terms are consistent with the foregoing.

(c) The above provisions of this Section 2.12.7 shall similarly apply to any successive Merger Event occurring at a time when Loans remaining outstanding under this Agreement.

    2.12.8 Responsibility of Trustee for Conversion Provisions.

The Agent, subject to the provisions of Section 9, will not at any time be under any duty or responsibility to any Lender to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein. The Agent, subject to the provisions of Section 9, shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Loans, and it does not make any representation with respect thereto. The Agent, subject to the provisions of Section 9, shall not be responsible for any failure of the Borrower or Holdings to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the conversion of any Loans, and the Agent, subject to the provisions of Section 9, shall not be responsible for any failure of the Borrower or Holdings to comply with any of the covenants of the Borrower or Holdings contained in this Section 2.12.

    2.12.9 Notice to Holders Prior to Certain Actions.

In case of any:

(a) action by Holdings or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 2.12.3;
(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of Holdings or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Agreement), the Borrower will cause to be delivered to the Agent and to be mailed or delivered to each Lender, as promptly as possible but in any event at least ten (10) Scheduled Trading Days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action by Holdings or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by Holdings or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by Holdings or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

    2.12.10 Certain Limitations on Settlement.

(a) Notwithstanding any other provision of this Agreement, for so long as the Common Stock is registered under the Exchange Act, a Lender shall not be entitled to receive shares of Common Stock upon conversion of any Loans during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such Lender upon conversion of Loans shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such Lender and each person subject to aggregation of common stock with such Lender under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Lenders’ or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply with respect to a Lender if such Lender is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Loans and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on the Lender’s right to convert, exercise or purchase similar to this limitation.

(b) Notwithstanding the foregoing, Holdings shall issue shares of Common Stock upon conversion of such Lender’s Loans up to (but not exceeding) the amount that would cause such Lender (together with any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each Lender shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Lender immediately upon prior written notice to the Borrower (provided that, for the avoidance of doubt, in such event, such Lender may sell shares of Common Stock or Loans to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such Lender (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Loans will be convertible by such Lender up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such Lender (together with any Aggregated Person) upon sixty five (65) days’ prior written notice to the Borrower.

2.13Benchmark Replacement Setting.
2.13.1Benchmark Replacement.
Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the 5th Business Day after Agent has posted such proposed amendment to all affected Lenders and Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13.1 will occur prior to the applicable Benchmark Transition Start Date.
2.13.2Benchmark Replacement Conforming Changes.
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
2.13.3Notices; Standards for Decisions and Determinations.
Agent will promptly notify Borrower of (a) the implementation of any Benchmark Replacement and (b) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Borrower of (i) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13.4 and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
2.13.4Unavailability of Tenor of Benchmark.
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion with the consent of the Required Lenders or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
2.13.5Benchmark Unavailability Period.
Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period.
Section 3.Yield Protection.
3.1Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (d).

(e)As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 3.1, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lenders.
(f)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(1), (f)(ii)(2) and (f)(ii)(4) of this Section 3.1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(1)any U.S. Lender shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax,
(2)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(A)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit L-1 (or such other form approved by the Agent) to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; and
(D)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 (or such other form approved by the Agent) or Exhibit L-3 (or such other form approved by the Agent), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 (or such other form approved by the Agent) on behalf of each such direct and indirect partner;
(3)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.2Increased Cost.
(a)If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the SOFR), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) subject any Recipient to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its Loans, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) shall impose on any Lender any other condition affecting its SOFR Loans or its obligation to make SOFR Loans; and the result of anything described in clauses (i) or (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any SOFR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.
(b)If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy)

by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is ninety (90) days prior to the date on which such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such ninety (90) day period shall be extended to include the period of retroactive effect.
(c)Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) in each case pursuant to Basel III, all request, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, shall, in each case, be deemed to be a change in law for purposes of this Agreement (including without limitation for purposes of this Section 3.2 and for purposes of Section 3.4), regardless of the date enacted, adopted or issued.
3.3Reserved.
3.4Reserved.
3.5Funding Losses.
Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Agent), Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or from fees payable in connection therewith), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any SOFR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 2.2.3) or (b) any failure of Borrower to borrow, convert or continue any Loan on a date specified therefor in a Notice of Borrowing or Conversion/Continuation Notice pursuant to this Agreement. For the purposes of this Section 3.5, all determinations shall be made as if such Lender had actually funded and maintained each SOFR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to Term SOFR for such Interest Period.
3.6Manner of Funding; Alternate Funding Offices.
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it may determine at its sole discretion. Each Lender may, if it so elects, fulfill its commitment to make any Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.
3.7Mitigation of Circumstances; Replacement of the Lenders.

(a)Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by Borrower to pay any material amount pursuant to Section 3.1 or 3.2 (and, if any Lender has given notice of any such event and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Agent).
(b)If (i) Borrower becomes obligated to pay additional material amounts to any Lender pursuant to Section 3.1 or 3.2, (ii) any Lender does not consent to any matter requiring its consent under Section 10.1 when the Required Lenders have otherwise consented to such matter or (iii) any Lender is a Defaulting Lender and the circumstances causing such status have not been cured or waived, then Borrower may within ninety (90) days thereafter designate another Person engaged primarily in the business of making loans which is acceptable to Required Lenders in their reasonable discretion (such other Person being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, all in compliance with Section 10.8.1. Upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.
3.8Conclusiveness of Statements; Survival.
Determinations and statements of any Lender pursuant to Section 3.1, 3.2, or 3.5 shall be conclusive absent demonstrable error. The Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 2.7, 3.1, 3.2 and 3.5, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.
Section 4.Conditions Precedent.
4.1Closing Date.
The effectiveness of this Agreement and the other Loan Documents on the Closing Date, the obligation of the Initial Lender to make the Initial Term Loan on the Closing Date, and the availability and/or funding of any Loans or Commitments hereunder, as the case may be, are subject to the satisfaction of the following conditions precedent:
4.1.1Fees.
Borrower shall have paid all fees, costs and expenses that are required to be paid on the Closing Date pursuant to the Fee Letter and this Agreement.
4.1.2Delivery of Loan Documents.

Subject to Section 6.11, Borrower and the other Loan Parties shall have delivered the following documents in form and substance reasonably satisfactory to Initial Lender and Agent (and, as applicable, duly executed by all parties thereto and dated as of the Closing Date):
(a)Agreement. This Agreement.
(b)Notes. Notes, to the extent required by Initial Lender.
(c)Collateral Documents. All Collateral Documents and all instruments, documents, certificates and agreements executed or delivered pursuant thereto required to be delivered to Agent on the Closing Date pursuant to Section 6.12, Section 6.14, Section 6.15 or Section 11.
(d)Fee Letter. The Fee Letter.
(e)Financing Statements. Properly completed UCC financing statements and other filings and documents required by law or the Loan Documents to provide Agent perfected Liens (subject only to Permitted Liens) in the Collateral of each Loan Party as of the Closing Date.
(f)Lien Searches. Copies of UCC, United States Patent and Trademark Office and United States Copyright Office, Tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as of the Closing Date as debtor and that are filed in those state, province and county jurisdictions in which any Loan Party as of the Closing Date is organized or maintains its chief executive office search reports listing all effective financing statements filed against any Loan Party as of the Closing Date, with copies of such financing statements, which results shall not show any Liens (other than Permitted Liens).
(g)Notice of Borrowing. The Agent and the Initial Lender shall have received a Notice of Borrowing with respect to the Initial Term Loan in accordance with Section 2.2.2 and the Borrower shall otherwise have complied with Section 2.2.2.
(h)Warrant. The Warrant.
(i)Reserved.
(j)Reserved.
(k)Secretary’s Certificate; Authorization Documents. For each Loan Party as of the Closing Date, such Person’s (i) charter (or similar formation document), certified by the appropriate Governmental Authority, (ii) good standing certificates in its state of incorporation (or formation), (iii) Governing Documents in form and substance reasonably acceptable to Initial Lender, (iv) resolutions of its Board of Directors approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer or other authorized signatory) as being in full force and effect without modification.
(l)Reserved.

(m)Insurance. Certificates or other evidence of insurance in effect as required by Section 6.3(b) and certificates of insurance and related endorsements, in each case, naming Agent as additional insured, lender loss payee, loss payee or mortgagee, as applicable.
(n)Reserved.
(o)Consents. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party as of the Closing Date of the Loan Documents have been obtained, are in full force and effect and are in form and substance satisfactory to Initial Lender in its sole discretion.
(p)Know Your Customer; Certificate of Beneficial Ownership. At least five (5) Business Day prior to the Closing Date, Agent and Initial Lender shall have received (i) a duly executed IRS Form W-9 (or other applicable tax form) and all other information that it requested pursuant to Section 326 of the USA PATRIOT ACT (P.L. 107-56, 115 Stat. 272 (2001)), as amended (the “PATRIOT Act”) and under any other provision of the PATRIOT Act, the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970)), as amended (the “BSA”) or any regulations under the BSA or the PATRIOT Act, and any other anti-money laundering rules and regulations and (ii) a completed Beneficial Ownership Certification for any Loan Party as of the Closing Date that qualifies or will, after giving pro forma effect to the Closing Date Transactions, qualify as a “legal entity customer” under the Beneficial Ownership Regulation.
(q)Closing Date Perfection Certificate. The Closing Date Perfection Certificate.
(r)Closing Date Certificate. A duly executed closing date certificate substantially in the form of Exhibit I-1 or such other form approved by the Initial Lender.
(s)Solvency Certificate. A duly executed solvency certificate substantially in the form of Exhibit H or such other form approved by the Initial Lender.
(t)Other Documents. Such other certificates, documents or due diligence items and agreements as Agent or Initial Lender may reasonably request prior to the Closing Date.
4.1.3Representations and Warranties; No Default or Event of Default.
The representations and warranties of Borrower and each other Loan Party as of the Closing Date set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date). No Default or Event of Default shall have occurred and be continuing or result from the consummation of the Closing Date Transactions and the funding of the Initial Term Loan on the Closing Date.
4.1.4Use of Proceeds.
The proceeds of the Initial Term Loan shall be used solely in accordance with Sections 6.10(a)(ii) and 6.10(b).
4.1.5Material Adverse Effect.

Since December 31, 2023, there shall not have occurred any event, fact, circumstance or condition that, individually or in the aggregate with any other event, fact, circumstance or condition, has had, or would reasonably be expected to have, a Material Adverse Effect.
4.1.6No Legal Action.
There shall be no injunction, temporary restraining order or pending litigation or any other legal action seeking to enjoin, restrain or prevent the execution of the Loan Documents or the consummation of the transactions contemplated hereby.
4.2Conditions to the Delayed Draw Borrowing.
The obligation of each Delayed Draw Term Lender to make the Delayed Draw Term Loan on the Delayed Draw Term Borrowing Date is subject to the satisfaction of the following conditions precedent:
4.2.1Closing Date; Delayed Draw Term Commitment Termination Date.
The Closing Date shall have occurred and the Delayed Draw Borrowing Date shall be prior to the Delayed Draw Commitment Termination Date.
4.2.2Notice of Borrowing.
The Agent and the Delayed Draw Term Lenders shall have received a Notice of Borrowing with respect to the Delayed Draw Term Loan in accordance with Section 2.2.2 and the Borrower shall otherwise have complied with Section 2.2.2.
4.2.3Representations and Warranties; No Default or Event of Default.
The representations and warranties set forth in Section 5 hereof and each other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the Delayed Draw Borrowing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date). No Default or Event of Default shall have occurred and be continuing or would result from the making of the Delayed Draw Term Loan.
4.2.4Use of Proceeds.
The proceeds of the Delayed Draw Term Loan shall be used solely in accordance with Sections 6.10(a)(ii) and 6.10(b).
4.2.5Material Adverse Effect.
Since the Closing Date, there shall not have occurred any event, fact, circumstance or condition that, individually or in the aggregate with any other event, fact, circumstance or condition, has had, or would reasonably be expected to have, a Material Adverse Effect.
4.2.6Energy Payment Agreements.
Borrower shall have delivered to Lenders copies of duly executed payment agreements, entered into among Microvast Energy, Inc., a Colorado corporation and a wholly-owned Subsidiary of Borrower

(“Energy”), and each key creditor of Energy as of the Delayed Draw Borrowing Date, in each case, in form and substance reasonably satisfactory to Required Lenders.
4.2.7Milestones.
All applicable Milestones designated for satisfaction on or prior to the Delayed Draw Borrowing Date shall have been accomplished in accordance with the terms herein (unless waived or extended by the requisite parties in accordance with the terms hereof).
4.2.8Delayed Draw Borrowing Date Certificate.
A duly executed delayed draw borrowing date certificate substantially in the form of Exhibit I-2 or such other form approved by the Delayed Draw Term Lenders.
4.2.9Other Documents.
Borrower shall have delivered to Agent and Lenders such other certificates, documents or due diligence items and agreements as Agent or any Lender may reasonably request prior to the Delayed Draw Borrowing Date.
The request by Borrower for the making of the Delayed Draw Term Loan shall be deemed to constitute a representation and warranty by Borrower that conditions precedent set forth in this Section 4.2 will be satisfied at the time of the making of the Delayed Draw Term Loan and after giving effect thereto.
Section 5.Representations and Warranties.
To induce Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, each Loan Party, for itself and on behalf of each of its Subsidiaries, represents and warrants to Agent and the Lenders that:
5.1Organization.
(a)Each Loan Party and each Subsidiary (i) is validly existing and in good standing under the laws of the jurisdiction of its organization; and (ii) is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except as would not reasonably be expected to have a Material Adverse Effect. Schedule 5.1 sets forth, as of the Closing Date, with respect to each Loan Party and each Subsidiary, (1) its jurisdiction of organization, (2) the location of its chief executive office, (3) its exact legal name as it appears on its Governing Documents, (4) to the extent it has one, its federal employer identification number, and (5) its organizational identification number (to the extent it is organized in a jurisdiction which assigns such numbers).
(b)Except as set forth in Schedule 5.8, as of the Closing Date, during the preceding three (3) years, no Loan Party or Subsidiary has (i) acquired, been acquired by, or merged, consolidated, combined or amalgamated with or into, any other Person, in whole or in part (whether by purchase or sale of securities and/or assets, by assumption of liabilities, or by merger or otherwise), (ii) liquidated, sold or disposed of any Subsidiary or Affiliate (whether by sale or assignment of securities and/or assets or otherwise), or (iii) engaged in any joint venture or partnership with any other Person.
5.2Authorization; No Conflict.

Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder, and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and by each of Borrower and each other Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, have been duly authorized by all necessary organizational action and do not and will not (a) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law in any material respect, (ii) the charter, by-laws or other organizational documents of such Loan Party, or (iii) any Material Contract to which such Loan Party is a party, except, in the case of this clause (iii), as would not reasonably be expected to have a Material Adverse Effect or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Permitted Liens).
5.3Validity; Binding Nature.
Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforceability of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
5.4Reserved.
5.5No Material Adverse Effect.
Since December 31, 2023, no event, fact, circumstance or condition has occurred that, individually or in the aggregate with any other event, fact, circumstance or condition, has had, or would reasonably be expected to have, a Material Adverse Effect.
5.6Litigation.
Except (a) as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (b) as set forth on Schedule 5.6 as of the Closing Date, no material litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened in writing against any Loan Party or any Subsidiary.
5.7Ownership of Properties; Liens.
Each Loan Party and each Subsidiary owns good and, in the case of owned real property, marketable, title to all of its material properties and material assets, real and personal, tangible and intangible, of any nature whatsoever (including Owned Intellectual Property), free and clear of all Liens, charges and claims, except Permitted Liens.
5.8Capitalization; Subsidiaries.
All issued and outstanding Equity Interests of each Loan Party and each Subsidiary are duly authorized and validly issued, fully paid, non-assessable (to the extent applicable) and free and clear of all Liens (other than Permitted Liens), and such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except as would not reasonably be expected to have a Material Adverse Effect. Schedule 5.8 sets forth the authorized Equity Interests of each Loan Party and each Subsidiary and the holder of such Equity Interests as of the Closing Date. As of the Closing Date, except as set forth on Schedule 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Equity Interests issued by any Loan Party or any Subsidiary. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.8.
5.9Pension Plans.
As of the Closing Date, neither any Loan Party nor any Subsidiary maintains, sponsors or contributes to any Pension Plan or Multiemployer Pension Plan except as specifically disclosed in Schedule 5.9. Except as would not reasonably be expected to have a Material Adverse Effect, during the period of twelve (12) consecutive months prior to the Closing Date or prior to the making of any Loan, there has not been any ERISA Event. Each Employee Benefit Plan has been established, maintained, operated and funded in compliance with its terms and all applicable laws and regulations except as would not reasonably be expected to have a Material Adverse Effect. There is no pending or threatened litigation, arbitration proceeding or governmental investigation or proceeding relating to any Pension Plan, Employee Benefit Plan, or to the Borrower, any Multiemployer Pension Plan, except as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC, there are no facts or circumstances that would reasonably be expected to result in the loss of such Employee Benefit Plan’s qualified status.
5.10Investment Company Act.
Neither any Loan Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of, and required to be registered under, the Investment Company Act of 1940, as amended.
5.11No Default; Existing Business Relationships.
(a)No Event of Default or Default exists or would result from the incurrence by any Loan Party of the Obligations hereunder or under any other Loan Document.
(b)There exists no actual or threatened (in writing) termination, cancellation or limitation of, or any adverse modification or change in, any material business relationship (taken as a whole) of any Loan Party or any Subsidiary.
5.12Use of Proceeds; Margin Stock.
The proceeds of the Loans are intended to be and shall be used in compliance with Section 6.10. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Obligations is secured directly or indirectly by Margin Stock.
5.13Taxes.
Each Loan Party and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes shown thereon to be due and payable and all other material Taxes otherwise owing, except (a) any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there is no controversy or objection pending in respect of any tax returns of any Loan Party or any Subsidiary. The Loan Parties and the Subsidiaries have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable.
5.14Solvency.
On the Closing Date and immediately prior to and after each Borrowing hereunder and the use of the proceeds thereof, with respect to Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, (a) the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is greater than the amount of liabilities (including disputed, contingent and unliquidated liabilities) of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, as such value is established and liabilities evaluated, (b) the present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
5.15Environmental Matters.
The on-going operations of the Loan Parties and the Subsidiaries comply with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each Subsidiary has obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for its ordinary course operations and is in compliance with all material terms and conditions thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party nor any Subsidiary, or any of their respective properties or operations, is subject to any outstanding written order from or agreement with any Federal, state or local Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except as would not reasonably be expected to result in a Material Adverse Effect. To Borrower’s knowledge, there are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of any Loan Party or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect. To Borrower’s knowledge, no Loan Party or Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances except as would not reasonably be expected to result in a Material Adverse Effect.
5.16Insurance.

Each Loan Party and each Subsidiary, and their respective properties, are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates. A true, complete and correct listing of such insurance as of the Closing Date, including issuers and coverages, is set forth on Schedule 5.16.
5.17Information.
All information heretofore or contemporaneously herewith furnished in writing (other than any projected financial information, estimates, budgets, other forward-looking information and information of a general economic or industry nature) by or on behalf of any Loan Party or any Subsidiary to Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all such information hereafter furnished in writing by or on behalf of any Loan Party or any Subsidiary to Agent or any Lender pursuant hereto or in connection herewith (as modified or supplemented by other information so furnished) will be, when furnished and taken as a whole, true, correct and complete in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, when furnished and taken as a whole, not materially misleading in light of the circumstances under which such statements are made, in each case, on the date as of which such information is dated or certified.
5.18Intellectual Property.
Schedule 5.18 is a true and correct listing as of the Closing Date of all registrations and applications for the registration of Owned Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office, any equivalent Intellectual Property agency or office in any foreign country or a domain name registrar. No holding, injunction, decision or judgment has been rendered by any Governmental Authority, and no Loan Party or Subsidiary has entered into any settlement stipulation or other agreement, in each case, which would limit, cancel or question the validity of any Loan Party’s or any Subsidiary’s rights in any Owned Intellectual Property. No claim is pending or is threatened in writing by any Person challenging or questioning the use by any Loan Party or any Subsidiary of any Intellectual Property or the validity of any Owned Intellectual Property, or alleging any infringement, misappropriation or violation by any Loan Party or any Subsidiary of any Intellectual Property of any Person. No Loan Party or Subsidiary has made or threatened in writing to make a claim against any Person for the infringement, misappropriation, or violation of any Owned Intellectual Property. The operation of the respective businesses of each Loan Party and each Subsidiary as currently conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property held by any Person. To the knowledge of Borrower, no Person is infringing, misappropriating or violating any Owned Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. No Owned Intellectual Property has been unintentionally permitted to lapse or enter the public domain. Each Loan Party and each Subsidiary has taken all actions that in the exercise of its reasonable business judgment should be taken to protect the Owned Intellectual Property necessary for the conduct of its business as currently conducted, including material Owned Intellectual Property that is confidential in nature. Except as set forth in Schedule 5.18 and excluding non-exclusive licenses granted in the ordinary course of business, as of the Closing Date, none of the Intellectual Property Collateral is the subject of any licensing or franchise agreement pursuant to which any Loan Party is the licensor or franchisor, excluding non-exclusive licenses granted in the ordinary course of business.
5.19Reserved.

5.20Labor Matters.
As of the Closing Date, neither any Loan Party nor any Subsidiary is subject to any labor or collective bargaining agreement, except as specifically disclosed in Schedule 5.20A. Except as set forth on Schedule 5.20B as of the Closing Date, there are no existing or, to Borrower’s knowledge, threatened in writing strikes, lockouts or other labor disputes involving any Loan Party or any Subsidiary. Except as would not reasonably be expected to have a Material Adverse Effect, hours worked by and payment made to employees of any Loan Party and any Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters. No unfair labor practice complaint is, to the knowledge of the Borrower, pending against any Loan Party or any Subsidiary. As of the Closing Date, there are no representation proceedings pending or, to Borrower’s knowledge, threatened in writing to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. As of the Closing Date, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of Borrower, threatened in writing to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. Each Loan Party and Subsidiary is in material compliance with all applicable Laws respecting labor, employment, human rights, pay equity, fair employment practices, workplace safety and health, workers’ compensation, unemployment insurance, terms and conditions of employment, immigration and work authorization, classification as exempt or non-exempt for purposes of the Fair Labor Standards Act and analogous laws, classification as independent contractors or employees, child labor laws, background checks, pay transparency, collective bargaining, leaves of absence, and wages and hours.
5.21Material Contracts.
Neither any Loan Party nor any Subsidiary is in default with respect to the performance, observance or fulfillment of, or has breached or failed to comply in any material respect with, any of the material terms, conditions or provisions of any Material Contract.
5.22Foreign Assets Control Regulations and Anti-Money Laundering.
(a)OFAC; Sanctions. Each Loan Party and each Subsidiary is and will remain in compliance in all material respects with all United States economic sanctions laws, executive orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the BSA and all regulations issued pursuant to it. No Loan Party, Subsidiary or Person directly or indirectly controlling a Loan Party or Subsidiary (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law. Each Loan Party and each Subsidiary is in compliance with all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations

Security Council, the European Union or His Majesty’s Treasury of the United Kingdom (sanctions described in this Section 5.22(a), collectively, “Sanctions”).
(b)PATRIOT Act. Each Loan Party and each Subsidiary is in compliance, in all material respects, with the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or, to the knowledge of Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. In addition, each Loan Party and each Subsidiary is in compliance with all other laws, rules, and regulations of any jurisdiction applicable to any Loan Party from time to time concerning or relating to bribery or corruption, including, without limitation, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions (together with the United States Foreign Corrupt Practices Act of 1977, as amended, “Anti-Corruption Laws”).
5.23Security Interests, Creation, Attachment, Validity, Priority and Perfection.
(a)This Agreement and the Pledge Agreement create in favor of Agent a legal, valid and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) security interest in the Collateral. Upon (i) the filing of the UCC-1 financing statements described in Section 4.1.2(e) and listed on Schedule 5.23(a) in the jurisdictions specified on Schedule 5.1, (ii) the recording of Intellectual Property Security Agreements in the United States Patent and Trademark Office and the United States Copyright Office, and (iii) the taking of possession or control by Agent of such Collateral, as applicable, such security interests in and Liens on the Collateral granted hereby and thereby which may be perfected by such filing, recording or delivery of or possession of Collateral shall be perfected, first priority (subject to Permitted Liens) security interests in such Collateral.
(b)Upon recording thereof in the appropriate recording office, each Mortgage listed on Schedule 5.23(b) (as such Schedule may be updated or supplemented from time to time by notice from the Borrower to the Agent) is effective to create, in favor of Agent, for its benefit and the benefit of the Lenders, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to any Real Estate Asset and the Mortgaged properties thereunder and the proceeds thereof, subject only to Permitted Liens and when the Mortgages are filed in the applicable filing offices (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 6.16, when such Mortgage is filed), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the mortgaged properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.
(c)Set forth on Schedule 5.23(c) (as such Schedule may be updated or supplemented from time to time by notice from the Borrower to the Agent) is a list of (i) each Loan Party’s chief place of business, chief executive office, the place where such Loan Party keeps its Records concerning Accounts and all originals of all Chattel Paper are located, (ii) all locations where any Inventory and Equipment (including a description thereof) owned by each Loan Party is kept, except with respect to (1) Inventory or Equipment in transit in the ordinary course of business, (2) Inventory or Equipment in the possession of third parties for repair or refurbishment in the ordinary course of business,

(3) Collateral having an aggregate value of less than $50,000 per location for all of the Loan Parties which may be located at other locations within the United States, (4) Inventory and Equipment at job sites or in the possession of employees in the ordinary course of business or intended for personal use, and (5) all other locations where current books and records of such Loan Party concerning its business or the Collateral are kept, and, in each case, indicating whether such location is owned or leased.
5.24Investment Property.
(a)To Borrower’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).
(b)Schedule 5.24 lists all Investment Property owned by each Loan Party as of the Closing Date. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.
5.25Compliance with Laws.
Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits.
5.26Reserved.
5.27Deposit Accounts and Other Accounts.
Schedule 5.27 lists all banks and other financial institutions at which any Loan Party maintains deposit, securities, commodities or other accounts as of the Closing Date, and such Schedule 5.27 correctly identifies the name, address and any other relevant contact information required by Agent or requested by Agent at the direction of Required Lenders with respect to each depository, the name in which the account is held, a description of the purpose of the account and the complete account number therefor.
5.28Reserved.
5.29Name and Address.
During the five (5) years immediately prior to the Closing Date, each Loan Party and each Subsidiary has not used any other name, whether corporate, fictitious or otherwise, except as set forth on Schedule 5.29 as of the Closing Date.
5.30Reserved.
5.31Reserved.
5.32Reserved.

Section 6.Affirmative Covenants.
Until all Obligations have been Paid in Full, each Loan Party agrees that it will:
6.1Information.
Furnish to Agent (for prompt further delivery to the Lenders):
6.1.1Annual Report. Promptly when available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2024, a copy of the annual audit report of Holdings and its Subsidiaries for such Fiscal Year, and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in comparative form the corresponding figures for the previous Fiscal Year, certified without qualification as to going concern (except for any such qualifications or exceptions resulting from (a) the impending maturity date of any Debt and (b) the inability to demonstrate prospective compliance with the Financial Covenant) or scope, by independent auditors of recognized national standing or otherwise reasonably acceptable to Required Lenders, together with a comparison of actual results for such Fiscal Year against the most recently delivered budget for such Fiscal Year to be certified by the interim chief financial officer of the Borrower.
6.1.2Interim Reports.
(a)Promptly when available and in any event within thirty (30) days (or such longer period permitted by Required Lenders) after the end of each fiscal month (commencing with the fiscal month ending May 31, 2024), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and cash flows for such fiscal month and for the periods from the beginning of the then-current Fiscal Year to the end of such fiscal month and the period of twelve (12) consecutive months ending on the last day of such fiscal month, and setting forth in comparative form the corresponding figures for the previous Fiscal Year, together with a comparison of actual results for such fiscal month against the budget for the applicable Fiscal Year, in each case, certified by the interim chief financial officer of the Borrower (which certificate shall contain a statement as to whether an Event of Default then exists).
(b)Promptly when available and in any event within thirty (30) days (or such longer period permitted by Required Lenders) after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2024), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows for such Fiscal Quarter and for the periods from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter and for the periods from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter and the Computation Period determined as of the last day of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the previous Fiscal Year, together with a comparison of actual results for such Fiscal Quarter against the most recently delivered budget for the applicable Fiscal Year, in each case, certified by the interim chief financial officer of the Borrower.
6.1.3Compliance Certificate. Contemporaneously with each (a) annual audit report furnished pursuant to Section 6.1.1, (b) each set of interim financial statements furnished pursuant to Section 6.1.2 and (c) each Liquidity Testing Date as described in Section 7.13.1, a duly completed Compliance Certificate, with appropriate insertions, dated as of the date of such annual audit report or such interim financial statements, and signed by the interim chief financial officer of the Borrower, containing (i) a computation of the Financial Covenant required to be tested as of such date, (ii) a statement as to whether a Default or an Event of Default exists (and, if any Default or Event of Default then exists, a reasonably detailed description of such event and the steps, if any, being taken with respect thereto) and (iii) in the case of financials provided pursuant to clauses (a) and (b) hereof, a calculation of any Tax Distributions made during the period covered by such financial statements.
6.1.4Notice of Default; Litigation; ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the applicable Loan Party or the applicable Subsidiary affected thereby with respect thereto:
(a)the occurrence of a Default or an Event of Default;
(b)any litigation, arbitration or governmental or regulatory investigation or proceeding is instituted (or, to the knowledge of Borrower, is threatened in writing) against any Loan Party or any Subsidiary or to which any of the properties of any thereof is subject, in each case, which would reasonably be expected to result in a Material Adverse Effect or seeks monetary damages in excess of $25,000, or receipt by any Loan Party or any Subsidiary of any information regarding any adverse development, occurrence or result with respect to any such litigation, arbitration or governmental or regulatory investigation or proceeding;
(c)the occurrence of any ERISA Event which would reasonably be expected to result in a Material Adverse Effect;
(d)any cancellation or material reduction in any insurance coverage maintained by any Loan Party, other than insurance not required to be maintained in accordance with Section 6.3;
(e)any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which would reasonably be expected to result in a Material Adverse Effect;
(f)any tax audit, examination or ruling or receipt by any Loan Party or any Subsidiary of any information regarding any adverse development, occurrence or result with respect to any pre-existing tax audit, examination or ruling; or
(g)any damage to or destruction of any Collateral in an amount in excess of $25,000, or the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that has caused, or that would reasonably be expected to cause, a loss or depreciation in the value of any Collateral or a loss or decline in the value of insured property or the existence of an event justifying a claim under any insurance in each case, in excess of $25,000.
6.1.5Intellectual Property.
Promptly and in any event within thirty (30) days after the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party or any Subsidiary has made or filed with respect of any Patents, Copyrights, or Trademarks and the status of any outstanding applications or registrations. Borrower shall promptly advise Agent of any material change in the composition of registered Intellectual Property that constitutes Collateral, including but not limited to any ownership of rights of Borrower in or to any Trademark, Patent, or Copyright not specified in this Agreement or acquired after the Closing Date.

6.1.6Projections.
Promptly when available and in any event within sixty (60) days after the commencement of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2025), financial projections for Holdings and its Subsidiaries for such Fiscal Year (including quarterly projected consolidated balance sheets and statements of income and cash flows) in a form reasonably satisfactory to Required Lenders, accompanied by a certificate of the interim chief financial officer of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower has a reasonable basis for the assumptions contained in such projections at the time they were made and (c) such projections have been prepared in accordance with such assumptions, it being acknowledged and agreed by Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results.
6.1.7Other Debt Notices.
Promptly following receipt, copies of any notice of the occurrence of a default or event of default or the exercise of any rights or remedies, or any other material notice, from any lender, holder, trustee or agent of, under or with respect to any Subordinated Debt.
6.1.8Updated Schedules to this Agreement and Other Loan Documents.
Contemporaneously with each interim report furnished pursuant to Section 6.1.2, to the extent applicable, updated versions of the Schedules to this Agreement and other Loan Documents showing such information as of the date of such interim report (it being agreed and understood that this requirement shall be in addition to the notice and delivery requirements set forth in Section 6.8(b) hereof and in the other Loan Documents and shall not constitute a cure or waiver of any breach of such notice or delivery requirements).
6.1.9Insurance.
Contemporaneously with each interim report furnished pursuant to Section 6.1.2, a summary of all insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries, to the extent any insurance coverage differs from the insurance coverages listed on Schedule 5.16.
6.1.10Regulatory.
Promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any matter described in Section 6.1.4.
6.1.11Other Information.
Promptly upon request, such other information concerning the condition or operations, business, financial or otherwise, of any Loan Party as any Agent or any Lender may from time to time may reasonably request.
Notwithstanding anything to the contrary set forth herein, the Borrower shall not be required to provide or disclose any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower and/or any of their respective Subsidiaries, customers and/or suppliers, (b) in respect of which disclosure to Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable requirements of law, provided that, with respect to this clause (b), the Borrower shall (i) make Agent aware that information is being withheld (to the extent permitted by applicable law) and (ii) use best efforts to communicate the relevant information in a way that does not violate such applicable law, (c) that is subject to attorney-client or other legal privilege or constitutes attorney work product, provided that, with respect to this clause (c), the Borrower shall (i) make Agent aware that information is being withheld and (ii) use best efforts to communicate the relevant information in a way that does not violate such attorney-client or other legal privilege or (d) in respect of which Holdings, the Borrower or any Subsidiary owes confidentiality obligations to any third party, provided that, with respect to this clause (d), the Borrower shall (i) make the Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (ii) use best efforts to communicate the relevant information in a way that does not violate such confidentiality obligations. Documents required to be delivered pursuant to this Section 6.1 may be delivered electronically pursuant to procedures reasonably agreed by the Borrower and Agent.
6.2Books; Records; Inspections.
Keep, and cause each other Loan Party to keep, its books and records in accordance with generally accepted business practices sufficient to allow the preparation of financial statements in accordance with GAAP in all material respects (as and to the extent required in accordance with this Agreement); and permit, and cause each other Loan Party to permit, once per Fiscal Year (or more frequently during the continuation of an Event of Default) at any reasonable time during normal business hours and with reasonable prior notice and subject to reasonable scheduling accommodations for members of management, Agent or any representative thereof to (a) visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with Agent or any agent or representative thereof (each acting at the direction of Required Lenders)), (b) inspect the properties and operations of Loan Parties, (c) perform appraisals of the property and business of Borrower or such Loan Party, and (d) inspect, examine, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral. Such visits, inspections, examinations, appraisals or audits by Agent shall be at Borrower’s expense (subject to the limitations set forth above related to the frequency of such visits, inspections, examinations, appraisals and audits).
6.3Maintenance of Property; Insurance.
(a)Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of Borrower or such other Loan Party in good working order and condition, ordinary wear and tear and the abandonment of patents, trademarks, copyrights or other Intellectual Property rights in the ordinary course of business, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.
(b)Subject to Section 6.11, maintain, and cause each Subsidiary to maintain, with financially sound, reputable, and responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent, in such amounts, and against such hazards and liabilities, as is customarily maintained by companies similarly situated. Upon request of Agent or any Lender, Borrower shall furnish to Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and each other Loan Party. Borrower shall cause each issuer of an insurance policy to (a) name the Agent as additional insured, lender loss payee, loss payee, or mortgagee, as appropriate, thereunder and (b) provide Agent with certificates and endorsements (i) showing Agent as additional insured, lender loss payee, loss payee, or mortgagee, as applicable, with respect to each policy of property or casualty insurance (other than any property policy that provides coverage exclusively for any property of the Loan Parties which is not Collateral) and naming Agent as an additional insured with respect to each policy of liability insurance (other than any workers’ compensation policy or director and officer liability policy), (ii) providing that the insurer shall endeavor to give thirty (30) days’ notice (ten (10) days’ notice for nonpayment of premiums) to Agent prior to any cancellation of, or reduction or change in coverage provided by or other material modification to such policy, and (iii) reasonably acceptable in all other respects to Agent and Required Lenders.
(c)Unless Borrower provides Agent with evidence of the continuing insurance coverage required by this Agreement, Agent (acting at the direction of Required Lenders) may purchase insurance (as directed by the Required Lenders in their reasonable business judgment) comparable to other similarly situated companies at Borrower’s expense to protect Agent’s and the Lenders’ interests in the Collateral. This insurance may, but need not, protect Borrower’s and each other Loan Party’s interests. The coverage that Agent purchases may, but need not, pay any claim that is made against Borrower or any other Loan Party in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with reasonably sufficient evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the Obligations owing hereunder.
(d)Maintain all Owned Intellectual Property, including diligent prosecution of any applications for registered Owned Intellectual Property and payment of all necessary registration, maintenance and renewal fees and maintaining the confidentiality of any Owned Intellectual Property comprised of source code or other Trade Secrets.
6.4Compliance with Laws; Payment of Taxes and Liabilities.
(a)Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits; (b) without limiting clause (a), ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the OFAC or any other similar lists maintained by OFAC and/or Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (of September 23, 2001), any related enabling legislation or any other similar Executive Orders or Anti-Terrorism Laws; (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations; and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all Taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, would reasonably be expected to become a Lien on any of its property; provided that the foregoing shall not require Borrower or any other Loan Party to pay any such Tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP.

6.5Maintenance of Existence.
Maintain and preserve, and (subject to Section 7.4) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
6.6Employee Benefit Plans.
Maintain, and cause each other Loan Party to maintain, each Pension Plan in substantial compliance with its terms and all applicable requirements of law and regulations, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.
6.7Environmental Matters.
If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any other Loan Party, cause, and cause each other Loan Party to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply in all material respects with all Environmental Laws. Without limiting the generality of the foregoing, Borrower shall, and cause each other Loan Party to, comply in all material respects with each valid Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any other Loan Party of activities in response to the release or threatened release of a Hazardous Substance.
6.8Further Assurances.
(a)Take, and cause each other Loan Party to take, such actions as are reasonably necessary or as Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of Borrower and each other Loan Party under the Loan Documents are secured by first priority perfected Liens in favor of Agent (subject only to the Permitted Liens) on all of the assets constituting Collateral that are owned as of the Closing Date and that may be acquired or created after the Closing Date by any Loan Party (other than Excluded Property) of Borrower and each other Loan Party (as well as all Equity Interests issued by Borrower and each other Loan Party (other than Excluded Property)) and guaranteed by each Loan Party other than Borrower, in each case, subject to any limitations, qualifications, thresholds or other exclusions set forth in this Agreement or any other Loan Document.
(b)Promptly, but, in any event, within thirty (30) days upon the acquisition or creation of any Subsidiary acquired or created after the Closing Date, in each case, Borrower shall enter into any Joinder Agreement and cause the following to occur with respect to such Subsidiary: (i) the execution and delivery of joinders, any guaranties, security agreements, pledge agreements, financing statements, Mortgages with respect to any Real Estate Asset (subject to the deadline provided in Section 6.16), deeds of trust, and other documents, and the filing or recording of any of the foregoing, (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, (iii) the delivery of written notice to Agent setting forth with respect to such Subsidiary (1) the date on which such Person became a Subsidiary of Borrower and (2) all of the data required to be set forth in Schedule 5.1, Schedule 5.8, Schedule 5.18, Schedule 5.23(a), Schedule 5.23(b), Schedule 5.23(c), Schedule 5.24, Schedule 5.27, and any other schedule hereof requested by Agent or any Lender after giving effect to such acquisition (and such written notice shall be deemed to supplement such schedules for all purposes hereof) and (iv) the delivery to Agent of all other documentation, including, the authorization documents substantially similar to those set forth in Section 4.1.2(k) of such Subsidiary (to the extent such authorization is required under the constitutive documents of Borrower and its Subsidiaries). Notwithstanding anything to the contrary set forth herein, this Agreement shall not require the creation or perfection of pledges of or security interests in, or other deliverables with respect to, particular assets of the Loan Parties, or the provision of guarantees by any Subsidiary, if, and for so long as the Required Lenders reasonably determine that the burden, cost, difficulty or consequence of creating or perfecting such pledges or security interests in such assets or other deliverables in respect of such assets, or providing such guarantees (taking into account material adverse tax consequences to Holdings, the Borrower, any Subsidiary or any Parent Company) exceeds the benefit to the Lenders afforded thereby.
(c)Reserved.
(d)Any document, agreement or instrument executed, delivered or issued pursuant to this Section 6.8 shall constitute a Loan Document.
6.9Reserved.
6.10Use of Proceeds.
(a)Use the proceeds of Loans solely to (i) provide for the ongoing working capital needs of Holdings and its Domestic Subsidiaries and (ii) pay Closing Date Transaction Expenses, in each case, to the extent permitted under, and in accordance with, this Agreement.
(b)No part of the proceeds of the Loans shall be used, directly or indirectly, for the following purposes: (i) of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation relating to margin stock, in particular, without limitation of the foregoing, no part of the proceeds from the Loan is intended to be used to acquire any publicly-traded stock of any kind; (ii) relending, reinvesting, passive businesses, real estate, project financing, farm land purchases, uses contrary to the public interest or inconsistent with free competitive enterprise or for any investments and purposes; (iii) reserved; (iv) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of sanctions pursuant to any Anti-Terrorism Laws; (v) in any other manner that would result in a violation of sanctions under any Anti-Terrorism Laws by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise); or (vi) in any manner which would violate Anti-Corruption Laws or applicable Sanctions.
6.11Post-Closing Obligations.
Notwithstanding the conditions precedent set forth in Section 4.1 above, Borrower has informed Agent and the Lenders that certain items required to be delivered to Agent or otherwise satisfied as conditions precedent to the effectiveness of this Agreement will not be delivered to Agent as of the Closing Date. As an accommodation to Borrower, Agent and the Lenders have agreed to make the Loans available under this Agreement notwithstanding that such conditions to closing have not been satisfied (but subject to the other conditions set forth herein). In consideration of such accommodation, Borrower hereby agrees to take, and cause each other Loan Party to take, each of the actions described on Schedule 6.11 attached hereto, in each case, in the manner and by the dates set forth thereon (or such later dates as may be agreed to by Agent, at the direction of Required Lenders).

6.12Bank Accounts.
Deliver, and cause each other Loan Party to deliver, to Agent, within (a) thirty (30) days after the Closing Date (with respect to any deposit, securities, commodities or other account existing on the Closing Date) or (b) thirty (30) days after the date on which any Loan Party acquires or establishes an account after the Closing Date (with respect to any deposit, securities, commodities or other account acquired or established after the Closing Date), in each case, or such later dates as may be agreed to by Agent (at the direction of Required Lenders) a Control Agreement with respect to each such account (other than an Excluded Account); provided, that if the Required Lenders determine that the burden of providing any such Control Agreement on the applicable Loan Party (individually or in the aggregate) outweighs the benefit to the Lenders, Required Lenders shall waive the requirement hereunder for such Loan Party to provide such Control Agreement.
6.13Milestones.
Each Loan Party shall implement the milestones set forth on Schedule 6.13 hereto (the “Milestones”) in accordance with their terms and no later than the dates set forth therein, unless waived or extended by Agent (at the direction of the Required Lenders).
6.14Collateral Records.
Keep, and cause each other Loan Party to keep, full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent’s Lien in the Collateral, including placing a legend, in form and content acceptable to Agent, on all Chattel Paper created by each Loan Party indicating that the Lender has a Lien on such Chattel Paper.
6.15Delivery of Instruments, Certificated Securities and Chattel Paper.
If any amount payable under or in connection with any of the Collateral in excess of $50,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be held for the benefit of Agent as Collateral pursuant to this Agreement and thereafter be delivered to Agent promptly (and in any event within five (5) Business Days (or such later date as may be agreed by Agent, at the direction of Required Lenders)), duly indorsed in a manner reasonably satisfactory to Agent, and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, upon the request of Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Agent and at such time being held by any Loan Party shall be promptly delivered to Agent, duly indorsed in a manner reasonably satisfactory to Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.
6.16Real Property Matters.
If any Loan Party acquires any Real Estate Asset, Borrower will promptly notify Agent in writing of such acquisition and will, or will cause the applicable Loan Party to, grant to Agent, within sixty (60) days following such acquisition, a Lien on such Real Estate Asset (other than any Real Estate Asset constituting Excluded Property) pursuant to a Mortgage and such other documents as are reasonably requested by Agent (acting at the direction of the Required Lenders) in connection therewith.

6.17Compliance with Surety Agreements.
Each Loan Party shall comply and shall cause each of its Subsidiaries to comply with any surety agreement, surety bond, performance bond or similar instrument, to which such Person is party to the extent required by the terms thereof, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 7.Negative Covenants.
Until all Obligations have been Paid in Full, each Loan Party agrees that it will:
7.1Debt.
Not, and not permit any Subsidiary to, create, incur, assume, guarantee or otherwise suffer to exist any Debt, except:
(a)Obligations under this Agreement and the other Loan Documents;
(b)reserved;
(c)Debt of Borrower to any Loan Party or Debt of any Domestic Subsidiary Guarantor to Borrower or a Domestic Subsidiary not to exceed $20,000,000, in each case, that is appropriately reflected in Borrower’s financial records and is evidenced by a written promissory note pledged to Agent as Collateral that contains subordination language satisfactory to Required Lenders and;
(d)any existing Debt listed on Schedule 7.1 hereto as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(e)reserved;
(f)Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 7.4;
(g)Debt incurred in the ordinary course of business consisting of: (i) obligations in respect of netting services, overdraft protections, and other cash management and similar arrangements and in respect of incentive, supplier finance or similar programs, (ii) obligations to pay insurance premiums, (iii) take or pay obligations contained in supply agreements, (iv) obligations to reacquire assets or inventory in connection with customer financing arrangements, (v) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, workers’ compensation claims, performance or completion guarantees, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred, in each case, in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice, (vi) obligations in respect of letters of credit (including reimbursement obligations with respect to letters of credit issued in the ordinary course of business consistent with past practice), bank guarantees, surety bonds, performance bonds or similar instruments issued in the ordinary course of business consistent with past practice, and (vii) obligations in respect of commercial and trade letters of credit (including reimbursement obligations with respect to any such letters of credit) in the ordinary course of business consistent with past practice; provided that the aggregate amount of all such Debt shall not exceed $250,000 at any time outstanding;

(h)Contingent Obligations arising under guarantees by a Loan Party of Debt or other obligations of any other Loan Party (other than Holdings), which Debt or other obligations are otherwise permitted hereunder; provided that, if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;
(i)reserved;
(j)Debt consisting of reasonable deferred compensation payable to current or former employees of Holdings or any Subsidiary incurred in the ordinary course of business;
(k)Debt arising in the ordinary course of business in respect of workers’ compensation claims, disability, health or other employee benefit obligations;
(l)reserved;
(m)Debt constituting of (i) guarantees of the obligations of suppliers, customers and licensees and (ii) customer deposits and advance payments received from customers for goods and services purchased, in each case, incurred in the ordinary course of business and in an aggregate amount not to exceed $25,000 at any time outstanding; and
(n)unsecured employee credit card programs and similar arrangements, in each case, incurred in the ordinary course of business and in an aggregate amount not to exceed $50,000 at any time outstanding.
7.2Liens.
Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)Liens for Taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings or subject to a valid filing extension and, in each case, for which it maintains adequate reserves in accordance with GAAP, the execution or other enforcement of which is effectively stayed, and such Liens would not reasonably be expected to have or cause a Material Adverse Effect;
(b)(i) Liens of carriers, warehousemen, mechanics, landlords, repairmen and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, to the extent arising in the ordinary course of business and consistent with past practice and for which it maintains adequate reserves in accordance with GAAP, the execution or other enforcement of which is effectively stayed, and such Liens would not reasonably be expected to have or cause a Material Adverse Effect;
(c)Liens described on Schedule 7.2 as of the Closing Date;
(d)reserved;

(e)attachments, appeal bonds, judgments and other similar Liens, to the extent not constituting an Event of Default;
(f)easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens in respect of real property not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;
(g)Liens arising under the Loan Documents;
(h)the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the principal amount thereof);
(i)Liens consisting of (i) any interest or title of a lessor, licensor, sublessor or sub-licensor under any lease or license permitted by this Agreement, (ii) landlord lien required by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject (provided that, if such lessor or sub-lessor is a Loan Party or Affiliate thereof, such Lien must be a Permitted Lien under one or more clauses of this Section 7.2 other than this clause (i)), or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(j)purported Liens arising from precautionary UCC financing statements (or equivalent filings or registrations in foreign jurisdictions) filed with respect to operating leases, supplier, distributor, wholesaler, vendor, consignment or bailee arrangements entered into in the ordinary course of business;
(k)licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business or not adversely interfering in any material respect with the business of the Loan Parties or any of their Subsidiaries and, with respect to Intellectual Property, do not constitute a disposition of all substantial rights in any material Owned Intellectual Property;
(l)Liens in favor of collecting banks arising under Section 4-210 of the UCC or in favor of a bank or other depository institution arising as a matter of law (including the right of setoff) encumbering deposits;
(m)deposits in the ordinary course of business to secure obligations under worker’s compensation, unemployment insurance or social security laws or similar legislation;
(n)deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business and not at any time exceeding $50,000 in any one instance and $100,000 in the aggregate;
(o)Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods in the ordinary course of business;
(p)Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums permitted under Section 7.1(g)(2); and

(q)Liens arising as a result of (i) a surety bond provider having subrogation rights or other encumbrances arising by operation of law or (ii) the right of the surety bond provider to request collateral thereunder, so long as, in each case, a consensual grant of a security interest in collateral is not given to such provider in connection therewith.
Without limiting the foregoing, it is understood and agreed that in no event shall any Lien encumber any IRA 45X Credit.
7.3Restricted Payments.
Not, and not permit any Subsidiary to, (i) make any dividend or other distribution to any of its equity holders, (ii) purchase or redeem any of its Equity Interests or any rights in respect thereof, (iii) pay any management, transaction, advisory, monitoring or similar fees to any Affiliate, any of its equity holders or any Affiliate thereof, (iv) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or other payment in respect of any Subordinated Debt, (v) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or other payment in respect of any Debt prior to its scheduled maturity (other than (x) the Obligations and (y) Debt secured by a Permitted Lien if the asset securing such Debt has been sold or otherwise disposed of in a transaction permitted hereunder), or (vi) set aside funds for any of the foregoing (the foregoing clauses (i) through (vi), “Restricted Payments”). Notwithstanding the foregoing:
(a)any Subsidiary may make Restricted Payments to Borrower or to any other Loan Party that is a Domestic Subsidiary;
(b)any Loan Party may make payments to its Parent Company in order for such Parent Company to make Tax Distributions;
(c)Holdings may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;
(d)Holdings may repurchase Equity Interests upon the cashless exercise of stock options or warrants if such Equity Interests represent all or a portion of the exercise price of such options or warrants;
(e)reserved;
(f)Loan Parties may make Restricted Payments (or may make Restricted Payments to any Parent Company) to the extent necessary to enable any Parent Company:
(i)to pay (1) general administrative costs and expenses (including corporate overhead, legal or similar expenses and audit, accounting and other reporting expenses) of any Parent Company and to pay insurance premiums of (or on behalf of) any Parent Company, in each case, which are incurred in the ordinary course of business, which are attributable to the ownership or operations by such Parent Company of the Borrower or any Subsidiary and which are applied by such Parent Company for such purpose and (2) to pay each Loan Party’s allocable share of franchise fees and Taxes and similar fees and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, incurred or arising in the ordinary course of business; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (i) in any Fiscal Year shall not exceed $50,000;

(ii)reserved;
(iii)payments in respect of reasonable and customary director, officer and employee indemnification arrangements, in each case, approved by the Board of Directors of Holdings (or any other Parent Company), Borrower or any Subsidiary, as applicable;
(iv)reserved;
(v)reserved;
(vi)to finance any Investment permitted under Section 7.10; provided that (1) any Restricted Payment under this clause (vi) shall be made substantially concurrently with the closing of such Investment and (2) the relevant Parent Company shall, promptly following the closing thereof, cause (A) all property acquired to be contributed to Borrower or a Subsidiary, or (B) the merger, consolidation or amalgamation of the Person formed or acquired into Borrower or a Subsidiary, in order to consummate such Investment in compliance with the applicable requirements of Section 7.10 as if undertaken as a direct Investment by Borrower or such Subsidiary; and
(vii)to the extent constituting a Restricted Payment, to make any payment permitted by Section 7.7 (other than in reliance on clause (j) thereof);
(g)neither this Section 7.3 nor any other provision of this Agreement shall prohibit or restrict the issuance of Equity Interests from Holdings to its equity holders pursuant to the Warrant or the 2021 Long Term Incentive Plan (as in effect on the Closing Date);
(h)reserved; and
(i)the Loan Parties may pay Closing Date Transaction Expenses.
7.4Mergers; Consolidations; Asset Sales.
(a)Not, and not permit any Subsidiary to, be a party to any merger or consolidation, except for any merger or consolidation of any Subsidiary into Borrower or any Subsidiary Guarantor.
(b)Not, and not permit any Subsidiary to, sell, transfer, dispose of, convey or lease any of its assets or Equity Interests, or sell or assign with or without recourse any receivables, in each case, in excess of $50,000 in the aggregate in any Fiscal Year, except for:
(i)sales of inventory in the ordinary course of business;
(ii)sales, transfers and dispositions of assets (excluding any Equity Interests of Borrower or any Subsidiary) for at least fair market value (as reasonably determined by Borrower) and for cash consideration, so long as (1) the aggregate value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $5,000,000 per Fiscal Year, (2) no Event of Default shall have occurred and be continuing or would result therefrom and (3) the Net Cash Proceeds thereof shall be applied to prepay the Loans in accordance with Section 2.9.2(a);

(iii)the granting of Liens and the making of Investments and Restricted Payments, in each case, expressly permitted hereunder and the use of cash or Cash Equivalent Investments in a manner not prohibited by the Loan Documents;
(iv)(1) entering into and terminating licenses, sublicenses, cross-licenses, leases or subleases granted to third parties, (2) any expiration of any option agreement in respect of personal property, and (3) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual or litigation claims (including in tort), in each case, with respect to transactions pursuant to this Section 7.4(b)(iv), in the ordinary course of business and not interfering with the business of the Loan Parties;
(v)(1) sales, forgiveness or discounting, on a non-recourse basis of past due accounts in connection with the collection or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers and (2) the compromise, discounting, settlement and collection of receivables, in each case, with respect to any transaction permitted by this Section 7.4(b)(v), in the ordinary course of business and not as part of a factoring arrangement, receivables financing or other similar transaction;
(vi)dispositions resulting from any Casualty/Condemnation Event, the Net Cash Proceeds of which shall be applied to prepay the Loans in accordance with Section 2.9.2(a);
(vii)sales and dispositions in the ordinary course of business of damaged, obsolete, surplus or worn-out assets, scrap and replaced equipment no longer useful in the operation of the business of Holdings and its Subsidiaries;
(viii)the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Owned Intellectual Property, so long as such abandonment, cancellation, non-renewal, or discontinuance would not reasonably be expected to result in a Material Adverse Effect and is consistent with the exercise of reasonable business judgment;
(ix)dispositions of non-core assets, as reasonably determined by the Loan Parties in good faith, acquired in connection with an Investment permitted hereunder, the Net Cash Proceeds of which shall be applied to prepay the Loans in accordance with Section 2.9.2(a);
(x)dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property used, useful or necessary in the business of Holdings and its Subsidiaries or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(xi)sales, transfers and dispositions of assets from any Loan Party or any Subsidiary of any Loan Party to any Loan Party (other than Holdings); and
(xii)sales, transfers and dispositions of IRA 45X Credits and/or Environmental Attributes.
(c)Not, and not permit any other Loan Party to, (i) transfer ownership of Owned Intellectual Property (including by way of an exclusive license) to any Person other than a Loan Party to the extent that such Intellectual Property is material to the business of Holdings and its Subsidiaries, and (ii) cease to be a Loan Party if, on the date of and after giving effect to such cessation of such Person’s status as a Loan Party, such Person would own (or hold an exclusive license with respect

to) any Intellectual Property material to the business of Holdings and its Subsidiaries taken as a whole, except where the remaining Loan Parties retain rights to use such Intellectual Property sufficient for the operation of such Loan Parties’ businesses as conducted at the time.
7.5Modification of Organizational Documents and Material Contracts.
Not, and not permit any Subsidiary to, amend or modify the Governing Documents of any Loan Party or any Material Contract, in each case, other than any such amendments or modifications that are not materially adverse to Agent or any Lender (in their respective capacities as such).
7.6Limitations on Negative Pledges.
Not, and not permit any Subsidiary to, enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents, (b) restrictions or conditions imposed by any agreement relating to secured Debt permitted by Section 7.1 if such restrictions or conditions apply only to the property or assets securing such Debt, (c) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (d) customary provisions restricting the assignment, sublet or other transfer (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business and existing on the Closing Date (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be).
7.7Transactions with Affiliates.
Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates, except:
(a)transactions, arrangements and contracts on terms that are not less favorable to such Loan Party or such Subsidiary than are obtainable from any Person which is not an Affiliate and that are fully disclosed to the Agent prior to the consummation thereof if such terms require payments by or to such Loan Party or such Subsidiary in excess of $50,000 in any Fiscal Year; provided that any transaction, arrangement or contract permitted under this clause (a) must be between Loan Parties organized in the United States;
(b)payment of Closing Date Transaction Expenses;
(c)the Governing Documents of the Loan Parties;
(d)[reserved];
(e)[reserved];

(f)[reserved];
(g)as set forth on Schedule 7.7 hereto;
(h)transactions among the Loan Parties (or any entity that becomes a Loan Party as a result of such transaction);
(i)[reserved];
(j)to the extent constituting a transaction, arrangement or contract with an Affiliate, transactions permitted by Section 7.3 (other than Section 7.3(f)(vii)); and
(k)the payment of fees and out-of-pocket costs to, and indemnities provided on behalf of (or for the benefit of), members of the Board of Directors, officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of Holdings or any other Parent Company, to the extent attributable to the operations of the Borrower or its Subsidiaries; provided that the aggregate amount of directors’ fees paid in cash to the members of the Board of Directors of Holdings (or similar governing body) shall not exceed $150,000 per member in any Fiscal Year and $1,050,000 in the aggregate (in each case, inclusive of payroll taxes) for all members of the Board of Directors of Holdings (or similar governing body) in any Fiscal Year; provided further that (i) directors’ fees shall be paid in arrears through normal payroll practices, (ii) no such payment shall be permitted hereunder if an Event of Default shall have occurred and be continuing or would result therefrom and (iii) to the extent not paid in cash when due and payable, such fees shall accrue in accordance with GAAP.
7.8Inconsistent Agreements.
Not, and not permit any Subsidiary to, enter into any material agreement containing any provision which would (a) be violated or breached in any material respect by any Borrowing by Borrower hereunder or by the performance by Borrower or any other Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) [reserved] or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any other Loan Party to (i) pay dividends or make other distributions to Borrower or any other Loan Party, or repay any Debt owed to Borrower or any other Loan Party, (ii) make loans or advances to Borrower or any other Loan Party, or (iii) transfer any of its assets or properties to Borrower or any other Loan Party, other than (1) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the Equity Interests or assets of any Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (2) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (3) customary provisions in leases and other contracts restricting the assignment thereof.
7.9Business Activities; Issuance of Equity.
(a)Not, and not permit any Subsidiary to, engage in any line of business substantially different than the businesses engaged in by the Loan Parties and the Subsidiaries on the Closing Date, and businesses reasonably related or ancillary thereto, except as otherwise agreed in advance by Required Lenders.

(b)Not, and not permit any Subsidiary to, issue, offer, sell, grant any option or right to purchase or otherwise dispose of any Equity Interests, other than (i) any issuance by Holdings or any other Parent Company that does not result in a Change of Control, (ii) any issuance by Borrower to Holdings or (iii) any issuance by a Subsidiary of Borrower to Borrower or another Loan Party (other than Holdings).
7.10Investments.
Not, and not permit any Subsidiary to, make or permit to exist any Investment in or to any other Person, except the following:
(a)contributions by Borrower to the capital of any Loan Party (other than Holdings), or by any Subsidiary to the capital of any other Loan Party (other than Holdings), so long as, in each case, the recipient of any such capital contribution has complied with Section 6.8 and is a Domestic Subsidiary;
(b)Investments constituting Debt permitted by Section 7.1(c);
(c)Contingent Obligations constituting Debt permitted by Section 7.1 or Permitted Liens;
(d)cash and Cash Equivalent Investments;
(e)bank deposits in the ordinary course of business; provided that, subject to Section 6.12 and other than with respect to Excluded Accounts, all such deposits shall be maintained in accounts that are subject to Control Agreements;
(f)Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors or acquired in connection with the settlement of delinquent Accounts in the ordinary course of business;
(g)Investments consisting of receivables and trade credit created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(h)Investments listed on Schedule 7.10 and any renewals or extensions thereof so long as the principal amount thereof is not increased in connection with any such renewal or refinancing;
(i)any purchase or other acquisition by any Loan Party (other than Holdings) of the assets or Equity Interests of any Domestic Subsidiary of Borrower;
(j)Investments (i) constituting deposits, prepayments and other credits to suppliers, and deposits in connection with lease obligations, taxes, insurance and similar items, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, made in the ordinary course of business;
(k)Investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, in each case, made in the ordinary course of business;

(l)[reserved];
(m)[reserved];
(n)[reserved];
(o)[reserved];
(p)[reserved];
(q)Investments consisting of the non-exclusive licensing of Intellectual Property pursuant to joint marketing arrangements with other Persons;
(r)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(s)Investments to the extent that payment for such Investments is made with issuances of, or the proceeds of issuances of, Equity Interests by (or cash or non-cash capital contributions to) any Parent Company (in the case of Holdings, solely to the extent any such issuance is of Equity Interests not constituting Disqualified Equity Interests) that have been contributed to the Borrower, and, in each case, not resulting in a Change of Control; and
(t)Investments in connection with intercompany cash management arrangements and related activities in the ordinary course of business and consistent with past practice.
7.11Reserved.
7.12Changes in Accounting, Name and Jurisdiction of Organization.
Not, and not permit any Subsidiary to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (b) change its Fiscal Year or method for determining its Fiscal Quarters, (c) change its name as it appears in official filings in its jurisdiction of organization, or (d) change its jurisdiction of organization, except, in the case of clauses (c) and (d), to the extent that such Loan Party or such Subsidiary shall have provided written notice thereof to Agent at least thirty (30) days prior to such change and shall have completed or complied with all actions reasonably requested by Agent or Required Lenders in connection therewith.
7.13Financial Covenant.
7.13.1Minimum Liquidity.
From the Closing Date until the Maturity Date, not permit Liquidity of the Borrower and its Subsidiaries, as of Friday of each calendar week (each, a “Liquidity Testing Date”), to be less than $5,000,000. On each Liquidity Testing Date, the interim chief financial officer of Borrower shall provide a compliance certificate certifying to Agent and the Lenders as to the Liquidity on such date, and provide calculations and any additional backup evidence as any Lender may request.
7.13.2Reserved.
7.14Bank Accounts.

Not, and not permit any other Loan Party to, maintain or establish any new bank accounts (other than the bank accounts set forth on Schedule 5.27, which bank accounts constitute all of the deposit accounts, securities accounts or other similar accounts maintained by the Loan Parties as of the Closing Date) unless such Loan Party complies with Section 6.12 with respect thereto.
7.15Subsidiaries.
Not, and not permit any other Loan Party, to establish or acquire any Subsidiary unless such Loan Party and such Subsidiary comply in all respects with Section 6.8.
7.16OFAC; PATRIOT Act.
Not, and not permit any Subsidiary to, fail to comply with Section 5.22.
7.17Holdings as Passive Holding Company.
Holdings shall not engage in any material business activities, hold any material assets or incur any Debt, other than (a) acting as a holding company and transactions incidental, related or ancillary thereto, (b) entering into the Loan Documents and the transactions required herein or therein or permitted herein or therein to be performed by Holdings, including the consummation of the Closing Date Transactions, (c) receiving and distributing the dividends, distributions and payments expressly permitted to be made to or by Holdings pursuant to Section 7.3, (d) entering into engagement letters and similar contracts and agreements with attorneys, accountants and other professionals, (e) owning the Equity Interests of Borrower, (f) engaging in activities necessary, incidental, related or ancillary to any director, officer and/or employee option or other equity incentive plan or program at Holdings, (g) holding nominal deposits in deposit accounts in connection with consummating any of the foregoing transactions, subject to compliance with Section 6.12, (h) activities relating to maintaining its corporate existence, (i) preparing reports to any Governmental Authority and to its equity holders, participating in tax, accounting and other administrative matters and performing, and retaining auditors and other Persons to perform, other administrative functions incidental to its status as a holding company, (j) engaging in transactions expressly permitted by this Agreement and the other Loan Documents, in each case, subject to any limitations set forth herein or therein with respect to any such transaction, (k) guarantees of liabilities (other than Debt for borrowed money) pursuant to leases entered into by Borrower or any Subsidiary, and (l) other immaterial activities and assets that are necessary, incidental, related or ancillary to the foregoing. Holdings shall not directly own the Equity Interests of any Person other than Borrower.
7.18Sale and Leaseback Transactions.
Not, and not permit any Subsidiary to, enter into any Sale and Leaseback Transaction.
7.19Reserved.
7.20ERISA.
Except as would not reasonably be expected to have a Material Adverse Effect, not, and not permit any Subsidiary to, become the sponsor of, or a contributing employer to, any Pension Plan or Multiemployer Pension Plan.
7.21Reserved.

7.22Reserved.
7.23Reserved.
7.24Reserved.
7.25Reserved.
7.26Anti-layering; Affiliate Debt.
Not, and not permit any Subsidiary to, incur or suffer to exist any Debt that is (a)(i) senior in right of payment to the Loans and any of the other Obligations, as the case may be, and (ii) subordinated in right of payment to any other Debt of such Loan Party or such Subsidiary, or (b) owing to any Affiliate.
7.27Reserved.
7.28Guaranties; Contingent Liabilities.
Not, and not permit any Subsidiary to, assume, guarantee, endorse, contingently agree to purchase, assume or otherwise become liable for the Debt of any Person, or otherwise incur any Contingent Obligation, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business as conducted on the Closing Date, (b) swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates entered into in the ordinary course of business for bona fide hedging purposes and not for speculation, (c) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies, (d) guarantees by a Loan Party of any operating leases or other obligations of another Loan Party which are not prohibited by the terms of the Loan Documents and do not constitute Debt, and (e) other Contingent Obligations permitted by Section 7.1.
Section 8.Events of Default; Remedies.
8.1Events of Default.
Each of the following shall constitute an “Event of Default” under this Agreement:
8.1.1Non-Payment Obligations.
Any Loan Party shall:
(a)default in the payment when due of the principal of any Loan, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise;
(b)default in the payment when due of any interest (including PIK Interest), any Applicable Prepayment Premium or any fee in respect of any Loan or Commitment hereunder or under any other Loan Document, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise; or

(c)default in the payment when due of any other Obligations not specified in the foregoing clauses (a) and (b), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, which such default shall continue for three (3) consecutive Business Days.
8.1.2Default Under Other Debt.
Any default shall occur under the terms applicable to any other Debt (other than the Obligations) of any Loan Party or any Subsidiary, including, without limitation, any swap or other derivatives contract, with an aggregate amount (including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement), and such default shall (a) consist of the failure to pay such Debt when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, or (b) accelerate the maturity of such Debt, or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt (or any portion thereof) to become due and payable (or to require such Loan Party or such Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its stated maturity or otherwise exercise remedies in respect thereof.
8.1.3Bankruptcy; Insolvency.
(a)Any Loan Party or any Subsidiary shall become unable, admit that it is insolvent or its inability or fail generally to pay its debts as they become due; or
(b)Any Loan Party or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or such Subsidiary or all or a substantial part of all of the property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party or any Subsidiary, and, if such case or proceeding is not commenced by such Loan Party or such Subsidiary, it is consented to or acquiesced in by such Loan Party or such Subsidiary or remains for sixty (60) days undismissed; or any Loan Party or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.
8.1.4Breach of Certain Covenants; Non-Compliance with Loan Documents.
Any Loan Party shall fail to:
(a)comply with or to perform any covenant or provision set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.6, 6.3(b), 6.3(c), 6.4, 6.5, 6.8, 6.10, 6.11, 6.12, 6.13, 6.17 or 7; or
(b)comply with or to perform any other covenant or provision of this Agreement or any other Loan Document (and not otherwise described in any other section of this Section 8.1), which failure shall continue for thirty (30) consecutive days after the earlier of (i) the date on which any Loan Party becomes aware of, or has actual or constructive knowledge of, such failure and (ii) the date on which written notice thereof is given to Borrower by Agent (acting at the direction of Required Lenders) or Required Lenders.
8.1.5Representations and Warranties.

Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document shall be breached or shall be, or be proven to be, false or misleading, in each case, in any material respect (without duplication of any materiality qualifier set forth therein), or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Agent or any Lender in connection herewith shall be, or be proven to be, false or misleading in any material respect (without duplication of any materiality qualifier set forth therein), as of the date made or deemed made.
8.1.6Pension Plans.
Any ERISA Event that would reasonably be expected to result in a Material Adverse Effect shall occur.
8.1.7Judgments.
There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount exceeding $50,000 (excluding amounts paid or covered by independent third party insurance (subject to any applicable deductible) or indemnity as to which the insurer or indemnifying party, as applicable, has not disputed or otherwise contested in writing such insurance coverage or indemnification obligation, as applicable), or that would reasonably be expected to have a Material Adverse Effect and, in each case, which judgment or order shall remain unpaid, undischarged, unvacated or unbonded for a period of thirty (30) consecutive days.
8.1.8Invalidity of Loan Documents.
Any Loan Document or any provision thereof shall not be or shall cease to be in full force and effect (other than in accordance with its respective terms); or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document or any Obligation; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document or shall purport to revoke, terminate or rescind any Loan Document or any provision thereof.
8.1.9Invalidity of Liens.
Any Lien purported to be created under any Collateral Document shall not be or shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected or first-priority Lien on any portion of the Collateral (subject only to Permitted Liens and except to the extent not required to be perfected or first priority under the terms of the Collateral Documents);
8.1.10Change of Control.
A Change of Control shall occur.
8.1.11Certain Material Events.
(a)Any Loan Party or any Subsidiary, or any officer, director or senior member of management thereof, is criminally indicted for, or convicted of, (i) a felony committed in the conduct of the business of Holdings and its Subsidiaries or (ii) violating any state or federal law that would reasonably be expected to result in a forfeiture of any material property of any Loan Party or any Subsidiary or any material portion of the Collateral.

(b)Any Loan Party shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than ten (10) consecutive Business Days.
(c)Any development, event or circumstance shall occur or exist that results in or would reasonably be expected to result in a Material Adverse Effect.
(d)The impairment, sale or Disposition of Collateral with a fair market value equal to or greater than $1,000,000, to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage or permitted pursuant to Section 7.4 hereunder.
(e)(i) any inventory or products of any Loan Party or Subsidiary shall be subject to any seizure, administrative detention or mandatory recall by any Governmental Authority; (ii) any Loan Party or any Subsidiary shall voluntarily recall any of its inventory or products having a fair market value in excess of $1,000,000; or (iii) any Loan Party or Subsidiary receives a warning letter from any Governmental Authority in connection with such Person’s failure to adequately address any Form 483 observations or any other Governmental Authority findings relating to the conditions, procedures or products in any such Person’s facilities.
(f)There shall occur any uninsured damage to or loss, condemnation, theft or destruction of any portion of any Loan Party’s or any Subsidiary’s assets with a fair market value in excess of $1,000,000; or such assets with a fair market value in excess of $1,000,000 are attached, seized, levied upon or subjected to a writ of attachment, garnishment, levy or similar process; or any assets of any Loan Party or Subsidiary with a fair market value in excess of $1,000,000 come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.
(g)Any Loan Party or Subsidiary incurs any environmental liability which will require expenditures, individually or in the aggregate, in excess of $500,000 during any Fiscal Year.
(h)Any Loan Party or Subsidiary shall, or shall propose to, suspend or discontinue its business or any material line thereof.
(i)Holdings’ common Equity Interests shall cease to remain registered with the SEC and listed for trading on NASDAQ or other nationally recognized exchange.
(j)Any Loan Party or Subsidiary fails to perform or observe any material term, covenant or agreement (including, without limitation, any payment milestone (or any condition precedent to a payment milestone)) contained in any Material Agreement to which it is a party or otherwise breaches any such Material Agreement in any material respect; or any Material Agreement is terminated or revoked or permitted to lapse before substantially all obligations are met, or any party to any Material Agreement delivers a notice of termination or revocation in respect of such Material Agreement.
8.1.12Reserved.
8.2Remedies.
If any Event of Default described in Section 8.1.3 shall occur, the Commitments shall immediately terminate and the Loans and all other Obligations shall become immediately due and payable, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Initial Term Loans so accelerated, all without presentment, demand, protest or notice of any kind.

If any other Event of Default shall occur and be continuing, Agent may (or upon the written request of Required Lenders, shall), without notice or demand, do any or all of the following: (a) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and other Obligations to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations shall become immediately due and payable (in whole or in part, as applicable), together with the payment of the Applicable Prepayment Premium (if any) with respect to the Term Loans so accelerated, all without presentment, demand, protest or notice of any kind; (b) reserved; (c) collect, receive, appropriate and realize upon the Collateral, Pledged Collateral or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, Pledged Collateral, or any part thereof, in one or more parts at public or private sale or sales, at any exchange, broker’s board or at Agent’s offices or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may deem best with respect to its own interests, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Agent upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral or Pledged Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby expressly waived and released to the extent permitted by law; and (d) exercise any remedies available to it under the Loan Documents or applicable law.
Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. To the fullest extent they may do so in accordance with applicable law, the Loan Parties expressly waive the provisions of any present or future statute of or law that prohibits or may prohibit the collection of the Applicable Prepayment Premium in connection with the acceleration of any Obligations in respect of the Term Loans hereunder.
Agent has all rights and remedies provided under the UCC (including disposal of the Collateral and Pledged Collateral pursuant to the terms thereof), by law, and in equity. Agent’s exercise of one right or remedy is not an election and shall not preclude Lenders or Agent from exercising any other remedy or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.
8.3Reserved.
Section 9.Agent.
9.1Appointment; Authorization.
Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, and Agent hereby accepts such appointment. Without limiting the generality of the foregoing, each Loan Party hereby further authorizes Agent to file instruments with the United States Patent and Trademark Office, the United States Copyright Office, and any equivalent Intellectual Property agency or office in any foreign country, including one or more Intellectual Property Security Agreements or other documents that are necessary for the purpose of perfecting, continuing or enforcing the pledge and security interest granted by such Loan Party hereunder in any right, title or interest in and to any Intellectual Property of such Loan Party. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the duties of the Agent shall be mechanical and administrative in nature, the Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary, principal-agency, or trustee relationship with any Lender (regardless of whether a Default or Event of Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.
The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and the Loan Parties shall have no rights as a third-party beneficiary of any of such provisions. In performing its functions and duties hereunder, Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of fiduciary, agency or trust with or for the Borrower, the other Loan Parties, or any of their respective Subsidiaries. It is understood and agreed that the use of the term “agent” or “Agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only a representative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to (a) execute any and all documents (including releases and the Collateral Documents (which Collateral Documents shall contain indemnity and expense reimbursement provisions for the benefit of the Agent party thereto that are no more onerous to the Lenders than the provisions contained in the Collateral Documents as of the Closing Date and shall be binding on the Lenders)) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and (b) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the written direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
9.2Delegation of Duties.
Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents, designees, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. Without limiting the generality of the powers of Agent, as set forth above, Agent is hereby authorized to act as collateral agent for each Lender pursuant to each of the Loan Documents. In such capacity, Agent has the right to exercise all rights and remedies available under the Loan Documents, the UCC and other applicable law, as directed by the Required Lenders, which rights and remedies shall include, in the event of a foreclosure by Agent on any portion of the Collateral, whether pursuant to a public or private sale, the right of Agent, as agent for all of the Lenders, to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale. Agent, as agent for all of the Lenders, shall be entitled at any such sale to offset any of the Obligations against the purchase price payable by Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Loan Party in connection with such sale. Agent shall have the authority to take such other actions as it may deem necessary or desirable, and as may be approved by the Required Lenders, to consummate a sale of the type described in the immediately preceding sentences. Agent shall have the authority to accept non-cash consideration in connection with the sale or other disposition of the Collateral, whether the purchaser is Agent, an entity formed by Agent as described above or any other

Person. Without limiting the generality of the powers of Agent, as set forth above, in the context of any bankruptcy or other insolvency proceeding involving any Loan Party, Agent is hereby authorized to, at the direction of Required Lenders: (a) file proofs of claim and other documents on behalf of the Lenders; (ii) object or consent to the use of cash collateral; (c) object or consent to any proposed debtor-in-possession financing, whether provided by one or more of the Lenders or any other Person and whether secured by Liens with priority over the Liens securing the Obligations or otherwise; (d) object or consent to any sale of Collateral, including sales for non-cash consideration in satisfaction of a portion of the Obligations, as may be agreed to by Required Lenders on behalf of all of the Lenders; (e) to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (d) and to offset any of the Obligations against the purchase price payable by Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Loan Party in connection with such sale; and (e) seek, object or consent to any Loan Party’s provision of adequate protection of the interests of Agent and/or the Lenders in the Collateral.
9.3Limited Liability.
None of Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party. Nothing in this Agreement or any other Loan Document shall require Agent or any of its directors, officers, employees or agents to expend their own funds or otherwise incur any financial liability in the performance of any duties or in the exercise of any rights or powers hereunder. Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document, in each case, arising out of or caused, directly or indirectly, by circumstances beyond its control. For the avoidance of doubt, and without limiting the other protections set forth in this Section 9, with respect to any determination, designation, or judgment made by the Agent herein or in the other Loan Documents, Agent shall be entitled to request that the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary) make or confirm such determination, designation or judgment.
9.4Reliance.
Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, e-mail, telex or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or all of the Lenders if expressly required hereunder) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders (or all of the Lenders if expressly required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. Agent may seek clarification or direction prior to taking any action (whether authorized to take such action hereunder or any Loan Document or following the direction of Required Lenders) and may refrain from acting until such clarification or further direction has been provided; for the avoidance of doubt, Agent shall not be liable for any delay in action or non-action as a result of any time that shall lapse while it awaits instruction from Required Lenders. Agent may conclusively rely on certificates received from Borrower and Loan Parties.
9.5Notice of Default.
Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Agent will promptly notify the Lenders of its receipt of any such notice or any such default in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Section 8.2; provided that, unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.
9.6Credit Decision.
Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower and the other Loan Parties, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party which may come into the possession of Agent.

9.7Indemnification.
Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), based on such Lender’s Pro Rata Share, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, except to the extent any thereof result from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Legal Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.7 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Agent.
9.8Reserved.
9.9Successor Agent.
Agent may resign as Agent at any time by providing written notice to the Lenders and the Borrower, the Required Lenders may, at any time, by providing written notice to the Borrower, replace any Agent. Upon any such resignation or replacement, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which shall be any financial institution. If no successor shall have been so appointed by the Required Lenders and within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring or replaced Agent may, on behalf of the Lenders, appoint a successor Agent. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by Agent or notice of replacement was given by the Required Lenders, the Agent’s resignation or replacement, as applicable, shall nonetheless become effective and Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of Lenders under any of the Loan Documents, Agent shall continue to hold such collateral security as nominee until such time as a successor Agent is appointed) and the Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or replaced Agent, and the retiring or replaced Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above).
Upon the acceptance of a successor’s appointment as Agent hereunder, and upon the execution and filing or recording of such amendments to the applicable Loan Documents, financing statements, or amendments thereto, and such amendments or supplements to the Mortgages and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) reflect any such new Agent’s role and (b) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or replaced) Agent, and the retiring (or retired or replaced) Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9). The Loan Parties shall promptly execute all documents and instruments necessary to convey all rights and interests of the retiring or replaced Agent under this Agreement, the Loan Documents and all related documents and instruments to any successor Agent. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation or replacement hereunder, the provisions of this Section 9 and Section 10 and all other rights, privileges, protections, immunities, and indemnities granted to Agent hereunder and under the other Loan Documents shall continue in effect for the benefit of such retiring or replaced Agent, its sub-agents and their respective officers, directors, employees, Affiliates, advisors, principals, partners and agents shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was Agent under this Agreement and the other Loan Documents and (ii) with respect to the transition to its successor Agent.
9.10Collateral and Guarantee Matters.
The Lenders consent and irrevocably authorize Agent, at its option and in its discretion: (a) to release any Lien granted to or held by Agent under any Collateral Document: (i) when all Obligations have been Paid in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by Required Lenders; or (b) notwithstanding Section 10.1(a)(ii) hereof to release any party from its guaranty under the Guarantee Agreement (i) when all Obligations have been Paid in Full, or (ii) if such party was sold or is to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition being made in compliance with this Agreement). Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 9.10.
9.11Reserved.
9.12Actions in Concert.
For the sake of clarity, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement, the Notes and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
9.13Reserved.
9.14Authorization to Enter Inter Subordination Agreements.
Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into any subordination or intercreditor agreement pertaining to any subordinated debt permitted to exist hereunder

(each, a “Subordination Agreement”), on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Lender further agrees to be bound by the terms and conditions of any Subordination Agreement. Each Lender hereby authorizes Agent to issue blockage notices in connection with any subordinated debt at the direction of Agent the Required Lenders. Each Lender further consents to and authorizes Agent’s execution and delivery of any additional intercreditor or subordination agreements from time to time as contemplated by the terms hereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof.
9.15Erroneous Payments.
If a payment is made by Agent (or its Affiliates) in error (whether known to the recipient or not) and received by a Lender or any Person on behalf of a Lender (each a “Payment Recipient”) or if a Payment Recipient is not otherwise entitled to receive such funds at such time of such payment or from such Person in accordance with the Loan Documents, then such Payment Recipient shall promptly, but in any event within two (2) Business Days, upon demand repay to Agent the portion of such payment that was made in error (or otherwise not intended (as determined by Agent) to be received) in the amount made available by Agent (or its Affiliate) to such Payment Recipient, with interest thereon, for each day from and including the date such amount was made available by Agent (or its Affiliate) to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Lender and other Payment Recipient waives the discharge for value defense in respect of any such payment.
Section 10.Miscellaneous.
10.1Waiver; Amendments.
(a)No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by Borrower (with respect to Loan Documents to which Borrower is a party), the applicable Loan Parties, and by Agent, the Required Lenders (or Agent at the direction of the Required Lenders), and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:
(i)no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders directly affected thereby, in addition to Required Lenders, and Borrower, do any of the following: (1) increase any of the Commitments (provided, that only the Lenders participating in any such increase of the Commitments shall be considered directly affected by such increase); (2) extend the date scheduled for payment of any principal (it being understood that waivers of mandatory prepayments hereunder shall require only the approval of the Required Lenders) of or interest on the Loans held by such Lender or any fees or other amounts payable hereunder or under the other Loan Documents, in each case, due to such Lender; (3) reduce the principal amount of any Loan held by such Lender, the amount or rate of interest thereon (provided, that Required Lenders may rescind an imposition of the Default Rate pursuant to Section 2.6.1); (4) [reserved]; (5) reduce the Applicable Prepayment Premium, the Default Rate, any fees or any other amounts payable hereunder or under the other Loan Documents, in each case, due to such Lender (provided that Required Lenders may rescind an imposition of the Default Rate pursuant to Section 2.6.1); or (6) consent to the assignment and delegation by Borrower or any other Loan Party of any rights or obligations under any Loan Document;

(ii)no such amendment, modification, waiver or consent shall, unless in writing and signed by each directly and adversely affected Lender in addition to Agent and Borrower (with respect to Loan Documents to which Borrower is a party), and the other applicable Loan Parties, do any of the following: (1) release any party from its guaranty under the Guarantee Agreement or all or substantially all of the Collateral granted under the Collateral Documents, except as otherwise specifically provided in this Agreement or the other Loan Documents; (2) change the definition of “Required Lenders”; (3) change any provision of this Section 10.1; (4) amend the provisions of Section 2.11.2; (5) reduce the aggregate Pro Rata Shares required to effect any amendment, modification, waiver or consent under the Loan Documents; or (6) subordinate (A) the Lien on all or substantially all of the Collateral to any Lien on the Collateral securing any other Debt incurred by any Loan Party or (B) the Senior Secured Credit Facilities in right of payment to any other Debt incurred by any Loan Party, in each case, except as expressly permitted by this Agreement as in effect on the Closing Date;
(iii)no such amendment, modification, waiver or consent shall, unless in writing and signed by Lenders having a majority of the aggregate Pro Rata Shares affected thereby (without the additional need for approval by Required Lenders), in addition to Borrower and Agent, amend, modify or waive Sections 2.9.2 or 2.9.3 with respect to the timing or application of mandatory prepayments of the Initial Term Loans;
(iv)no such amendment, modification, waiver or consent shall, unless in writing and signed by Lenders having a majority of the aggregate Pro Rata Delayed Draw Term Loan Shares (without the additional need for approval by Required Lenders), in addition to Borrower and Agent, amend, modify or waive Section 4.2 with respect to Borrowings under the Delayed Draw Term Loan Commitments hereunder; and
(v)the agreement of the Loan Parties shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves.
(b)No amendment, modification, waiver or consent shall, unless in writing and signed by Agent in addition to Borrower and Required Lenders (or all of the Lenders directly affected thereby or all of the Lenders, as the case may be in accordance with the provisions above), affect the rights, privileges, duties or obligations of Agent (including under the provisions of Section 9) under this Agreement or any other Loan Document.
(c)No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.
(d)Notwithstanding anything to the contrary contained in this Section 10.1, if at any time the Agent and Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision. The Agent shall notify the Lenders of such amendment and such amendment shall become effective five (5) Business Days after such notification unless the Required Lenders object to such amendment in writing delivered to the Agent prior to such time.

(e)Notwithstanding any provision to the contrary set forth in this Agreement, it is agreed and understood as follows with respect to Defaulting Lenders:
(i)all Defaulting Lenders (and their respective Pro Rata Shares of the Delayed Draw Term Loan Commitment, the Delayed Draw Term Loan and the Initial Term Loan, as applicable) shall be excluded from the determination of Required Lenders and shall not have voting rights with respect to any matters requiring the approval of Required Lenders; and
(ii)no Defaulting Lender shall have any voting rights under Section 10.1(a)(i)(2) or Sections 10.1(a)(ii)(1), 10.1(a)(ii)(2) or 10.1(a)(ii)(4).
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Borrower and Agent may enter into any Joinder Agreement in accordance with Section 6.8, and such Joinder Agreement shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.
10.2Notices.
Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission and/or electronic mail) and shall be sent to the applicable party at its address shown on Annex II or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission, E-System and electronic mail shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Agent shall be entitled, but not required, to rely on telephonic instructions from any person that Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance. Borrower and the Lenders each hereby acknowledge that, from time to time, Agent may deliver information and notices to the Lenders using an E-System or electronic mail. Each of Borrower and each Lender hereby agree that Agent may, in its discretion, utilize an E-System or electronic mail for such purpose.
10.3Computations.
Unless otherwise specifically provided herein, any accounting term used in this Agreement (including in Section 7.13 or any related definition) shall have the meaning customarily given such term in accordance with GAAP, and all financial computations (including pursuant to Section 7.13 and the related definitions and, with respect to the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation) hereunder shall be computed in accordance with GAAP consistently applied; provided that if Borrower notifies Agent that Borrower wishes to amend any covenant in Section 7.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Agent notifies Borrower that Required Lenders wish to amend Section 7.13 (or any related definition) for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before (if eliminating such change) or immediately after (if taking such change into account) the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower, Agent and Required Lenders; provided further, that each lease that is or would be classified and accounted for as an operating lease (whether such lease was in effect under GAAP as in effect on the Closing Date) shall continue to be classified and accounted for as an operating lease (instead of being classified and accounted for as a Capital Lease) for purposes of all financial computations (including pursuant to Section 7.13) under this Agreement notwithstanding that such lease may be classified and accounted for as a Capital Lease after the Closing Date under GAAP due to the effect of FAS 13/ASC 842. The explicit qualification of terms or computations by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Debt or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein.
10.4Costs; Expenses.
The Loan Parties agree to pay on demand all reasonable costs and expenses incurred by or on behalf of Agent and Initial Lender, which, for the avoidance of doubt, includes the fees, costs and expenses described in the section titled “Fees and Expenses” in the Term Sheet, and, in the case of clauses (c) through (n) below, the Lenders, regardless of whether the transactions contemplated hereby are consummated (and without duplication of any amounts required to be paid under Section 10.5), including, without limitation, Legal Costs, reasonable fees, costs, client charges and expenses for accounting, due diligence, periodic field audits (subject to limits provided in Section 6.2), valuations, searches and filings, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration (including perfection and protection of Collateral including, without limitation, title investigations and lien searches) of this Agreement, the other Loan Documents and all other documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith (including any proposed or actual amendment, supplement or waiver thereto) (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.8 or the review of any of the agreements, instruments and documents referred to in Section 6.2) and the closing of this transaction, (b) any requested amendments, forbearances, joinders, waivers, consents or other modifications or supplements to this Agreement or the other Loan Documents, whether or not such documents become effective or are given, (c) the preservation and protection of Agent’s or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, Agent’s or the other Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect any Obligations from any Loan Party, (j) any environmental claim, environmental liability or remedial action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any environmental Lien recorded against any property owned, leased or operated by any Loan Party or any of its Subsidiaries, (l) [reserved], (m) credit surveillance, credit risk assessment, loan impairment analysis, evaluation of the performance of the underlying performance of the

Loan Parties’ business and the financial wherewithal of the Loan Parties, or (n) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing; provided that the Loan Parties shall not be liable for any costs and expenses to the extent resulting from the gross negligence or willful misconduct of the Agent or any Lender, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limitation of the foregoing or any other provision of any Loan Document, if any Loan Party fails to perform any covenant or agreement contained herein or in any other Loan Document, Agent may itself perform or cause performance of such covenant or agreement, and the expenses of Agent incurred in connection therewith shall be reimbursed by the Loan Parties. The obligations of the Loan Parties under this Section 10.4 shall survive the Payment in Full of the Obligations. The Loan Parties shall reimburse Agent, Initial Lender and Lenders for such expenses within five (5) Business Days after receipt of Agent’s, Initial Lender’s or applicable Lenders’ written demand therefor.
10.5Indemnification by Loan Parties.
In consideration of the execution and delivery of this Agreement by Agent and the Lenders and the agreement to extend the Commitments provided hereunder, each Loan Party hereby agrees, on a joint and several basis, to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates, advisors, principals, partners and agents of Agent and each Lender, and each of their respective heirs, successors and permitted assigns (each a “Indemnified Person”, and collectively, the “Indemnified Persons”), free and harmless from and against any and all actions, causes of action, suits, losses, claims, liabilities, damages and expenses, including Legal Costs (collectively, the “Indemnified Liabilities”) to which such Indemnified Person may become subject or that may be incurred or asserted or awarded against such Indemnified Person, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding in preparation of a defense in connection with) (and without duplication of any amounts required to be paid under Section 10.4) (a) any matters or transactions contemplated in this Agreement or by any related transaction or the execution, delivery, performance or enforcement of any of the Loan Documents, (b) the use or the contemplated use of the proceeds of the Loans, and will reimburse each Indemnified Person for all reasonable and documented out-of-pocket expenses (including Legal Costs) on demand as they are incurred in connection with any of the foregoing, (c) the actual use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party or any Subsidiary that is also a Loan Party, (d) any violation of any Environmental Laws which would reasonably be expected to have a Material Adverse Effect with respect to conditions at any property owned or leased by any Loan Party or any Subsidiary that is also a Loan Party or the operations conducted thereon, (e) any environmental claim, environmental liability or remedial action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (f) any environmental Lien recorded against any property owned, leased or operated by any Loan Party or any of its Subsidiaries, or (g) the investigation, cleanup or remediation of offsite locations at which any Loan Party or any Subsidiary that is also a Loan Party directly or indirectly disposed of Hazardous Substances; provided that the Borrower shall not be liable for any Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of any Indemnified Person, in each case, as determined by a final and non-appealable judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All Obligations provided for in this Section 10.5 shall survive Payment in Full of the Obligations.

10.6Marshaling; Payments Set Aside.
Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (b) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent to the extent paid to such Lender.
10.7No Fiduciary Duties; No Consequential Damages.
The relationship between Borrower on the one hand and the Lenders and Agent on the other hand shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. None of the Agent, Lenders, the Loan Parties, any of their respective Affiliates or the managers, members, employees, officers, directors, trustees, partners, equity owners, agents, advisors, representatives, accountants, attorneys, successors, assigns or Affiliates of any of the foregoing shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities (provided, that the foregoing shall not limit the indemnification obligations of the Loan Parties under Section 10.5). Each Loan Party hereby irrevocably releases any and all claims which any Loan Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement the other Loan Documents.
10.8Assignments; Participations.
10.8.1Assignments.
(a)Any Lender may at any time assign to one or more Persons (other than any Defaulting Lender) (any such non-excluded Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments (including, but not limited to, all or any portion of such Lender’s Term Loans or unfunded Delayed Draw Term Loan Commitment), with the prior written consent of Agent and, so long as no Event of Default exists, Borrower (such consent shall not be unreasonably withheld, conditioned or delayed; provided that, no consent shall be required from Borrower for an assignment by a Lender to another Lender or an Affiliate of a Lender or an Approved Fund of a Lender). Except as Agent may otherwise agree, any such assignment (other than any assignment by a Lender to a Lender or an Affiliate, limited partner or Approved Fund of a Lender) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment or the principal amount held by the assignor of the Loan being assigned. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, all “know your customer” documents of the Assignee, and a processing fee of

$3,500 to be paid to Agent by the Lender to whom such interest is assigned; provided, that no such fee shall be payable in connection with any assignment by a Lender to a Lender or an Affiliate or Approved Fund of a Lender. Any attempted assignment not made in accordance with this Section 10.8.1 shall be null and void. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within five (5) Business Days after notice thereof.
(b)From and after the date on which an assignment is recorded in the Register as described in Section 10.8.1(c), (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Delayed Draw Term Loan Commitment, plus the principal amount of the Assignee’s Delayed Draw Term Loan, plus the principal amount of the Assignee’s Initial Term Loans (and, as applicable, a replacement Note in the principal amount of the Pro Rata Share of the Delayed Draw Term Loan Commitment retained by the assigning Lender, plus the principal amount of the Initial Term Loan and the Delayed Draw Term Loan retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.
(c)Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitments of, and principal amount (and stated interest (including PIK Interest)) of the Loans owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lender and its assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior written notice to Agent. No assignment shall be effective until it is recorded in the register pursuant to this Section 10.8.1(c). The parties hereto agree and intend that the obligations shall be treated as being in “registered form” for the purposes of the IRC (including Sections 163(f), 165(j), 871(h)(2), 881(c)(2), and 4701 of the IRC), and the Register and Participant Register shall be maintained in accordance with such intention.
(d)Notwithstanding the foregoing provisions of this Section 10.8.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note (i) to secure obligations of such Lender, including any assignment to secure obligations to a Federal Reserve Bank, or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder) and (ii) to (1) an Affiliate of such Lender, (2) its direct or indirect parent company, (3) to one or more other Lenders or (4) to an

Approved Fund; provided, that no assignment shall be effective until it is recorded in the Register pursuant to Section 10.8.1(c).
10.8.2Participations.
Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”) with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed and shall not be required for the sale of a participating interest by a Lender to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 10.1 expressly requiring the unanimous vote of all of the Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement; provided that such right of set-off shall not be exercised without the consent of Agent and shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 2.11.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 3 as if it were a Lender (provided that such Participant complies with the requirements of Section 3.1(e) and Section 3.1(f) as if it were a Lender (it being understood that the documentation required under Section 3.1(e) and Section 3.1(f) shall be delivered to the participating Lender)). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register similar to that described in Section 10.8.1(c) with respect to such participation on which it enters the name and address of each Participant and the principal amounts (and stated interest (including PIK Interest)) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Commitments or obligations hereunder or under any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan, Commitment, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Sections 163(f), 165(j), 871(h)(2), 881(c)(2), and 4701 of the IRC. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
10.9Confidentiality.
Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, other than any such information that is available to Agent or any Lender on a non-confidential basis prior to disclosure by such Loan Party, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender or any of their Affiliates (including collateral managers, custodians or trustees of any Lender) in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any actual or prospective (i) funding or financing source of a Lender, (ii) beneficial owners or investors of a Lender (or investors or prospective investors of a Lender’s affiliated funds or, in each case, affiliates of the foregoing), or (iii) assignee or participant that has agreed to comply with the covenant contained in this Section 10.9 (and any such actual or prospective funding or financing source, beneficial owner or investor, or assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, any self-regulatory authority, such as the National Association of Insurance Commissioners, or any insurance industry association, or as reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; (f) to any nationally recognized rating agency or investor of a Lender that requires access to information about such Lender’s investment portfolio in connection with ratings issued or investment decisions with respect to such Lender; and (g) that ceases to be confidential through no fault of Agent or any Lender, including any person described in clause (a) above; (h) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Loan Parties and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential; (i) that is requested by any financing source of a Lender or an Affiliate or Approved Fund of a Lender so long as such financing source is subject to customary confidentiality obligations, or (j) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments. In addition, Agent, the Lead Arranger and each Lender may disclose the existence of this Agreement and information about this Agreement (1) to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans, (2) in connection with any “tombstone” or similar advertising material relating to the financing transactions contemplated by this Agreement, and (3) to industry trade organizations information necessary and customary for inclusion in league table measurements.
10.10Captions.
Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
10.11Nature of Remedies.
All Obligations of Borrower and rights of Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.12Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page. This Agreement and the other Loan Documents to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such other Loan Document shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.13Severability.
The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
10.14Entire Agreement.
This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or the Lenders.
10.15Successors; Assigns.
This Agreement shall be binding upon the Loan Parties, the Lenders and Agent and their respective successors and permitted assigns, and shall inure to the benefit of the Loan Parties, the Lenders and Agent and the successors and permitted assigns of the Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Agent and each Lender.
10.16Governing Law.

THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
10.17Forum Selection; Consent to Jurisdiction.
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE APPELLATE COURTS THEREOF; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT REFERRED TO ABOVE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT REFERRED TO ABOVE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
10.18Waiver of Jury Trial.
EACH OF BORROWER, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
10.19PATRIOT Act.
Each Lender that is subject to the PATRIOT Act, and Agent (for itself and not on behalf of any Lender), hereby notifies each Loan Party that, pursuant to the requirements of the PATRIOT Act, such Lender and Agent are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.

10.20Reserved.
10.21Bail-In.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.22Reserved.
Section 11.Security for the Obligations.
11.1Grant of Security Interest.
As security for the payment of the Obligations, each of the Borrower and each Subsidiary Guarantor (and, solely in the case of the Pledged Equity consisting of the Equity Interests of the Borrower, Holdings) does hereby pledge, grant, collaterally assign and deliver to Agent, for the ratable benefit of the Lenders, and does hereby grant to Agent, for the ratable benefit of the Lenders, a continuing and unconditional first priority (subject to any Permitted Liens) security interest in and to any and all property of such Loan Party, other than the Excluded Property, of any kind or description, tangible or intangible, real or personal, wheresoever located and whether now existing or hereafter arising or acquired (or in which such Loan Party has rights or the power to transfer rights to a secured party) including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):
(a)all property of, or for the account of, such Loan Party now or hereafter coming into the possession, control or custody of, or in transit to, Agent or any agent or bailee for Agent or any parent, affiliate or subsidiary of Agent or any Lenders (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and
(b)the additional property of such Loan Party, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Loan Parties’ books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Loan Parties’ right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:
(i)all Accounts and all Goods whose sale, lease or other disposition by the Borrower or any Subsidiary has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower or any Subsidiary, or rejected or refused by an Account Debtor;
(ii)all Inventory, including, without limitation, raw materials, work-in-process and finished goods;
(iii)all Goods (other than Inventory), including, without limitation, embedded software, Equipment, furniture and Fixtures;
(iv)all software and computer programs;
(v)all Securities, Investment Property, Financial Assets and Deposit Accounts;
(vi)all Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter-of-Credit Rights, all proceeds of letters of credit, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including (without limitation) Payment Intangibles;
(vii)Intellectual Property; and
(viii)Accessions or Proceeds (whether Cash Proceeds or Non-Cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property including unearned premiums, and of eminent domain or condemnation awards.
11.2Reserved.
11.3Expenses Associated with Control Agreement.
Each Loan Party agrees to pay all fees, costs and expenses which are incurred (or to be incurred) by or on behalf of Agent, in connection with the Control Agreements and depositing for collection by Agent, any check or other item of payment received by Agent, on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder and shall be payable in accordance with Section 10.4. For the purpose of this Section 11.3, each of the Borrower and each Subsidiary Guarantor irrevocably hereby makes, constitutes and appoints Agent, as such Loan Party’s true and lawful attorney and agent in-fact, upon the occurrence and during the continuance of an Event of Default, (a) to endorse such Loan Party’s name upon such items of payment and/or proceeds of Collateral and upon any Chattel

Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Loan Party or goods pertaining thereto (other than Excluded Property), (b) to take control in any manner of any item of payment (other than Excluded Property) or proceeds thereof and (c) to have access to any lock box or postal box into which any of the Borrower’s or any Subsidiary Guarantor’s mail is deposited, and open and process all mail addressed to the Borrower or any Subsidiary Guarantor and deposited therein.
11.4Possession and Transfer of Collateral.
Unless an Event of Default exists hereunder, each Loan Party shall be entitled to possession and use of the Collateral. The cancellation of any Loan or surrender of any Note, upon payment or otherwise, shall not affect the rights of Agent or Lenders under this Agreement with respect to any other of the Obligations then outstanding. Each Loan Party shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that each Loan Party may sell Inventory, dispose of obsolete Collateral and collect Accounts as permitted pursuant to Section 7.4.
11.5Description of Collateral as All Assets; Authorization to File.
Each Loan Party shall, at Agent’s request, at any time and from time to time, execute and deliver to Agent such financing statements, amendments and other documents and do such acts as Agent or Required Lenders deems necessary in order to establish and maintain valid, attached and perfected first priority (subject to Permitted Liens) security interests in the Collateral in favor of Agent, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Each of the Borrower and each Subsidiary Guarantor hereby irrevocably authorizes Agent and its Affiliates, counsel and other representatives at any time, and from time to time, to file with such jurisdictions as Lenders direct and any initial financing statements and amendments thereto without the signature of such Loan Party and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, preserving, continuing, enforcing or protecting the Liens in the Collateral, including those that (a) indicate the Collateral (i) is comprised of all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the granting of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party. Each Loan Party agrees to furnish promptly upon request any information reasonably necessary to effectuate the filings or recordings authorized by this Section.
Each of the Borrower and each Subsidiary Guarantor hereby further irrevocably authorizes Agent and its Affiliates, counsel and other representatives to file with the United States Patent and Trademark Office, the United States Copyright Office (or any successor office) and all other applicable offices (including in non-U.S. jurisdictions), with the signature of applicable Loan Parties, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted hereunder by the Loan Parties and naming applicable Loan Parties as debtor and the Agent, as the case may be, as secured party.

The security interests are granted as security only and shall not subject the Agent or any other secured party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Collateral.
Each of the Borrower and each Subsidiary Guarantor further ratifies and affirms its authorization for any financing statements or intellectual property security agreements, in each case, and/or amendments thereto, executed and filed by Agent in any jurisdiction prior to the date of this Agreement. In addition, such Loan Party shall make appropriate entries on its books and records disclosing the Lenders’ security interests in the Collateral.
11.6Preservation of the Collateral.
11.6.1Agent.
(a)Duty of Agent. Agent may, but is not required to, take such reasonable action from time to time as Agent or the Required Lenders deem appropriate to maintain or protect the Collateral; provided, for the avoidance of doubt, that all action taken by Agent at the direction of Required Lenders shall be reasonable hereunder. Agent shall have exercised reasonable care in the custody and preservation of the Collateral if Agent takes such action as any Loan Party shall reasonably request in writing which is not inconsistent with the Lenders’ status as a secured party, but the failure of Agent to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Agent’s responsibility for the safekeeping of the Collateral (in all cases on behalf of the Lenders) shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, and (ii) not extend to matters beyond the reasonable control of Agent, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Agent to preserve or protect any rights with respect to the Collateral against claims of prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by any Loan Party, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except in connection with the gross negligence or willful misconduct of Agent, such Lender or such other Person, as determined by a court of competent jurisdiction pursuant to a final and non-appealable order.
(b)Authority of Agent. Each Loan Party acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the Lenders, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Loan Parties, Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
11.6.2Loan Party.
Each Loan Party shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of such Loan Party and the Lenders in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of Investment Property described in Section 5.24, each Loan Party agrees that Agent shall have no responsibility or liability for informing each Loan Party of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.
11.6.3Reserved.
11.7Other Actions as to any and all Collateral.
(a)Each Loan Party further agrees to take any other action reasonably requested by Agent to ensure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of Agent to enforce, the Lenders’ security interest in any and all of the Collateral including, without limitation, (i) reserved, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the Lenders’ security interest in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (iv) with respect to each of the Borrower’s and each Subsidiary Guarantor’s chief executive office or principal place of business and any other locations where Collateral with a value in excess of $50,000 in the aggregate is located, using its reasonable best efforts to obtain Collateral Access Agreements with respect to such locations within forty-five (45) days after the Closing Date and (v) taking all actions required by the UCC or by other law as applicable in any foreign jurisdiction.
(b)If any of the Collateral with a value in excess of $50,000 in the aggregate at any time is in the possession of a warehouseman or bailee, each Loan Party shall promptly notify Agent thereof, and if requested by Agent (acting at the direction of the Required Lenders), shall use commercially reasonable efforts to promptly enter into a Collateral Access Agreement with such warehouseman or bailee and Agent.
11.8Letter-of-Credit Rights.
If the Borrower or any Subsidiary Guarantor at any time is a beneficiary under a letter of credit with a face amount in excess of $20,000 now or hereafter issued in favor of such Loan Party, the Borrower (or the applicable Subsidiary Guarantor) shall promptly notify Agent thereof and, at the request and option of Agent (acting at the direction of the Required Lenders), pursuant to an agreement in form and substance reasonably satisfactory to Required Lenders, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to a collateral assignment to the Agent of the proceeds of any drawing under the letter of credit, or (b) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.
11.9Commercial Tort Claims.
If the Borrower or any Subsidiary Guarantor shall at any time hold or acquire a Commercial Tort Claim with respect to an amount in excess of $20,000, the Borrower (or the applicable Subsidiary Guarantor) shall immediately notify Agent in writing signed by the Borrower or the applicable Subsidiary Guarantor of the details thereof and grant to the Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement in each case in form and substance reasonably satisfactory to Lenders, and shall execute any amendments thereto deemed reasonably necessary by Required Lenders to perfect the Agent’s security interest (on behalf of the Lenders) in such Commercial Tort Claim.

11.10Electronic Chattel Paper and Transferable Records.
If the Borrower or any Subsidiary Guarantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record” with a value in excess of $20,000, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify Agent thereof and, at the request of Agent, shall take such action as Agent may reasonably request (acting at the direction of the Required Lenders) to vest in Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Agent agrees with each Loan Party that Agent will arrange, pursuant to procedures satisfactory to Agent and so long as such procedures will not result in Agent’s loss of such control under Section 9-105 of the UCC, for each Loan Party to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by each Loan Party with respect to such electronic chattel paper or transferable record.
11.11Intellectual Property.
Without limiting any rights of Agent under the Loan Documents, for the purpose of enabling Agent to exercise rights and remedies under this paragraph or Section 8.2, each of the Borrower and each Subsidiary Guarantor hereby grants to Agent, effective after the occurrence and during the continuance of an Event of Default, to the extent permitted by law, an irrevocable, non-exclusive license, worldwide (exercisable without payment of royalty or other compensation to such Loan Party), subject, in the case of Trademarks included in the Intellectual Property Collateral, to sufficient right to quality control and inspection in favor of such Loan Party to avoid the risk of invalidation of such Trademarks, to use, assign, license, sublicense or otherwise exploit any of the Intellectual Property now owned or hereafter acquired or created by such Loan Party, wherever the same may be located; provided, however, that nothing in this paragraph shall require a Loan Party to grant any license or sublicense that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted with respect to such property. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Loan Party, Agent or the Lenders, to enforce the Intellectual Property included in the Collateral. In the event of such suit, each Loan Party shall, at the request of Agent (acting at the direction of the Required Lenders), use its commercially reasonable efforts to assist in the suit, which may include joinder as a party, and execute such documents as are reasonably requested by Agent or Required Lenders in aid of such enforcement.
11.12Investment Property.
(a)Unless an Event of Default shall have occurred and be continuing, each Loan Party shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted herein, and to exercise all voting and other rights with respect to the Investment Property; provided that no vote shall be cast or other right exercised or action taken which would reasonably be expected to materially impair the

Collateral or which is inconsistent with or results in any violation of any provision of the this Agreement or any other Loan Document.
(b)If an Event of Default shall have occurred and be continuing, and at all times thereafter during the continuance of such Event of Default, (i) Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 2.11.2, (ii) Agent shall have the right to cause that any or all of the Investment Property shall be registered in the name of Agent or its nominee, and/or Agent or its nominee may exercise (1) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Loan Party or Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to comply with any instruction received by it from Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying, including any such instruction to pay any dividends, distributions or other payments with respect to the Investment Property directly to Agent during the continuance of such Event of Default.
11.13Right to Verify Accounts.
Any of Agent’s officers, employees, agents or sub-agents shall have the right, at any time or times hereafter, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic transmission or otherwise and to sign such Loan Party’s name on any verification of Accounts and notices thereof to Account Debtors.
11.14Reserved.
11.15Right to Notify Account Debtors.
During the existence of an Event of Default, Agent shall have the right at any time or times, at its option: (a) to notify any or all Account Debtors that the Accounts have been collaterally assigned to Agent (on behalf of the Lenders) and the Lenders have a security interest therein; (b) to direct such Account Debtors to make all payments due from them to any Loan Party upon the Accounts directly to the Agent during the continuance of such Event of Default; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts in the name of the Agent or any Loan Party.
11.16Power of Attorney.

Each of the Borrower and each Subsidiary Guarantor hereby irrevocably designates, makes, constitutes and appoints Agent as such Loan Party’s true and lawful attorney (and agent-in-fact), with power, during the existence of an Event of Default, in such Loan Party’s or Agent’s name: (a) to demand payment of Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, discharge, release, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Agent deems advisable; (g) to prepare, file and sign such Loan Party’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; or (h) to prepare, file and sign such Loan Party’s name on any proof of claim in bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law or similar document against any Account Debtor.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

MICROVAST, INC., as Borrower

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Authorized Person
MICROVAST HOLDINGS, INC., as Holdings and a Guarantor

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Interim Chief Financial Officer
MICROVAST ADVANCED MATERIALS INC., as a Guarantor

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Authorized Person
MICROVAST ADVANCED MEMBRANE INC., as a Guarantor

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Authorized Person
MICROVAST ENERGY, INC., as a Guarantor

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Authorized Person
Signature Page to Loan and Security Agreement

MICROVAST POWER SOLUTIONS, INC., as a Guarantor

By: /s/ Nancy Smith
Name: Nancy Smith
Title: Authorized Person

Signature Page to Loan and Security Agreement

ACQUIOM AGENCY SERVICES LLC, as Agent

By: /s/ Beth Cesari
Name: Beth Cesari
Title: Senior Director

Signature Page to Loan and Security Agreement

YANG WU, as Initial Lender

By: /s/ Yang Wu
Name: Yang Wu

Signature Page to Loan and Security Agreement

ANNEX I

Commitments and Pro Rata Shares

Lender	Initial Term Loan Commitment	Pro Rata Initial Term Loan Share	Delayed Draw Term Loan Commitment	Pro Rata Delayed Draw Term Loan Share
YANG WU	$12,000,000.00	100.00%	$13,000,000.00	100.00%
TOTALS:	$12,000,000	100.00%	$13,000,000	100.00%

Annex I-1

ANNEX II

Addresses for Notices:
Agent:

Acquiom Agency Services LLC
950 17th Street, Suite 1400
Denver, CO 80202
Attn: Vincent Bonano
Email: vbonano@srsacquiom.com; loanagency@srsacquiom.com
Initial Lender:
Yang Wu
528 Moaniala Street
Honolulu, HI 96821
with a copy to (which shall not constitute notice):
McDermott Will & Emery LLP
One Vanderbilt Avenue
New York, NY 10017
Attention: Jonathan Levine
Email: jlevine@mwe.com
Borrower or any other Loan Party:
Microvast, Inc.
12603 Southwest Freeway, Suite 300
Stafford, TX 77477
Attention: General Counsel
Email:legal@microvast.com
with a copy to (which shall not constitute notice):
Allen Overy Shearman Sterling US LLP
2601 Olive Street, 17th Floor
Dallas, Texas 75201
Attention: Alain Dermarkar
Email: alain.dermarkar@aoshearman.com
Annex II-1

EXHIBIT A
[FORM OF] ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Assignment Agreement”) is entered into as of ____________, 20__, by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.
Assignor and Assignee agree as follows:
1.    Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the interests set forth on the schedule attached hereto, in and to Assignor’s rights and obligations under the Loan Agreement and the other Loan Documents as of the Effective Date (as defined below). Such purchase and sale are made without recourse, representation or warranty except as expressly set forth herein.
2.    Assignor (i) represents that, as of the Effective Date, it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim; (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Loan Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.
3.    Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a
Exhibit A-1

claim under the Loan Agreement; and (vii) has provided the documentation and other information required by Section 3.1(f) of the Loan Agreement.
4.    The effective date for this Assignment Agreement shall be as set forth on the schedule attached hereto (the “Effective Date”). Following the execution and delivery of this Assignment Agreement, it will be delivered to Agent for acceptance and recording by Agent pursuant to the Loan Agreement.
5.    Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement.
6.    Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest (including PIK Interest), fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date with respect to the making of this assignment directly between themselves.
7.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
8.    This Assignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment Agreement. Receipt by telecopy of any executed signature page to this Assignment Agreement shall constitute effective delivery of such signature page.
[Signature Page Follows]

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR: ________________________________ By: __________________________ Name: __________________________ Title: __________________________
ASSIGNEE: ________________________________ By: __________________________ Name: __________________________ Title: __________________________
Consented to by: ACQUIOM AGENCY SERVICES LLC, as Agent By: __________________________ Name: __________________________ Title: __________________________
[MICROVAST, INC., as Borrower] By: __________________________ Name: __________________________ Title: __________________________][1]

1 If required pursuant to Section 10.8.1 of the Loan Agreement.
Exhibit A-3

Exhibit A-4

EXHIBIT B
[FORM OF] COMPLIANCE CERTIFICATE
_____________, 20__
Please refer to that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST, INC., a Delaware corporation (“Borrower”), MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to Agent and the Lenders pursuant to the terms of the Loan Agreement. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.
[Enclosed herewith is a copy of the consolidated [annual audited][fiscal quarterly][monthly] report of Holdings, Borrower, and the Subsidiaries as at ________________2 (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of Holdings, Borrower, and the Subsidiaries as of the Computation Date and has been prepared in accordance with GAAP consistently applied.]3
[Enclosed herewith are calculations [and additional backup evidence], demonstrating Liquidity as at ___________ (the “Liquidity Testing Date”).]4
Borrower hereby certifies and warrants that the computations set forth on the schedule[s] attached hereto correspond to the ratios, calculations and/or financial restrictions contained in the Loan Agreement and such computations are true and correct as at the [Computation Date][Liquidity Testing Date].
[Tax Distributions were [not] made during the period covered by this Compliance Certificate.5]6

Borrower further certifies that [no Default or Event of Default is continuing]7.
[Signature Page Follows]

2 To be date of annual audit report or interim financial statements.
3 To be included in each Compliance Certificate delivered connection with annual audit report or interim financial statements.
4 To be included in each Compliance Certificate delivered on a Liquidity Testing Date.
5 If Tax Distributions were made, calculation of such Tax Distributions to be included in Schedule 2.
6 To be including in each Compliance Certificate delivered in connection with annual audit report or interim financial statements.
7 If a Default or Event of Default is continuing, include a reasonably detailed description of such event and the steps, if any being taken with respect thereto.
Exhibit B-1

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on the date first above written.

MICROVAST, INC., a Delaware corporation By: __________________________________ Name: Title:

Exhibit B-2

Exhibit B-3

EXHIBIT C

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [__________], is entered into between [__________], an [jurisdiction of domicile] [entity type] (the “New Loan Party”), and ACQUIOM AGENCY SERVICES LLC, as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”), under that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, as Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement. This document is delivered pursuant to Section 6.8(b) of the Loan Agreement and this Agreement shall constitute a “Loan Document” thereunder.
The New Loan Party and Agent, for the benefit of the Lenders, hereby agree as follows:
1.The New Loan Party hereby acknowledges, agrees and confirms that, by its execution and delivery of this Agreement, the New Loan Party will become and will hereafter be a [Borrower,] [Guarantor,] and a Loan Party under the Loan Agreement and shall have all of the obligations of a [Borrower,] [Guarantor,] and a Loan Party thereunder as if it had executed and delivered the Loan Agreement. The New Loan Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement, including without limitation:
a.making, as to itself, all of the representations and warranties of the Loan Parties set forth in Section 5 of the Loan Agreement;
b.all of the covenants set forth in Section 6 and Section 7 of the Loan Agreement; and
c.all terms are valid and binding agreements of each such person or entity enforceable against such person or entity.
2.If required, the New Loan Party is, simultaneously with the execution and delivery of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by Agent or any Lender in accordance with the Loan Agreement. In furtherance of the foregoing, such New Loan Party hereby collaterally assigns, pledges and grants to Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Obligations. In furtherance of its obligations under Sections 6.8 and 11 of the Loan Agreement, such Person agrees to execute and deliver to Agent appropriately complete UCC financing statements naming such New Loan Party as debtor and Agent as secured party, and describing its Collateral and such other documentation as Agent or a Lender
Exhibit C-1

(or their successors or assigns) may direct to perfect, preserve evidence, protect, continue or enforce the Liens created by the Loan Agreement, as modified hereby.
3.The address of the New Loan Party for purposes of Annex II of the Loan Agreement is as follows:
[Insert address here]
4.Schedules 5.1, 5.8, 5.9, 5.16, 5.18, 5.20, 5.21, 5.23(a), 5.23(b), 5.23(c), 5.24, 5.27 and 5.29 of the Loan Agreement are hereby amended to add the information relating to each such New Loan Party set out on Schedules 5.1, 5.8, 5.9, 5.16, 5.18, 5.20, 5.21, 5.23(a), 5.23(b), 5.23(c), 5.24, 5.27 and 5.29, respectively, hereof. Each such New Loan Party hereby makes to Agent and the Lenders the representations and warranties set forth in the Loan Agreement applicable to such New Loan Party and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) after giving effect to such amendment to such Schedules.
5.THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
6.This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement shall constitute effective delivery of such signature page. This Agreement to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such other Loan Document shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
[SIGNATURE PAGES FOLLOW]

Exhibit C-2

[NEW LOAN PARTY], a [jurisdiction of domicile] [entity type]

By: _____________________________
Name:
Title:

Exhibit C-3

Consented to by:

ACQUIOM AGENCY SERVICES LLC, as Agent
By: _____________________________
Name:
Title:

Exhibit C-4

EXHIBIT E
[FORM OF] NOTICE OF BORROWING
MICROVAST, INC.
[letterhead of Borrower]

_____________, 20__8
Acquiom Agency Services LLC, as Agent
950 17th Street, Suite 1400
Denver, CO 80202
Attn: Vincent Bonano
Email: vbonano@srsacquiom.com; loanagency@srsacquiom.com

Dear Mr. Bonano:
Please refer to that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among MICROVAST HOLDINGS, INC., a Delaware corporation, as Holdings, MICROVAST, INC., a Delaware corporation, as Borrower, each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto, YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). This notice is given pursuant to Section 2.2.2 of the Loan Agreement and constitutes a representation by Borrower that the conditions specified in Section [4.1]9[4.2]10 of the Loan Agreement have been satisfied (or waived in accordance with Section 10.1 of the Loan Agreement). Borrower hereby requests a borrowing under the Loan Agreement as follows:
[Initial Term Loan        $12,000,000.00]11
        [Delayed Draw Term Loan    $13,000,000.00]12
The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____. The Loan comprising the proposed borrowing is a SOFR Loan. The duration of the initial Interest Period for the SOFR Loan made as part of the proposed Borrowing, is ___ months (which shall be 1, 3 or (with consent of each applicable Lender) 6 months).
8 To be dated one (1) Business Day prior to Closing Date for Initial Term Loan and three (3) Business Days prior to proposed borrowing of Delayed Draw Term Loan.
9 To be included for Initial Term Loan on the Closing Date.

10 To be included for Delayed Draw Term Loan.
11 To be included for Initial Term Loan on the Closing Date.

12 To be included for Delayed Draw Term Loan on the Delayed Draw Borrowing Date.

Exhibit E-1

Such Loan shall be disbursed to the following account:13

[Signature Page Follows]
13 NTD: Borrower to provide location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed.
Exhibit E-2

MICROVAST, INC., a Delaware corporation, as Borrower By: Name: Title:

Exhibit E-3

EXHIBIT F
[FORM OF] CONVERSION/CONTINUATION NOTICE
MICROVAST, INC.
[letterhead of Borrower]
Acquiom Agency Services LLC, as Agent
950 17th Street, Suite 1400
Denver, CO 80202
Attn: Vincent Bonano
Email: vbonano@srsacquiom.com; loanagency@srsacquiom.com

Dear Mr. Bonano:
Please refer to that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among MICROVAST HOLDINGS, INC., a Delaware corporation, as Holdings, MICROVAST, INC., a Delaware corporation, as Borrower, each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto, YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). This notice is given pursuant to Section 2.2.3 of the Loan Agreement. Borrower hereby requests a [conversion][continuation] of [Initial Term Loan] [Delayed Drawn Term Loan] as follows:
The date of the proposed continuation is ______________, ____ (which shall be a Business Day). The aggregate amount of the [Initial Term Loan] [and] [Delayed Draw Term Loan] proposed to be [converted][continued] is $______________. 14 The duration of the requested Interest Period for each SOFR Loan made as part of the proposed continuation is __ months (which shall be 1, 3 or (with consent of each applicable Lender) 6 months).
[Signature Page Follows]

14 NTD: Specify which part is to be converted and which part is to be continued, if appropriate.
Exhibit F-1

MICROVAST, INC., a Delaware corporation, as Borrower By: Name: Title:
Exhibit F-2

EXHIBIT G

NOTICE OF CONVERSION
To convert all or any portion of a Loan into shares of Common Stock of Holdings in accordance with Section 2.12, state the principal amount to be converted (which, in the case of any partial conversion, must be $100,000 or an integral multiple of $100,000 in excess thereof):
The stock certificate for the shares of Common Stock of Holdings to be issued upon such conversion is to be made out to the following Person:
(Insert the Person’s soc. sec. or tax ID no.)
(Print or type Person’s name, address and zip code)

If a stock certificate is to be made out to a Person other than the Initial Lender, additional information may need to be provided to Continental Stock Transfer & Trust Company, the transfer agent of Holdings, before such stock certificate can be issued.

Date:	Your Signature:

Exhibit G

EXHIBIT H
[FORM OF] SOLVENCY CERTIFICATE
May [24], 2024
THIS SOLVENCY CERTIFICATE (this “Certificate”) is furnished pursuant to Section 4.1.2(s) of that certain Loan and Security Agreement, dated as of May 24, 2024 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the undersigned MICROVAST, INC., a Delaware corporation (“Borrower”), MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement and this Certificate shall constitute a “Loan Document” thereunder.
The undersigned officer of Borrower hereby certifies to Agent and the Lenders, solely in [his/her] capacity as an officer of Borrower and not in any personal capacity, as follows:
1.The undersigned is the [●] of the Borrower and is familiar with the business and financial position of the Loan Parties.

2.The undersigned has carefully reviewed the contents of this Certificate.

3.In preparing this Certificate, the undersigned has reviewed the Loan Agreement and the other Loan Documents.

4.In connection with the issuance of this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed necessary and prudent therefor.

5.Based upon the foregoing, the undersigned has concluded that, as of the Closing Date and immediately after giving effect to the making of the Initial Term Loan and the consummation of each of the other transactions contemplated to occur on the Closing Date (including, but not limited to, the Closing Date Transactions), with respect to Borrower and each other Loan Party, taken as a whole:
a.the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is greater than the amount of liabilities (including disputed, contingent and unliquidated liabilities) of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, as such value is established and liabilities evaluated;

b.the present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured;

Exhibit H-1

c.Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, is able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;

d.Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature; and

e.Holdings and its Subsidiaries, on a consolidated basis and taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

For purposes of this Certificate, the amount of contingent liabilities at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
The undersigned understands that each of Agent and each Lender is relying on the truth and accuracy of the foregoing in connection with its execution and delivery of the Loan Agreement and the consummation of the transaction contemplated thereby.
A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.
[Signature Page Follows]
Exhibit H-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Solvency Certificate as of the date first set forth above.
MICROVAST, INC.

By: __________________________________
Name:
Title:

Exhibit H-3

EXHIBIT I-1
[FORM OF] CLOSING DATE CERTIFICATE
Dated: May [24], 2024

THIS CLOSING DATE CERTIFICATE (this “Certificate”) is furnished pursuant to Section 4.1.2(r) of that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement and this Certificate shall constitute a “Loan Document” thereunder.

The undersigned, the [●] of Borrower, solely in their official capacity and not in any personal capacity, hereby certifies as follows:
1.Since December 31, 2023, there has not occurred any event, fact, circumstance or condition that, individually or in the aggregate with any other event, fact, circumstance or condition, has had, or would reasonably be expected to have, a Material Adverse Effect.
2.The representations and warranties of Borrower and each other Loan Party as of the Closing Date set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers) as of the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date).
3.No Default or Event of Default has occurred and is continuing or result from the consummation of the Closing Date Transactions and the funding of the Initial Term Loan on the Closing Date. Immediately after giving effect to the funding of the Initial Term Loan on the Closing Date and the consummation of the other Closing Date Transactions, no Default or Event of Default shall have occurred and be continuing.
4.All necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party as of the Closing Date of the Loan Documents have been obtained, are in full force and effect.
5.There is no injunction, temporary restraining order or pending litigation or any other legal action seeking to enjoin, restrain or prevent the execution of the Loan Documents or the consummation of the transactions contemplated hereby.
6.The proceeds of the Initial Term Loan shall be used solely in accordance with Section 6.10 of the Loan Agreement.

Exhibit I-1-1

[Remainder of page intentionally left blank; signature page follows]
Exhibit I-1-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the date first above written.
MICROVAST, INC., a Delaware corporation, as Borrower

By:    ____________________________
Name:
Title:

Exhibit I-1-2

EXHIBIT I-2
[FORM OF] DELAYED DRAW BORROWING DATE CERTIFICATE
Dated: [●], 2024

THIS DELAYED DRAW BORROWING DATE CERTIFICATE (this “Certificate”) is furnished pursuant to Section 4.2.8 of that certain Loan and Security Agreement, dated as of May 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement and this Certificate shall constitute a “Loan Document” thereunder.

The undersigned, the [●] of Borrower, solely in their official capacity and not in any personal capacity, hereby certifies as follows:
1.The Closing Date has occurred and the Delayed Draw Borrowing Date is prior to the Delayed Draw Commitment Termination Date.
2.The representations and warranties set forth in Section 5 of the Loan Agreement and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Delayed Draw Borrowing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) as of such earlier date).
3.No Default or Event of Default has occurred and is continuing or would result from the making of the Delayed Draw Term Loan. Immediately after giving effect to the funding of the Delayed Draw Term Loan, no Default or Event of Default shall have occurred and be continuing.
4.Since the Closing Date, there has not occurred any event, fact, circumstance or condition that, individually or in the aggregate with any other event, fact, circumstance or condition, has had, or would reasonably be expected to have, a Material Adverse Effect.
5.The proceeds of the Delayed Draw Term Loan shall be used solely in accordance with Section 6.10 of the Loan Agreement.
6.Attached as Annex 1 hereto are true, accurate and complete copies of duly executed payment agreements, entered into among Microvast Energy, Inc., a Colorado corporation and a wholly-owned Subsidiary of Borrower (“Energy”), and each key creditor of Energy as of the Delayed Draw Borrowing Date, in each case, in form and substance reasonably satisfactory to Required Lenders.
Exhibit I-2-1

7.All applicable Milestones designated for satisfaction on or prior to the Delayed Draw Borrowing Date have been accomplished in accordance with the terms in the Loan Agreement (unless waived or extended by the Required Lenders in accordance with the terms of the Loan Agreement).
8.Each of the conditions precedent set forth in Section 4.2 of the Loan Agreement is satisfied at the time of making the Delayed Draw Term Loan and after giving effect thereto.
[Remainder of page intentionally left blank; signature page follows]

Exhibit I-2-2

IN WITNESS WHEREOF, the undersigned has set duly executed and delivered this Certificate as of the date first above written.
MICROVAST, INC., a Delaware corporation, as Borrower

By:    ____________________________
Name:
Title:

Exhibit I-2-3

EXHIBIT J
INTELLECTUAL PROPERTY SECURITY AGREEMENT
[(COPYRIGHTS)] [(PATENTS)] [(TRADEMARKS)]
This INTELLECTUAL PROPERTY SECURITY AGREEMENT [(COPYRIGHTS)] [(PATENTS)] [(TRADEMARKS)] (this “Agreement”) is made as of May 24, 2024, [between] [among] [ ] (individually and collectively, the “Grantor”) in favor of ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for all Lenders (in such capacities, and any successors and permitted assigns thereto in such capacities, “Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below) and this document shall constitute a “Collateral Document” thereunder.
RECITALS:
WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Agent, MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”) and YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”); and
WHEREAS, under the terms of the Loan Agreement, each Grantor has (i) as collateral security for the Obligations, granted to Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the Collateral, including, without limitation, all Intellectual Property of the Grantor and (ii) agreed to execute and deliver this Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and any other governmental agencies having jurisdiction over such Intellectual Property.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and Agent agree as follows:
Section 1.    Grant of Security. As collateral security for the Obligations, Grantor hereby grants to Agent a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following:
(a)    All Copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any state thereof or any other country; all registrations, applications and recording in the United States Copyright Office or any similar office or agency of the United States, and state thereof and any other country; all continuations, renewals, and extensions thereof; and any registration to be issued under pending applications, including, but not limited to, the registrations and applications referred to in Schedule 1 hereto, as the same may be updated from time to time (collectively, the “Copyright Collateral”).
(b)    All Patents, including each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired or used (whether pursuant to a license or otherwise) by
Exhibit J-1

Grantor, in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights and rights to extend such patents and patent rights; all Grantor’s right, title and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings for past, present and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country; all general intangibles relating to the Collateral; and all proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral; and all Grantor’s rights, title and interest, in and to patents and patent applications, including, but not limited to, the patents and patent applications referred to in Schedule 1 hereto, as the same may be updated from time to time (collectively, the “Patent Collateral”).
(c)    All Trademarks (excluding any “intent-to-use” application trademark application prior to the acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law), trade names, corporate names, business names, trade styles, service marks, logos, other sources or business identifiers, prints and labels on which any of the foregoing have appeared or shall appear, designs or general intangibles of like nature, now existing or thereafter adopted or acquired, all registrations and recordings thereof, any applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark office or in any similar office or agency of the United states, any State thereof or any other countries or any political subdivision thereof, and reissues, extensions, and renewals thereof, and the entire goodwill of the business of Grantor connected with or symbolized by such trademarks, including, but not limited, to the registrations and applications referred to in Schedule 1 hereto, as the same may be updated from time to time (collectively, the “Trademark Collateral”, and with the Copyright Collateral and Patent Collateral, the “IP Collateral”).
(d)    Any and all claims for damages by way of past, present, and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above.
(e)    All licenses or other rights to use any of the Copyrights, Patents, or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights.
(f)    All amendments, renewals, and extensions of any of the Copyrights, Trademarks, or Patents.
(g)    All proceeds and products of the foregoing, including without any limitation all payments under issuance or any indemnity or warranty payable in respect of any of the foregoing.
Section 2.    Representations and Warranties. Each Grantor hereby represents and warrants to Agent the following:
Exhibit J-2

(a)     A true and complete schedule setting forth all of Grantor's Copyrights, Patents, and Trademarks on the date hereof, together with the respective titles, filing dates and application or patent numbers thereof is set forth on Schedule 1.
(b)    Grantor is not aware of any present or prospective claim by any third party that any of the Copyrights, Patents, and/or Trademarks are invalid or unenforceable, or that the use of any Copyrights, Patents, and/or Trademarks violates the rights of any third person, or of any basis for any such claims. To Grantor’s knowledge, each of the Copyrights, Patents, and/or Trademarks is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or part, and no claim has been made that any part of the Collateral violates the rights of any third party.
(c)    Grantor is now the sole and exclusive owner of the entire and unencumbered right, title and interest the Collateral, expect for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business, free and clear of any liens, charges, and encumbrances, other than Permitted Liens.
(d)    During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, expect for non-exclusive licenses granted by Grantor (i) in the ordinary course of business, or (ii) as set forth in this Agreement.
(e)    Grantor shall deliver to the Agent within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Agent, listing any applications or registrations that Grantor has made or filed with respect of any patents, copyrights, or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Agent of any material change in the composition of Collateral, including but not limited to any subsequent ownership of rights of the Grantor in or to any Trademark, Patent, or Copyright not specified in this Agreement.
(f)    Grantor shall use reasonable commercial efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, and Copyrights (ii) detect infringement of the Trademarks, Patents, and Copyrights and promptly advise Agent in writing of material infringements detected and (iii) not allow any material Trademarks, Patents, and Copyrights to be abandoned, forfeited, or dedicated to public without prior written consent of Agent (at direction of Required Lenders).
(g)    Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Agent’s prior written consent (at direction of Required Lenders).
(h)     Except for the filing of financing statements with [    ]15 under the Uniform Commercial Code and filings with the [United States Patent and Trademark Office] [United States Copyright Office] necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either for the grant by Grantor of the security interest hereunder or for the execution, delivery or performance of this Agreement by Grantor or for the perfection of Agent’s security interest in the Collateral in the United States.
Section 3.    Recordation; Further Assurances. Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents, the Commissioner of Trademarks and any other government officials to record and register this Agreement and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming or continuing, the security interest granted by
15 To include relevant filing offices.
Exhibit J-3

Grantor hereunder. Grantor will and will cause its Affiliates to, upon the request of Agent, promptly execute and deliver such documents, provide such information and take all further actions as may be necessary or desirable to give full effect to the terms of this Agreement.
Section 4.    After-Acquired Intellectual Property Rights. If Grantor shall obtain right to any new Trademarks, Patents or patentable inventions, and/or Copyrights or becomes entitled to the benefit of any trademarks, copyrights, patent applications and/or patents for any reissue, divisional or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantor shall bear any expenses incurred in connection with future applications for patents, trademarks, and/or copyrights.
Section 5.    Litigation and Proceedings. Grantor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings or other actions for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Grantor shall provide to Agent any information with respect thereto requested by Agent or any Lender. Following Grantor becoming aware thereof, Grantor shall notify Agent of the institution of, or any adverse determination in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any United States, state or foreign court regarding Grantor’s claim of ownership in any of the patents, trademarks, and/or copyrights, its right to apply for the same, or its right to keep and maintain such copyright, trademark, and/or patent rights.
Section 6.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement shall constitute effective delivery of such signature page. This Agreement to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 7.    Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
Section 8.    Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE APPELLATE COURTS THEREOF; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR AND AGENT EACH HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT REFERRED TO
Exhibit J-4

ABOVE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 9.    Waiver of Jury Trial. THE GRANTOR, AGENT AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 10.    Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Loan Agreement.
Section 11.    Conflict Provision. This Agreement has been entered into in conjunction with the provisions of the Loan Agreement. In the event that any provisions of this Agreement are in conflict with the Loan Agreement, the provisions of the Loan Agreement shall govern.
Section 12.    Successors and Assigns. This Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Page Follows]
Exhibit J-5

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.
GRANTOR:

[_________________], a [______________]

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

[Signature Page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.
ACQUIOM AGENCY SERVICES LLC,
as Agent

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit J-7
DM_US 205607103-6.123514.0011

EXHIBIT L-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”).
Pursuant to the provisions of Section 3.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit L-1

EXHIBIT L-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”).
Pursuant to the provisions of Section 3.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit L-2

Exhibit L-3

Error! Unknown document property name.

DM_US 205607103-6.123514.0011

EXHIBIT L-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”).
Pursuant to the provisions of Section 3.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF PARTICIPANT]
By:_________________________________
Name:
Title:
Exhibit L-3

Date: ________ __, 20[ ]
Exhibit L-3

Error! Unknown document property name.

DM_US 205607103-6.123514.0011

EXHIBIT L-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 24, 2024 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among MICROVAST HOLDINGS, INC., a Delaware corporation (“Holdings”), MICROVAST, INC., a Delaware corporation (“Borrower”), each subsidiary of Holdings that is or may, from time to time, become a “Guarantor” party thereto (and, together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”; and, together with Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), YANG WU (the “Initial Lender” and, together with the Initial Lender’s permitted successors and assigns, the “Lenders”) and ACQUIOM AGENCY SERVICES LLC, in its respective capacities as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and permitted assigns thereto in such capacities, “Agent”).
Pursuant to the provisions of Section 3.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]
By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]
Exhibit L-4

Exhibit L-4